As filed with the Securities and Exchange Commission on July 25, 1996
                                                       Registration No. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                           SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549
                                    ------------------
                                   REGISTRATION STATEMENT
                                       ON FORM S-1
                              UNDER THE SECURITIES ACT OF 1933
                                    ------------------

                         HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                   (Exact name or registrant as specified in its charter)

Delaware                             2721                   54-1799019
- --------                          ---------                 ----------
(State or Other                (Primary Standard           (IRS Employer
Jurisdiction of             Industrial Classification      Identification
Incorporation or                    Number)                    Number)
Organization)

                                    -----------------

                          1320 Old Chain Bridge Road -- Suite 220
                                  McLean, Virginia 22101
                                     (703) 883-1836
                     (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive office)

                                    -----------------

                                        Copy To:
                                    Carl N. Duncan, Esq.
                             Bayh, Connaughton & Malone, P.C.
                             1350 I Street, N.W. -- Suite 200
                                   Washington, D.C. 20005
                                        (202) 962-9437

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                    As soon as practicable after the effective date of the
                                  Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].

                           CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
  Title of Each Class                                            Proposed Maximum       Amount of
 of Securities to be    Amount to be     Proposed Maximum            Aggregate        Registration
   Registered           Registered*    Offering Price per Share*  Offering Price          Fee
- ---------------------------------------------------------------------------------------------------
Shares of Common        5,000,000
Stock                     Shares              $5.00                 $25,000,000            $8,610
- ---------------------------------------------------------------------------------------------------

*Estimated for purposes of calculation of the registration fee only and assuming that the $25,000,000 maximum is sold during this Offering Period at the price of $5.00 per Share.

                                    ------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                               CROSS REFERENCE SHEET
                 (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
                           REQUIRED BY ITEMS OF FORM S-1)


An asterisk (*) under "Caption in Prospectus" indicates that the answer to the item of Form S-1 Part I is negative or inapplicable.


ITEMS IN FORM S-1                                        CAPTION IN PROSPECTUS
- -----------------                                        ---------------------
 1.   Forepart of the Registration Statement
      and Outside Front Cover of Prospectus. . . . .     Front Cover Page

 2.   Inside Front and Outside Back Cover
      Pages of Prospectus. . . . . . . . . . . . . .     Front Cover Page; Risk Factors

 3.   Summary Information and Risk Factors . . . . .     Summary; Risk Factors

 4.   Use of Proceeds. . . . . . . . . . . . . . . .     Application of Proceeds

 5.   Determination of Offering Price. . . . . . . .     Cover Page

 6.   Dilution . . . . . . . . . . . . . . . . . . .     Dilution

 7.   Selling Security Holders . . . . . . . . . . .     *

 8.   Plan of Distribution . . . . . . . . . . . . .     Plan of Distribution

 9.   Description of Securities to be
      Registered . . . . . . . . . . . . . . . . . .     Cover Page; Description of Capital Stock

10.   Interest of Named Experts and Counsel. . . . .     Conflicts of Interest

11.   Information with Respect                           Cover Page; Summary;
      to the Registrant. . . . . . . . . . . . . . .     The Company; Description of Capital Stock


12.   Disclosure of Commission Position on               Fiduciary Responsibility of
      Indemnification for Securities Act                 Company's Management;
      Liabilities. . . . . . . . . . . . . . . . . .     Description of Capital Stock


PROSPECTUS                        $25,000,000                 SEPTEMBER   , 1996

                        5,000,000 SHARES OF COMMON STOCK

                   HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

     5,000,000 shares of common stock (the "Shares") are being offered hereby by Heartland Communications & Management, Inc., a Delaware corporation (the "Company"), on a best-efforts basis. The Company will be engaged in a broad-based communications and management business aimed at specific targeted markets, including the development, production, marketing and syndication of advertising-supported broadcast programs and print products. (See "The Company -- Specific Projects Under Consideration.") These products are designed to meet the expanding needs of the media business for creative content -- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. The Company's Heartland Radio Network, directly or indirectly, will not only produce news, information and talk programming of its own but assist in the development of programming by outside producers, secure syndication opportunities for them and share in the revenue. The Company will be paid a specific negotiated portion of the gross advertising receipts and/or income (or some combination) of several talk radio shows, one of which is on more than 80 radio stations across the U.S. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and is currently investigating the acquisition of a satellite-based program radio network (to permit the Company to act as a satellite-based program distributor). In addition, the Company has the option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies. In addition, the Company seeks out promising investment opportunities where it will take a passive investment position in certain management companies (but not so much as to subject the Company to the Investment Company Act of 1940). The first such situation relates to an option to obtain a minority interest in a money management firm which is planning its first targeted product, a private investment company (sometimes called a "hedge fund"), and an option to acquire 50% of the management fees relating to its next two contemplated products, either an inflation index fund and/or a mutual fund, in return for providing the funding associated with such proposed start-ups. At the present time, all such investment opportunities are contingent on the successful completion of this offering and due diligence supporting the viability of the investment.

     Unless earlier terminated, the Initial Offering Period will be up to two
(2) months from the date hereof unless, in the sole discretion of the Company and Selling Agent, it is extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $25,000,000 of such Shares. (See "Plan of Distribution.") The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and (2) the Company has accepted such subscriptions, will mark the end of the Initial Offering Period. As described in greater detail in "Plan of Distribution," the offering is being made pursuant to a Registration Statement which may be extended for additional periods which will, in the aggregate, not exceed 18 months from the date of this Prospectus (the "Continuous Offering Period"). During both the Initial and Continuous Offering Periods (up to 9 and 18 months, respectively), Shares will be offered at $5.00 per share, inclusive of an 8 1/2% selling commission (the "Selling Price"). (See "Notes to the Cover Page.") If a minimum of $2,000,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all net interest earned thereon. The minimum purchase is $5,000 except that the Company in its discretion (IRA accounts, for example) may accept less; additional purchases by existing Shareholders may be made in the amount of $1,000 or more.

     See "Risk Factors" for certain factors that should be considered by prospective investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

POTENTIAL INVESTORS IN THE COMPANY ARE ADVISED THAT AN INVESTMENT IN ITS SHARES IS SUBJECT TO THE FOLLOWING CONSIDERATIONS, AMONG OTHERS:

- -    Communications and/or management companies can be speculative and volatile and involve significant risks, including those discussed in "Risk Factors."
- -    The Company has not had significant prior operations, and market acceptance is beyond the control of management. (See "The Company" and "Risk
     Factors.")
- -    Certain conflicts of interest exist in the management of the Company. (See
     "Conflicts of Interest.")
- -    The success of the Company is dependent on its management. (See "The
     Company -- Management" and "Risk Factors -- Reliance on Management.")


- -----------------------------------------------------------------------------------------------------------------------
                        Price to Public During Initial Offering        Selling                  Proceeds to Company (3)
                        Period (1)(2)(3)                               Commission (2)(3)
- -----------------------------------------------------------------------------------------------------------------------
Per Share                                                 $5.00                   $0.45                      $4.575
Total Minimum                                        $2,000,000                 $170,000                 $1,830,000
Total Maximum                                       $25,000,000               $2,125,000                $22,875,000
- -----------------------------------------------------------------------------------------------------------------------

(1) During this Offering Period, there is a $5,000 minimum (except that the Company in its discretion -- IRA accounts, for example -- may accept less, and existing Shareholders may make additional purchases in the amount of $1,000 or more).
(2) A selling commission of 8 1/2% will be paid on all Shares sold. The Company has agreed to indemnify the Selling Agent (and any Additional Selling Agents) against certain liabilities, including any that may exist under the Securities Act of 1933. (See "Plan of Distribution.")
(3) These amounts are before deducting offering expenses, (estimated at $220,000 in the case of the minimum offering and $805,000 in the case of the maximum offering) payable by the Company.

     UNTIL DECEMBER  , 1996 (90 DAYS AFTER THE DATE HEREOF), ANY
BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATES ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE DATE OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              INVESTMENT REQUIREMENTS

Subscriptions for the purchase of the Shares offered hereby are subject to the following conditions:

(1) The minimum initial purchase is $5,000 subject to discretion of the Company to accept less. (See "Plan of Distribution.") There is generally no limit on the maximum number of Shares that may be purchased by any one investor, except as limited by applicable regulatory considerations. (See, for example, "ERISA Considerations.")

(2) Each purchaser must represent in the Subscription Agreement and Power of Attorney that he has (a) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $50,000 (similarly calculated) and an annual adjusted gross income of not less than $25,000. The Administrators of securities laws of certain states have imposed additional suitability requirements for investments by residents of such states. (See Annex to the Subscription Agreement and Power of Attorney).

(3) In the case of a pension, profit sharing plan or trust or any tax-deferred or tax-exempt entity, including retirement plans, the trustee or custodian must represent that he, she or it is authorized to execute such subscription on behalf of the plan and that such investment is not prohibited by law or the plan's governing documents.

(4) The Company may reject any subscription. All subscriptions received are irrevocable.

(5) The Company and any Selling Agent must have reasonable grounds to believe, on the basis of information obtained from the purchaser concerning his financial situation and needs and any other information known by the Company and/or any Selling Agent that (a) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (b) the purchaser has a net worth sufficient to sustain the risks inherent in an investment in the Company, including possible losses on their investment and lack of liquidity; and (c) the Company is otherwise a suitable investment for the purchaser.

(6) Shares will be legended to restrict transfer until the offering terminates and may be subject to restrictions on transfers thereafter to persons who meet specified suitability requirements. This may reduce the possibility of any trading market developing in the Shares for an additional period of time after the close of the offering. (See "Risk Factors -- No Market For The Company's Shares; Non-Transferability Of Shares Until Offering Period Ends.")

            -----------------------------------------------

     FOLLOWING THE CONCLUSION OF EACH FISCAL YEAR, SHAREHOLDERS WILL RECEIVE AN ANNUAL REPORT, INCLUDING A BALANCE SHEET, STATEMENTS OF OPERATIONS, CASH FLOWS AND SHAREHOLDERS' EQUITY AND RELATED FOOTNOTES. THE FINANCIAL STATEMENTS CONTAINED IN THE ANNUAL REPORT WILL BE AUDITED BY THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. UNAUDITED QUARTERLY REPORTS ON OPERATIONS WILL ALSO BE DISTRIBUTED TO SHAREHOLDERS OR MADE AVAILABLE THROUGH E-MAIL AND/OR THE INTERNET.

                                 TABLE OF CONTENTS

Descriptive Title                                                          Page
- -----------------                                                          ----
INVESTMENT REQUIREMENTS

PROSPECTUS SUMMARY

SUMMARY FINANCIAL DATA

PRO FORMA FINANCIAL INFORMATION

INTRODUCTORY STATEMENT: WHO SHOULD INVEST

RISK FACTORS

FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

THE COMPANY
      General
      Introduction
      Specific Opportunities Under Consideration
      Management Employees and Property
      Securities Ownership Of Certain Beneficial Owners And Management Selected Financial Data
      Management's Discussion And Analysis And Results Of Operations

CONFLICTS OF INTEREST

APPLICATION OF PROCEEDS

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

CAPITALIZATION

DILUTION

DESCRIPTION OF CAPITAL STOCK

PLAN OF DISTRIBUTION

ERISA CONSIDERATIONS

LEGAL MATTERS

EXPERTS

AVAILABLE INFORMATION

APPENDIX I (Financial Statements)

APPENDIX II (ALVERY BARTLETT BIOGRAPHY)

EXHIBIT A - SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                                     [GRAPHIC]



            [GRAPHIC]                                     [GRAPHIC]






            [GRAPHIC]                                     [GRAPHIC]

                                PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. ALL REFERENCES IN THIS PROSPECTUS TO SHARES ARE AS OF MAY 18, 1996, UNLESS OTHERWISE SPECIFIED. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                   The Company

     Heartland Communications & Management, Inc. is a recently organized Delaware corporation which will engage in a broad-based communications and management business aimed at specific targeted markets. At the present time, the Company has engaged mostly in organizational activities to structure the various business areas. The Company, directly or indirectly, also has contracts to market, produce and/or distribute certain syndicated radio programs. (As of the date of this Prospectus, the Company's talk shows include "America The Beautiful" (with Mike Foudy), "Rodham Radio" (with Hugh Rodham), "Synergy" (with Robbie Patterson), the "Doug Casey Show," "End of the Line" (with Jeff Rense) and "The Travel Show" (with Larry Gelwix and Danny Kramer); "For Women Only" (with Kathleen Schafer) is a show currently under development.) It is also performing initial due diligence on various other business development opportunities. For example, the Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and is currently investigating the acquisition of a network (to allow the Company to act as its own program distributor). In addition, the Company has an option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies. In addition, the Company has an option (the first of its proposed passive investment positions in certain management companies so long as not thereby subjected to the Investment Company Act of 1940) to obtain a minority investment interest in a money management firm which is planning its first product, a private investment company, and an option to acquire 50% of the management fees relating to such money management firm's next two contemplated targeted products, an inflation fund and/or mutual fund, in return for providing the funding associated with such proposed start-up(s). (See "The Company -- Specific Projects Under Consideration.")

     The Company was incorporated on March 27, 1996 in Delaware. Its par value $.001 Shares are not expected initially to be listed on NASDAQ, the American Stock Exchange or any other listed market for at least 6 to 18 months after the offering commences. In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until the Offering Period ends. (See "Risk Factors -- No Market For The Company's Shares; Non-Transferability Of Shares Until Offering Period Ends.")

                                   The Offering

Securities      5,000,000 Shares having an aggregate offering price of
                $25,000,000 are being offered at $5.00 per share (the "Selling
                Price") during this Offering Period. (See "Plan of Distribution" and Cover Page.)

Offering As described in greater detail in "Plan of Distribution" and on the Cover Page, the Initial Offering Period begins Period on the date of this Prospectus and may continue for up to nine (9) months thereafter, unless earlier terminated or extended. (The date that (1) subscriptions for a minimum of $2,000,000 of Shares have been received and (2) the Company has closed the initial escrow will mark the end of the Initial Offering Period.) Subject to pertinent securities requirements, the Company expects to update this Prospectus after its Initial Offering Period and continue the offering (the "Continuous Offering Period") for up to 18 months from the date of this Prospectus if, as expected, the $25,000,000 maximum is not achieved during the Initial Offering Period.

Proceeds Held   All subscriptions during the Initial Offering Period will be held in an escrow account with George Mason Bank, McLean, Virginia. Such proceeds will not be paid to the Company until receipt of the minimum offering amount of $2,000,000;
                thereafter, if such minimum is achieved, the offering will continue at the Company's $5.00 per share Selling Price. If the minimum offering amount of $2,000,000 is not achieved, the related proceeds and the interest earned thereon will be returned to the investors. Even after the Initial Offering
                Period (so long as at least the $2,000,000 minimum is achieved), subscriptions will continue to be escrowed with George Mason
                Bank pending (i) month-end acceptance or (ii) acceptance in "tranches" of at least $250,000, whichever first occurs.

Minimum The minimum purchase is $5,000 and minimum additional purchase(s) by an existing Shareholder is $1,000. Subscription (See "Investment Requirements" and "Plan of
                Distribution--Subscriptions.")

Risks and       An investment in the Company involves substantial risks due in
Conflicts of    part to the highly speculative nature of the communications
Interest        and management business and to the costs which the Company will incur. (See "Conflicts of Interest.") Risks inherent in investing in the Company are discussed under "Risk Factors."

Plan of         The Shares are being offered on a best-efforts basis by
Additional      registered broker-dealers (the "Selling and/or Selling Agents").
Distribution    (See "Plan of Distribution.")

Application of  Proceeds of this offering will be applied to certain
Proceeds contemplated acquisitions and/or start-ups outlined herein and for working capital purposes. (See "Application of Proceeds.") Specifically, depending on the amount and timing of funds raised, the Company expects that it will (but is not required to): fully fund its Heartland Radio Network and a possible communications acquisition and partially fund the proposed magazine for teens once the $2,000,000 minimum is achieved; fund the foregoing and partially fund Alvery Bartlett Fund Management Co. once $5,000,000 is raised; fund the foregoing and Alvery Bartlett Fund Management Co. and partially fund a national sports weekly once $12,500,000 is raised; and fully fund the foregoing if the $25,000,000 offering is achieved. (See "Application of Proceeds" and "The Company.")

                               SUMMARY FINANCIAL DATA

     The Summary Financial Information, all of which (except the information for the three months ended March 31, 1995) has been derived from audited financial statements included elsewhere in this Prospectus, reflects the operations of Heartland Capital Corporation, ("HCC" and "Predecessor Company"), the majority of whose development and contract rights were assigned to the Company ("Successor Company") on May 17, 1996. The Company has had no operations before the transfer of the majority of HCC's operations as of May 17, 1996.


                                      HCC (Predecessor Company)(1)(3)                             HCMI - (Successor Co.)(1)(3)
                      ----------------------------------------------------------    ---------------------------------------------
                                                                          From
                         6/23/94                                        6/23/94        3/27/96
                        (Date of                                       (Date of        Date of
                      Formation)               3 Months   3 Months   Formation)     Formation)
                         Through  Year Ended      Ended      Ended      Through        Through
                        12/31/94    12/31/95    3/31/96    3/31/96      3/31/96        4/30/96
                        --------    --------    -------    -------      -------     ----------
Income Statement
Data:

Revenue                $   -       $    647    $    -     $   2,106     $   2,573        $   -

Costs and expenses     $ 211,172   $ 506,092   $ 71,643   $ 160,318     $ 877,582        $   -

Loss from operations   $(211,172)  $(505,445)  $(71,643)  $(158,212)    $(874,829)       $   -

Interest expense, net  $   8,342   $  10,720   $  3,709   $   1,514     $  20,576        $   -

Net loss (5)           $(219,514)  $(516,165)  $(75,352)  $(159,726)    $(895,405)       $   -

Net loss per share     $    (.03)  $    (.07)  $   (.01)  $    (.02)    $    (.11)       $   -

Common and
common equivalent
shares outstanding(2)  7,851,000   7,851,000  7,851,000   7,851,000     7,851,000            -


                                   HCC (Predecessor Company)(1)(3)                            HCMI (Successor Company)(1)(3)
                      ----------------------------------------------------------    --------------------------------------------
                                                 As of
                      ----------------------------------------------------------       As of         As Adjustd (4)
Balance Sheet Data:   12/31/94           12/31/95          3/31/95       3/31/96      4/30/96     Minimum     Maximum
                      --------           --------          -------       -------      --------    -------     --------
Working capital
(deficiency)         $ (245,214)        $(333,529)       $(308,179)    $(266,989)    $(91,180) $   53,820     $723,820

Total assets           $ 36,274          $184,800          $36,913      $338,667     $100,696  $1,685,696  $21,420,696

Stockholders' equity
(deficit)             $(217,714)        $(171,379)       $(293,066)     $(35,051)    $  4,758  $1,614,758  $22,074,758

Accumulated deficit   $(219,514)        $(735,679)       $(294,866)    $(895,405)    $    -    $    -      $    -

- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company has yet to commence operations and is presented as the Successor to HCC which, in turn, is deemed the "Predecessor" in the above table.

(2) Common and common equivalent shares outstanding is based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering (IPO) price within a year prior to the initial filing, or in contemplation of the IPO, should be treated as outstanding for all reported periods. Consequently, 7,851,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC.

(3) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, HCC has incurred losses since inception and both the Company and HCC have negative working capital. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns.

In this regard, see Reports of the Independent Certified Public Accountants accompanying the Company's and HCC's audited financial statements appearing elsewhere herein which cite substantial doubt about the Company's and HCC's ability to continue as going concerns. There can be no assurance that the Company and HCC will achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected.

(4) Assumes completion of the Offering and application of the net proceeds of $1,610,000 in the case of the minimum offering and $22,070,000 in the case of the maximum offering.

(5) There have been no, nor are there expected to be, cash dividends.

                         PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Furthermore, where historical activities have been transferred to the Company, there has been, at best, minimum historical activity. Consequently, pro forma information would serve no useful purpose. Furthermore, full financial statements have been presented which include these transferred activities, notably for Heartland Capital Corporation and ATB Productions, L.L.C., as well as for the Company. (See Appendix I.) In addition, summary financial data is provided in "Selected Financial Data."

                             INTRODUCTORY STATEMENT:
                                WHO SHOULD INVEST

     PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.

     Each subscriber will be required to make certain representations as to his net worth and income. (See "Investment Requirements" and the Subscription Agreement and Power of Attorney attached as Exhibit A.) The Company believes that prospective investors should consider the Shares as a long-term investment. There is no public market for these Shares, and none is likely to develop for approximately 6 to 18 months after this offering commences. In fact, no public market can develop until the offering terminates. (See "No Market For The Company's Shares; Non-Transferability Of Shares Until Offering Period Ends..")

     In addition, offerees should not purchase Shares with the expectation of sheltering income.

                                 RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS BEFORE PURCHASING THE SHARES OFFERED HEREBY.

(1) EARLY STAGE OF DEVELOPMENT; LIMITED HISTORY OF OPERATIONS; ACTIVITIES' HISTORICAL NET LOSSES; NEED FOR ADDITIONAL CAPITAL; GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. While certain activities are being assigned to the Company from an affiliate, Heartland Capital Corporation, it is in the early stage of development and has no history of operations. (See "The Company -- Introduction" and "Conflicts Of Interest.") To the extent that the Company implements its business plan, the Company's business will be subject to all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Reliance On Management.") In addition, the Company's future success will depend upon many factors, including those which may be beyond its control or which cannot be predicted at this time, such as increased levels of competition (including the emergence of additional competitors, changes in economic conditions, emergence of new technologies and changes in governmental regulations).

     Such factors raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company's audited financial statements appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion And Analysis Of Financial Condition And Prospective Results Of Operations.")

     As a result of these and other factors, there can be no assurance that the Company's proposed activities and/or acquisitions will be successful or that the Company will be able to achieve or maintain profitable operations. The Company's minimal capital resources are not adequate to fully implement its business plan. Accordingly, whether the Company achieves the $2,000,000 minimum or the $25,000,000 maximum offering associated with this Offering Period, the Company is expected to require additional financing. There can be no assurance that any such additional financing that is required will be available to the Company if and when required, or on terms acceptable to the Company, or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing Shareholders.

(2) RELIANCE ON MANAGEMENT. Although members of management have significant experience and expertise in the identification, acquisition and operation of various businesses, none of its members previously has operated such a broad-based communications and management company. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or companies to acquire, to the Company's management. This potential risk is even more important in this offering since the Company's business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and none of whom is required to devote their services exclusively to the Company. The Company has entered into an employment agreement (which contains non-compete provisions) with each of Gerald Garcia, Michael L. Foudy, Bradford W. Baker and Bradley B. Niemcek; the loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company maintains key man life insurance of $1,000,000 on each of Mr. Garcia and Mr. Foudy. These employment agreements contain non-compete provisions; however, there can be no assurance that the Company will be able to retain such employees or prevent them from competing with the Company in the event of their departure.

(3) BROAD DISCRETION OF MANAGEMENT WITH REGARD TO USE OF PROCEEDS. A significant portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated communications-related activities and/or acquisitions. While the Company expects to use proceeds of this offering as outlined in "Application Of Proceeds", management of the Company retains broad discretion as to the specific use of such funds.

(4) FUTURE EXPANSION. As a result of this offering, the Company is expected to experience significant expansion, including expansion into certain activities which neither the Company nor its management has previously operated. In addition, the Company is pursuing additional opportunities for expansion through the acquisition of additional communications and/or management companies and, to that end, is expected to be regularly involved in discussions with third parties regarding potential acquisitions. Although no agreements have been reached regarding any such potential acquisition, in light of the Company's pursuit of additional acquisitions and funding in this and future offerings, it is likely that the Company will experience significant expansion in the future. Although Mr. Garcia has previously served as vice president of the regional operations of Gannett West Newspaper Group (which had significant revenues), it is possible (as a result of these recent preliminary activities -- and potential future acquisitions) that the Company's management will be required to manage a larger business operation than historically has been the case. There can be no assurance that the

Company will be able to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded portfolio of activities.

(5) FUTURE ACQUISITIONS. To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and investments. There can be no assurance that future acquisitions will be available and, if they are, will be consummated on terms favorable to the Company or that any newly acquired companies will be successfully integrated into the Company's operations. The Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future acquisitions.

(6) COMPETITION. The Company's business plan spans a variety of businesses, many of which overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors could materially and adversely affect the Company's ability to achieve profitability. For example, to the extent that ownership of stations is consolidated among only a few owners (see below), there may be a reduction in the market for independently produced programs the Company has developed or will develop. In addition, as the Company seeks to increase market penetration, its success will depend, in part, on its ability to gain market share from established competitors. For example, the success of each of the Company's talk show activities is dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. Similarly, the broadcasting and newspaper publishing industry are highly competitive businesses. The Company will compete for listeners and/or readers and advertising revenue directly with other radio networks, print and other media, within their respective markets. The Company's audience ratings and market share are subject to change, and any adverse change in a particular market could have a material and adverse effect on the revenue of the Company and/or publishers located in that market. There can be no assurance that any one of the Company's properties will be able to attain, maintain and/or increase its current audience ratings, readership and advertising revenue market share.

(7) NO MARKET STUDIES. In formulating its business plan, the Company has relied on the judgment of management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future.

(8) FEASIBILITY. Directly or indirectly, the Company will use a significant portion of the proceeds of this offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify the plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

(9) DISTRIBUTIONS AT DISCRETION OF MANAGEMENT; PAYMENT OF DIVIDENDS UNLIKELY. Distributions, if any, to shareholders are at the discretion of management which does not presently intend to declare dividends. (See "Conflicts of Interest -- Distributions Would Reduce Funds Available For Expanding Operations Or To Make Acquisitions.") In fact, the Company anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business. Moreover, the Company may be restricted from paying dividends to its Shareholders under future credit or other financing agreement(s). (See "Absence Of Public Market And Dividend Policy.")

(10) NO MARKET FOR THE COMPANY'S SHARES; NON-TRANSFERABILITY OF SHARES UNTIL OFFERING PERIOD ENDS. The Company's Shares are not publicly traded, and there can be no assurance that a public market ever will develop. The Company does not intend to apply for listing of the Shares on NASDAQ, the American Stock Exchange or any other listed market until the end of this Offering Period, (currently estimated, as it may be extended, 6 to 18 months after the offering commences). In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until the Offering Period ends -- either because the $25,000,000 maximum offering is achieved or the offering is terminated on a date not more than 18 months from the date of this Prospectus. (See "Investment Requirements.")

     The Company has been advised by the Selling Agent that it does not intend to make a market in the Shares until after the Offering Period, as it may be extended, is concluded. However, even if the Selling Agent did become a market maker of the Company's Shares, any Selling Agent acting as a marketmaker may discontinue such activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. Accordingly, prospective investors should consider the purchase of Shares only as a long-term investment.

(11) LEVERAGE. While the Company has no long-term debt currently, the Company anticipates that the proceeds of this offering will be used to finance future activities and/or acquisitions of communications and/or management companies, and for general corporate purposes. (See Application Of Proceeds.) The Company may issue debt securities from time to time subject, among other things, to compliance with applicable securities law considerations and possible future credit or other financing agreements.

(12) CYCLICALITY. Advertising revenues of the Company, as well as those of the media generally, are often cyclical and dependent upon general economic conditions. Historically, advertising revenues have increased with the beginning of an economic recovery, principally with increases in classified advertising for employment, housing and automobiles. Decreases in advertising revenues have historically corresponded with general economic downturns and regional recessions and local conditions. Management believes, however, that the Company's pricing strategies, distribution, production cost structure, marketing strategy and management's experience mitigate, to some degree, the effects of an economic downturn to the extent such downturn is regional. Moreover, the diverse nature of its targeted businesses -- talk radio, a satellite distribution system, targeted print products, management and marketing services, Internet and related media components -- should reduce the cyclical risk often associated with communications companies.

(13) ABSENCE OF CERTAIN STATUTORY REGISTRATION. Neither the management nor the Company is (nor does management believe it is required to be) registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, each as amended; therefore, purchasers of the Shares will not be afforded any protection provided by those Acts. The Company intends to examine opportunities that, if pursued, may become wholly owned subsidiaries of the Company; alternatively, those pursued activities may take the form of providing, directly or indirectly, financing and/or providing management services to affiliated or non-affiliated companies. Under pertinent operating criteria, the Company will intend to conduct its operations so that it does not come under the regulation of the Investment Company Act of 1940, as amended.

(14) DEPENDENCE ON OUTSIDE ADVISORS. In order to supplement the business experience and expertise of the Company's management, the Company may employ accountants, technical experts, appraisers, attorneys and other consultants or advisors. The selection of such consultants or advisors will be made by the Company's management without any influence or control by shareholders. (See "The Company -- Professional Advisors.")

(15) DETERMINATION OF OFFERING PRICE. The offering price of the Shares offered hereby has been determined by the Company and the Selling Agent and bears no direct relationship to the Company's asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this offering. For example, the Company's existing Shareholders acquired their Shares at $.50 per share. (See "Capitalization and Dilution.")

(16) DILUTION. This offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the Initial Offering Period will pay $5.00 per share which, upon completion of this offering, will have a net tangible book value (based on the Company's balance sheet as of April 30, 1996, after giving effect to this offering) of approximately $.39 if the $2,000,000 offering is achieved and $2.56 if the $25,000,000 maximum offering is achieved. That represents dilution of $4.61 per share (or approximately 92%) at the $2,000,000 level and $2.44 per share (or approximately 49%) at the $25,000,000 level. (See "Capitalization and Dilution.")

(17) POSSIBLE ISSUANCE OF PREFERRED STOCK. While none is currently issued, the Company is authorized to issue up to 10,000,000 shares of Preferred Stock, par value $.001 per share. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by the Company's shareholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions as determined by the Board of Directors. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of Preferred Stock in the future could adversely affect the rights of the holders of the underlying common stock and, therefore, reduce their value. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the Principal Shareholders and other present owners.

(18) CONTROL BY THE PRINCIPAL STOCKHOLDERS. Prior to the Offering, individual officers, directors, advisors and more than 10% shareholders (the "Principal Stockholders") owned in the aggregate approximately 43% of the Shares. (See "Management -- Security Ownership Of Certain Beneficial Owners and Management.") Upon completion of the offering, the Principal Stockholders' and their affiliates' aggregate ownership Shares in the Company will permit them to retain approximately 28% of the Shares, assuming the $25,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $25,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company's directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(19) FUTURE SALES OF SHARES. The Principal Stockholders beneficially hold 3,927,500 Shares. All of such Shares held by the Principal Stockholders are "restricted" as defined in Rule 144 under the Securities Act ("Rule 144"). All of these restricted Shares have been owned beneficially for less than two years by existing shareholders and may not be sold in the market pursuant to Rule
144 with regard to sales by affiliates until at least two years have passed from the date of their purchase. The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

(20) RADIO AND TELEVISION BROADCASTING INDUSTRY SUBJECT TO FEDERAL REGULATION. The radio and television broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio and television broadcast station operating licenses. Initially, however, no operations of the Company are subject to the FCC regulations and, unless it acquires radio and/or television stations, the Company's business will not be dependent upon its obtaining and holding broadcasting licenses from the FCC. In the future, it is possible the Company may seek to acquire radio and/or television broadcast facilities. While not currently applicable, it is noted that the Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters (including technological changes) which could, directly or indirectly, affect the operations and ownership of the Company. For example, the recently enacted Telecommunications Act of 1995 relaxes the current limitations imposed on the number and location of broadcasting properties that may be owned by any one person or entity; such regulations had not permitted any person or entity to own more than two FM or two AM radio stations in any one market over a specified size or in excess of 20 FM and 20 AM radio stations in the aggregate and restricted ownership of licensed properties by foreign nationals. (See "Competition" above.)

                                 CONFLICTS OF INTEREST

     THE FOLLOWING INHERENT OR POTENTIAL CONFLICTS OF INTERESTS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE SUBSCRIBING FOR SHARES. (SEE DISCLAIMER AT THE END OF THE FOLLOWING DISCUSSION REGARDING CERTAIN SPECIFIC TRANSACTIONS.)

GENERALLY

(1) CERTAIN MEMBERS OF MANAGEMENT ARE NOT REQUIRED TO DEVOTE FULL-TIME TO THE BUSINESS ACTIVITIES OF THE COMPANY. Most, if not all, members of management have professional responsibilities to entities other than the Company. Some of those are complementary (for example, media related activities originally developed by ATB Productions, L.L.C., an affiliate). Others, however, may be pursued within the discretion of those individual members of management. However, as described in "Fiduciary Responsibility Of The Company's Management" below, those activities are subject to fiduciary standards even if full-time is not devoted to the Company. Moreover, any activities that can be characterized as communications and/or management-related in character are required to be submitted to the Company for consideration pursuant to a right of first refusal to acquire such business and/or project on terms comparable to what an independent third party would pay.

(2) DISTRIBUTIONS WOULD REDUCE FUNDS AVAILABLE FOR EXPANDING OPERATIONS TO MAKE ACQUISITIONS. The amount and frequency of dividends declared and/or distributed to Shareholders is solely within the discretion of the Company. Since certain fees to management and/or related parties are, directly or indirectly, related to assets of the Company and the Company seeks to invest those funds to the maximum extent feasible, management would suffer an economic disadvantage if the Company reduced its assets through such distributions to Shareholders. Consequently, the Company does not expect to declare dividends for the foreseeable future.

(3) FUTURE RELATIONSHIPS. In undertaking activities which comprise the Company's business plan, the Company may provide services to related entities. In addition, the Company may consider investments in or with related entities such as Shareholders of the Company or acquire businesses identified by an affiliate. The Company will seek to avoid any actual or perceived conflicts and will develop procedures with regard to such activities to minimize the effect of such potential, actual or perceived conflicts. (See "Certain Related Party Transactions" below.) For example, any director or officer must recuse themselves from any negotiations or Board consideration if they have any personal interest in the matter(s) under consideration.

(4) FEES TO ADVISORS. Persons who serve as professional advisors to the Company may receive compensation for services in their respective capacity. (See "The Company -- Professional Advisors".) To the extent such professional advisors (or the firms with which they are associated) do receive compensation, the Company believes these fees are no less favorable than those which could be obtained for comparable services from unaffiliated third parties.

(5) OTHER RELATIONSHIPS. Messrs. Sivertsen, Garcia and Foudy, each of whom is a director of the Company, are directors and officers of HCC, an affiliate of the Company. Mr. Foudy, a host of one of the Company's talk shows on its Heartland Radio Network, is an officer and director of the Company as well as the managing member of ATB Productions, L.L.C. (ATB). Mr. Sivertsen is an employee of DeRand Corporation of America, the financial advisor of HCC and an investor in the Company and HCC, and serves as an officer or director of various DeRand subsidiaries. Ms. Moore, Ms. Denora and Mr. Ryan Smith are officers of the Company and investors in ATB. Messrs. Garcia, Niemcek and Baker are officers of the Company, and all three have interests in affiliated entities (Messrs. Garcia and Niemcek in ATB) or possible activities to be pursued by the Company (Mr. Garcia and Mr. Baker in the proposed magazine for teens and in the proposed national sports weekly). Messrs. Garcia and Foudy, each of whom is an officer and director of the Company, are investors in ATB. Edward S. DeBolt is an investor in the Company and ATB; Chairman of and investor in HCC, an affiliate of the Company; provides consulting services to the Company; and is the sole principal of The DCM Group which is the landlord, and a major vendor of products and services, to the Company. (See below and Certain Related Party Transactions with regard to specific situations.)

(6) GERALD GARCIA RELATIONSHIPS. Gerald Garcia is the Chairman of the Company and President of both the Company and HCC. To the extent that the relationships overlap, there may exist a conflict of responsibilities by Mr. Garcia to such entities. Moreover, Mr. Garcia is a partner with Bradford W. Baker who has developed the magazine for teens and national sports weekly concepts. Consequently, the terms negotiated by the Company, including a 50% joint venture interest being retained by Messrs. Garcia and Baker although funding is expected to be provided entirely by the Company, may have not been established on an arms'-length basis. In the same context, Mr. Baker is Secretary/Treasurer of the Company and may have similar conflicts. (See below and "Certain Related Party Transactions" with regard to specific factual circumstances.)

(7) MICHAEL L. FOUDY RELATIONSHIPS. Mr. Foudy is an investor, director and officer in the Company, HCC and ATB, the owner of Mike Foudy's America The Beautiful program. Mr. Foudy is managing director of ATB Productions, L.L.C. and the majority owner of that entity through a family-owned trust. In addition, Mr. Foudy has extended loans to the Company and/or HCC and, as of the date of this Prospectus, has a $100,000 note payable from HCC, an affiliate of the Company. Finally, certain compensation due Mr. Foudy was not paid in full and $20,000 has been deferred by the Company. Consequently, there exist certain overlapping rights and responsibilities by Mr. Foudy to the foregoing entities, and to that degree, certain conflicts may arise in the future. (See below and "Certain Related Party Transactions" with regard to specific situations described below.)

(8) OVERLAPPING RELATIONSHIPS AMONG DENISON SMITH, ALVERY BARTLETT, ABFM, RANDALL SMITH, RYAN SMITH AND ANGELA SMITH. It is contemplated that the Company will make an investment of at least $380,000 in Alvery Bartlett Fund Management Co. (ABFM). (See "The Company -- Specific Investment Opportunities.") Specifically, if at least $2,000,000 is raised in this offering, it is contemplated that the Company will provide funding to ABFM in return for a 6.5% interest -- on a fully-diluted basis -- in ABFM (and all future funds it may sponsor). Investors are advised that Alvery Bartlett, the principal of ABFM, has a sister who is married to Randy Smith, the brother of Denison Smith, who is expected to be a principal of the Selling Agent to be selected. Denison Smith, in turn, is a principal of DeRand Corporation of America which serves as a paid ($5,000 monthly plus expenses) advisor to HCC, an affiliate of the Company, and Randall Smith is a shareholder of DeRand. In turn, DeRand has an ownership interest in ABFM of approximately 16%. Moreover, Denison Smith will significantly benefit, directly or indirectly if the Company raises all or a substantial portion of the $25,000,000 offering. This is because Mr. Smith is expected to be a major seller of Shares, thereby participating in a negotiated portion of the 8 1/2% selling commission on Shares offered and sold. In addition, since Denison Smith (or his wife, Angela) owns 275,000 Shares acquired for services rendered and/or at a maximum exercise price of $.50 per share. He has a direct economic incentive in having the Company sell its Shares, all offered at $5.00 per share during both the Initial and Continuous Offering Periods. Ryan Smith, Denison Smith's son, is a production associate of (and an investor in) ATB and the associated Mike Foudy's America The Beautiful program. Finally, Angela Smith, the wife of Denison Smith, is a registered representative of Financial West Group, the Selling Agent, and an investor in ATB.

(9) CERTAIN OVERLAPPING OWNERSHIP INTERESTS. Investors in the Company as of the date of this Prospectus acquired interests in the Company solely because of their stock ownership in HCC. As a result, at least until such time as the Company's public offering minimum is achieved, there is common ownership between HCC and the Company. In turn, a number of the investors in HCC are also investors in ATB, which entity owns Mike Foudy's "America The Beautiful" program. Likewise, a number of investors in the Company are also investors in ATB. As a consequence of those overlaps, decisions as to whether to fund certain deals or terms (such as pricing and amounts negotiated) may be affected.

(10) NO INDEPENDENT REVIEW. Investors should note that the Company and HCC and their management are represented by the same counsel. Therefore, to the extent the Company and this offering would benefit by an independent review, such benefit will not be available in this case. Such potential conflict may be greater in this offering since a partner of the Company's counsel owns Shares in, and serves as an advisor to, the Company. While it is not expected to have any adverse consequence (such as undermining professional representation), Max Miller, a partner of the law firm (Bayh, Connaughton & Malone) that represents the Company, HCC and ATB, has made an investment in Shares of the Company and HCC through a pension plan and serves as an advisor to the Company; certain members of his family also own interests in ATB, HCC and the Company. (See "The Company -- Management -- Professional Advisors.")

CERTAIN RELATED PARTY TRANSACTIONS

     The Company was formed on March 27, 1996 to be a broad-based communications and management business, including the development, production and syndication of advertising - supported broadcast programs and print products. Upon formation, Heartland Capital Corporation ("HCC") subscribed to 4,758,000 shares of the Company's common stock. As of May 17, 1996, HCC paid its $4,758 stock subscription and the Company (Successor Company) was simultaneously assigned certain development and contract rights and obligations by HCC. The Company is also related to another entity, ATB Productions, L.L.C. ("ATB"), with which it shares common, but not identical ownership, and to which it will provide marketing services.

     As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several opportunities were identified in 1994 and 1995, including talk radio, a youth-oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures identified are only development options and are intended to be pursued only if funding is achieved (see below) and appropriate due diligence, which supports the feasibility of the acquisitions, has been completed. Neither HCC nor the Company has entered into any definitive agreements with respect to the investment options.

     HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option and, in the case of ATB, its contract rights to the Company, its wholly-owned subsidiary. On May 18, 1996, HCC spun off the Company via a dividend to the HCC shareholders with the Company effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase the Company stock were granted to holders of non-contingent HCC stock purchase warrants, including warrants to the HCC preferred shareholders, as of May 18, 1996. Additionally, on April 17, 1996, the Company granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share. The contracts and option rights transferred to the Company have no carrying value because development of, or servicing, the rights is expected to require a substantial infusion of capital. It is the Company's intention to obtain the necessary capital through an initial public offering of its common stock.

     Effective January 1, 1995, HCC entered into a marketing agreement with ATB ("the HCC Agreement") whereby HCC will provide marketing services on behalf of ATB. Such services include presenting programs to sponsors on a worldwide basis, negotiating sponsorship agreements, and performing related activities. In return for providing the marketing services, ATB is obligated to pay HCC
40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. The agreement was transferred to the Company on April 17, 1996. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination, if certain other conditions are met for the period ending the later of the automatic termination of the HCC Agreement or two years after the date of other termination. Revenues recognized by HCC under the HCC Agreement aggregated $647 and $2,176 during 1995 and the three months ended March 31, 1996, respectively.

     The total number of shares of stock that the Company has the authority to issue is 60,000,000 consisting of 10,000,000 shares of preferred stock, and 50,000,000 shares of common stock, each respectively par value $.001 per share. The Board of Directors of the Company is empowered to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series. To date, no series have been issued.

     In conjunction with the Company's formation as an HCC subsidiary, HCC subscribed to 4,758,000 shares of the Company's common stock on March 27, 1996. On May 17, 1996, HCC contributed the par value ($.001) of those shares (4,758,000) to the Company in cash ($4,758) in full payment of its subscription receivable and the 4,758,000 shares were issued to HCC. In conjunction with the Company's spinoff to the shareholders of HCC, on May 18, 1996, the Company retired those shares and issued 4,758,000 shares of common stock as follows: 1,969,000 shares to the existing common shareholders of HCC and 2,789,000 shares to the preferred shareholders of HCC.

     In addition, the Company issued 1,394,500 of its warrants to the HCC preferred shareholders who held contingent HCC warrants on the basis of one warrant for each two HCC preferred shares. Each warrant entitles the holder to purchase an additional share of the Company's common stock. During May 1996, the Company notified the holders of its intent to make an initial public offering (IPO) and that the Shareholders had until July 23, 1996 to exercise their warrants at $.50 per share -- versus $4 per share thereafter (80% of the $5 per share IPO price). Through July 24, 1996, 1,160,400 warrants were exercised for an aggregate purchase price of $580,200, leaving 234,100 warrants outstanding and excisable under the terms outlined above.

     On March 27, 1996, the Company's incorporators reserved 600,000 shares of common stock for a Stock Option Plan. Conditions of grants, terms, exercise prices and related terms have yet to be determined by the Board of Directors. The Shareholders would be required to approve the plan prior to granting options.

     The Company has employment agreements (the "Agreements") with four officers and employees, Gerald Garcia, Michael L. Foudy, Bradford W. Baker and Bradley B. Niemcek. (See "The Company -- Management.") The Agreements provide for base annual salaries aggregating $310,000 and permit participation in an annual bonus pool, the amount and conditions of which will be determined by the Company's Board of Directors. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of common stock at $.10 per Share with terms, other than price, to be determined by the Board of Directors. One of the Agreements also provides for the issuance of 75,000 shares of common stock to the employee if he is employed by the Company for three years from May 1, 1996. The Agreements are effective as of May 1, 1996, have a term of three years and provide for termination for cause with a cessation in compensation payments. If terminated by the Company without cause (or by the employees with cause) prior to the end of their term, the Agreements require payments to be continued at the rate of base salary at the date of termination for the period after termination through the end of the term of the Agreements.

     On January 15, 1995, HCC executed a noncollateralized line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of interest on any borrowing being deferred until January 15, 1997, whereupon monthly interest payment will be required. Any principal and interest outstanding on the line of credit must be repaid on December 31, 1999. During the year ended December 31, 1995, the average amount borrowed under the Credit Agreement was $42,000 and the maximum amount of month-end borrowing during the period was $144,850. During the three months ended March 31, 1996, HCC advanced an additional $74,375 under this line of credit. Interest income on this line of credit amounted to $3,364 and $3,930 for the year ended December 31, 1995 and three months ended March 31, 1996, respectively. HCC intends to continue to provide the line of credit to ATB after the assignment to the Company of its contract with ATB.

     Xpress Ventures, Inc. is a Tennessee corporation whose principals are Gerald Garcia and Bradford W. Baker, both officers of the Company. Messrs. Garcia and Baker have entered into a license agreement providing all rights each has in a proposed magazine for teens and a national sports weekly. In turn, Xpress Ventures, Inc. has now assigned all its rights in such proposed newspaper inserts to the Company in a May 31, 1996 agreement. While Messrs. Garcia and Baker are affiliates and have an interest in these transactions, all negotiations with the Company have been independently negotiated by principals other than Messrs. Garcia and Baker.

    On May 31, 1996, the Company entered into an agreement with Alvery Bartlett Fund Management Co. ("ABFM") pursuant to which the Company would receive a passive six percent (6.5%) interest in ABFM if the Company provides $380,000 in funding for a proposed private investment company. That agreement also provided that the Company would receive 50% of gross management fees on future investment funds being considered for organization by ABFM, an index inflation fund and a mutual fund. (See "The Company -- Specific
Opportunities Under Consideration.") While there are certain family relationships outlined in General above, the terms were negotiated by disinterested persons who do not have such family connections and any direct pecuniary interest.

     Because the Company has not generated sufficient cash flow to pay all compensation when due to Mr. Garcia, a portion of such compensation has been deferred, and the Company has entered into a $60,000 note payable to Mr. Garcia.

     Edward S. DeBolt is the Chairman of the Board of HCC and an investor in ATB. In addition, he is the sole principal of The DCM Group, which is an investor in the Company and HCC and a major provider of products and services to the Company. The Company, HCC and ATB lease office space, furniture, computers telephone and office equipment from The DCM Group under operating leases cancelable on sixty days notice. The three companies' combined rent expense under operating leases was $8,000 and $17,500 in 1994 and 1995, respectively, and $3,000 and $7,500 for the three months ended March 31, 1995 and 1996 respectively.

     In conjunction with the initial public offering, HCC has incurred and expects to incur further indirect expenses which are expected to aggregate approximating $600,000. The Company has agreed to reimburse HCC for at least a portion of these costs.

     A number of activities which the Company intends to pursue with the benefit of funds raised during this offering are those which have been assigned to the Company by HCC. Moreover, the management and all current Shareholders of the Company, as of the date of this Prospectus, are essentially identical to that of HCC. Accordingly, the economic terms, including compensation and equity ownership, may not have been the result of arm's-length negotiations. However, in evaluating this potential conflict of interest, Shareholders should be aware that a right of first refusal has been granted by HCC and the Company's management for any activities or acquisitions that fall within the communications and management charter of the Company so long as on terms comparable to what an independent third party would pay.

     THE COMPANY BELIEVES THAT ANY PAST TRANSACTIONS WITH ITS AFFILIATES HAVE BEEN AT PRICES AND ON TERMS NO LESS FAVORABLE TO THE COMPANY THAN TRANSACTIONS WITH INDEPENDENT THIRD PARTIES. THE COMPANY MAY ENTER INTO TRANSACTIONS WITH ITS AFFILIATES IN THE FUTURE. HOWEVER, THE COMPANY INTENDS TO CONTINUE TO ENTER INTO SUCH TRANSACTIONS ONLY AT PRICES AND ON TERMS NO LESS FAVORABLE TO THE COMPANY THAN TRANSACTIONS WITH INDEPENDENT THIRD PARTIES. IN THAT CONTEXT, THE COMPANY WILL REQUIRE ANY DIRECTOR OR OFFICER WHO HAS A PECUNIARY INTEREST IN A MATTER BEING CONSIDERED TO RECUSE THEMSELVES FROM ANY NEGOTIATIONS. IN ANY EVENT, ANY DEBT INSTRUMENTS OF THE COMPANY IN THE FUTURE ARE EXPECTED GENERALLY TO PROHIBIT THE COMPANY FROM ENTERING INTO ANY SUCH AFFILIATE TRANSACTION ON OTHER THAN ARM'S-LENGTH TERMS. MOREOVER, IT IS EXPECTED THAT ADDITIONAL INDEPENDENT DIRECTORS WILL BE ADDED TO THE BOARD. IN ADDITION, COMMENCING IMMEDIATELY, A MAJORITY OF THE INDEPENDENT BOARD OF DIRECTORS MEMBERS (DEFINED AS HAVING NO PECUNIARY INTEREST IN THE TRANSACTION UNDER CONSIDERATION) WILL BE REQUIRED TO APPROVE ANY MATTERS INVOLVING INTERESTED PARTIES.

               FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

     Counsel has advised the Company's management it has a fiduciary responsibility for the safekeeping and use of all assets of the Company. Management is accountable to each Shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, whether under SEC and/or general fiduciary principles, management cannot commingle property of the Company with the property of any other person, including that of management.)

     Cases have been decided under the common or statutory law of corporations in certain jurisdictions to the effect that a shareholder may institute legal action on behalf of himself and all other similarly situated shareholders (a class action) to recover damages from management for violations of fiduciary duties, or on behalf of a corporation (a corporation derivative action), to recover damages from a third party where management has failed or refused to institute proceedings to recover such damages. On the basis of federal and/or state statutes, including most critically the Delaware General Corporation Law, and rules and decisions by pertinent federal and/or state courts, accordingly, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended. It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company's management has not met such standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

     The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

                                    THE COMPANY

GENERAL

     Heartland Communications & Management, Inc. (the "Company") was organized March 27, 1996. The Company's principal executive offices are located at 1320 Old Chain Bridge Road -- Suite 220, McLean, Virginia 22101, and its telephone number is (703) 883-1836. The Company intends to raise capital, perform support services and pursue specific targeted business development opportunities as its basis for growth and profitability. The Company has identified several service and support areas where it intends to establish profit centers. These include, but are not limited to, business areas such as radio talk show programming, newspaper supplements and inserts publishing and other communications- and management-related activities. (See "Specific Opportunities Under Consideration.") The Company has investigated business opportunities for investment and has performed preliminary due diligence on certain projects. It is the intent of management to use a part of the proceeds of this offering to continue the due diligence process on these projects (which will include third party feasibility studies where management considers such studies prudent to complete the required due diligence).

     More specifically, the Company will engage in the broad-based communications and media business including (but not limited to) the development, production, marketing management and syndication of advertising-supported broadcast programs and print products. These products will be designed to meet the expanding needs of the media business for creative content -- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. Its radio operation will not only assist in the development of programming by outside producers, secure syndication opportunities for them and share in their revenue but also produce news, information and talk programming of its own, the latter effected through an affiliate, ATB Productions, L.L.C. The Company expects to own a specific, negotiated portion (typically 10% to 60%) of the gross advertising receipts and/or net income of several talk shows, one of which is already carried by more than 80 stations across the country. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and is currently investigating the acquisition of a satellite-based radio network (to permit the Company to act as a satellite-based program distributor). In addition, if the Company provides the associated funding, the Company has the option to obtain a 50% interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience which the Company believes is under-served: teens and sports enthusiasts. Additional print, broadcast, Internet-based products, information services and news media components, as well as hybrid combinations, also are contemplated. Such activities will be developed by the Company or will be part of Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies. In addition, the Company has an option to obtain a minority interest in a money management firm which is planning its first targeted product, a private investment company, and an option to acquire 50% of the management fees relating to its next two contemplated products, an inflation index fund and/or mutual fund, in return for providing the funding associated with such proposed start-ups.

INTRODUCTION

     Though recently organized, many of the Company's contemplated activities to be pursued during the early years of operations will be based on opportunities developed by Heartland Capital Corporation ("HCC"), a private merchant banking business advisory firm which was incorporated in June 1994 to pursue a broad spectrum of investment opportunities. Over time, HCC concentrated much of its activities in communications-related businesses, most specifically the support of talk show programs and a contemplated radio network. Because of the faster than expected progress of HCC's efforts in the communications arena and the slower than expected development of other areas, the HCC Board of Directors determined that the best strategy was to take an affiliate public at this time. Specifically, the decision was made by HCC to assign all contracts, business opportunities and performance obligations meeting certain investment development criteria to the Company with the existing HCC shareholders receiving the same number of shares and associated rights that they owned in HCC, including the right to exercise warrants for Shares of the Company, by paying a variable exercise price (ranging from $.001 up to $.50 per share). (Some limited merchant banking activities may take place in the Company as well.) Accordingly, as of May 17, 1996, HCC has assigned these opportunities to HCMI, which was a wholly-owned subsidiary on that date, and HCMI will be responsible for pursuing development of these opportunities. (See also the discussion below regarding how the fund manager business was added to the Company's proposed activities.) Because the Company has assumed the rights previously negotiated and owned by HCC and there continues to be common ownership and management, the Company and HCC may be deemed to be affiliated. For a discussion of the associated conflicts, see "Conflicts of Interest."

     As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several targeted opportunities were identified in 1994 and 1995, including talk radio, a youth-oriented newspaper-related supplement, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB Productions, L.L.C. ("ATB"). The other ventures identified to date are only developmental options.

     HCC has determined that these ventures cannot be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option (and in the case of ATB, its contract) rights to the Company. Formed as a wholly-owned subsidiary of HCC, the Company received on May 17, 1996 the development and contract rights and obligations and the assumed responsibility for costs to be associated with the future development of these activities. On May 18, 1996, HCC spun off the Company via a taxable dividend to the HCC stockholders with the Company replicating the HCC capital structure, including replicating HCC's outstanding non-contingent stock options and warrants and issuing 1,394,500 of the Company's warrants to the HCC preferred shareholders, who held contingent warrants, on the basis of one warrant for each two HCC preferred shares. A share of the Company's common stock was issued to each HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding May 18, 1996. Warrants to purchase the Company's stock were granted to holders of non-contingent HCC stock purchase warrants as of May 17, 1996. Additionally, on April 17, 1996, HCC itself was granted warrants, exercisable until April 16, 2001, to purchase 1,236,000 Shares of the Company's common stock for $.50 per share. The contracts and option rights transferred to the Company have no net book value because development or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through this initial public offering of its common stock.

     The activities to date principally relate to Michael Foudy's "America
The Beautiful", "Rodham Radio" (with Hugh Rodham), "Synergy" (with Robbie Patterson), "The Doug Casey Show", "The End of the Line" (with Jeff Rense) and "The Travel Show" (with Larry Gelwix and Danny Kramer). ("For Women Only"
- -- with Kathleen Schafer --is a show currently under development.) There are a number of other related talk show programs under development which are expected to be added to the existing line-up, thereby enabling the Company to develop a network of its own. This would permit stations around the country to pick and choose from the Company's stable of talk shows. Such an arrangement permits economies in production and enhances cross selling opportunities to maximize advertising revenues and revenues from sponsorship of these programs. (However, see "Risk Factors.")

     HCC also has obtained rights to acquire working and/or equity interests in specialized newspaper supplements (described in greater detail in "Specific Opportunities Under Consideration"); while expected to cost considerably more to develop, they are believed to be quite promising. Accordingly, as a function of the amount of monies raised, it is intended that a series of special interest supplements be developed and distributed by newspapers around the country. The supplements can best be analogized to the PARADE insert that goes into many Sunday newspapers around the country. These new products will be value-added supplements distributed by local newspapers either within the newspaper or as stand-alone supplements to segments of the non-subscribing market. The Company believes its proposed magazine for teens and a national sports weekly have unique attributes. Based upon its market research, actual experience and/or proprietary concepts (including their expected distribution through existing newspapers), the Company believes that a large readership can be developed relatively quickly. (See, however, "Risk Factors.") (The "national sports weekly" and "magazine for teens" names are working titles only; all materials and editorial content will be protected by the appropriate trademark and copyright laws.)

HCC also has developed over the last two years contingent arrangements to fund Alvery Bartlett Fund Management Co. Because this proposed activity is able to commence immediately upon funding, HCC and the Company jointly decided to add the ABFM investment to the Company's management company mix. (See also "Conflicts of Interest -- Overlapping Relationships Among Denison Smith, Alvery Bartlett, ABFM, Randall Smith, Ryan Smith And Angela Smith.) This activity will provide money management in three targeted areas, a "hedge" fund, an inflation fund and/or mutual fund. It is expected that the first fund organized will be a private investment company (sometimes called a "hedge" fund) because this is a less capital intensive business -- with the inflation fund and/or mutual fund being organized and funded shortly thereafter as a function of internal growth and possible additional monies being raised by the Company used to fund either or both of these additional investment products.

     As described in greater detail under each of the individual sections which follow, the ownership interests will be negotiated independently for each activity. For example, individual radio programs might be based upon a fee or a percentage of gross advertising revenues generated and/or a percentage of net profits without any actual ownership in the talk show itself. In contrast, the proposed magazine for teens and national sports weekly are expected to be separate joint ventures between the Company and the creators of such concepts with each party sharing on a 50/50 basis after all expenses, including paying the creators royalties -- 3.75% of gross revenues for the first five years and 5% thereafter. (During the first five years, the Company will receive a royalty of 1.25%.)

SPECIFIC OPPORTUNITIES UNDER CONSIDERATION

     The Company has identified several projects for which it proposes to investigate funding. No fixed commitments have been made for any of these projects. The projects listed below are in different states of due diligence and are intended to be pursued once, and only if, the funding contemplated from this offering is achieved and the appropriate due diligence has been completed. Therefore, at present, these projects cannot be viewed as probable acquisitions. This list is not complete and those identified below are subject to being discontinued if warranted after its due diligence review is concluded. Management intends to fund projects strictly based on satisfactory completion of appropriate due diligence and based on investment guidelines as they may evolve over time. Any specific opportunities pursued will relate to communications, broadcast or print, and/or management activities.

     The Company intends to consider many other development projects and intends to continue to raise capital to take advantage of opportunities, thus providing income and asset growth for its shareholders based on its planned investment and development strategy. The Company intends to develop strict guidelines for investment, first considering preservation of capital, then equity participation and liquidity. In most situations, it will endeavor to maintain a preferred position with emphasis on an exit strategy with earnings and a residual equity position. Actual liquidation of an investment will be based on management's assessment of growth and earnings potential of each investment. HOWEVER, INVESTMENTS AS SUGGESTED HEREIN ARE INHERENTLY RISKY, AND THERE CAN BE NO ASSURANCE THAT THESE RISKS CAN BE MITIGATED TO THE EXTENT THAT LOSSES WILL NOT OCCUR, AND THERE CAN BE NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL NOT LOSE ALL OF THEIR INVESTMENT. POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR OWN LEGAL AND ACCOUNTING COUNSEL AS TO THEIR SUITABILITY FOR INVESTMENT IN THE COMPANY.

(1)  HEARTLAND RADIO NETWORK

     The Company has established radio program marketing and, directly and/or through contractual arrangements with ATB, production (as opposed to station ownership/operation) as one of its primary activities. It will market those services to the $11.5 billion advertising - supported commercial radio broadcasting market. (Source: National Association of Broadcasters 1995 Annual Report.) For example, the Company's Heartland Radio Network ("HRN"), through ATB, provides programming, marketing and administrative support for "America The Beautiful" (15 hours of programming weekly) in addition to other existing programs, or those under development, thereby building a network one program at a time. The Company has a variety of other communication properties, broadcast and/or print, under development and/or consideration. The Company, directly or through ATB, will acquire, create, develop and own creative content that it markets for domestic and international broadcasters with the production being done by its affiliate, ATB. (See "Conflicts of Interest.").

     The Company believes most nationally syndicated and locally produced talk shows adopt a conservative political slant, attempting to emulate the success of the 13-year-old Rush Limbaugh program by appealing to the so-called "angry white male" which typically feels under-served by other media outlets. The general tenor of talk radio has therefore become negative, angry and anti-government, with much of the content provided by listeners themselves. This has made some advertisers reluctant to advertise on talk radio programming.

     Because talk radio has largely ignored alternatives to conservative, "sound off" themes, the Company believes the potential for talk radio which is non-partisan and which presents alternative viewpoints emphasizing the search for solutions to societal problems (rather than just complaining about those problems) is considerable. (In fact, the Company will test its theory that the success of talk radio -- which it believes strongly relies on participation by angry or alienated listeners but is cheaper to develop and sustain -- may have peaked.) Support for this theory can be found in the success of ethnic-oriented programming and National Public Radio ("NPR") programming such as All Things Considered and Morning Edition. The NPR programs air in morning and afternoon drive times; however, the economic potential of such programs is largely untested because of their non-profit, non-commercial nature.

     There are approximately 11,500 radio stations in America; about half of these are AM stations, and most of them are co-owned and operated with FM affiliates. Many AM radio stations lose money; about 1,200 of them have a news/talk format, the only format to emerge in the past 20 years which has consistently demonstrated the potential for profit on AM stations -- which do not have the bandwidth required for the successful programming of music formats. (Source: Broadcasting & Cable 1996 Yearbook.) Complicating this inequity has been the inclination of packaged goods advertisers to concentrate their messages on younger audience segments, as they have on television. Thus, the share of advertising revenues flowing to AM stations has steadily declined since 1975, and joint AM/FM licensees have concentrated their energies on FM programming. Operators spend relatively little on AM program content. In fact, almost 1,000 AM operators merely simulcast on their AM outlets the programming that is produced on their FM outlets, although the Federal Communications Commission ("FCC") frowns on the practice.

     The limited local spending on local AM programming content has provided a major opportunity for programmers who provide a national service distributed inexpensively by satellite. As a result, AM radio, once thought of as the prototypically local medium, is today heavily reliant on national programs.

     Most syndicated programs are provided to the local affiliate on a barter (free, in exchange for advertising time) basis. Typically, the national program receives one-quarter to one-half of the total commercial time (up to 15 minutes total) available per hour in exchange for providing the program content itself. Some programs are distributed on a cash basis only. Talk radio programs can be broken down into several categories -- entertainment/humor, advice/information, host opinion and listener driven. The following is a list of some of the daily nationally syndicated talk show programs (all daily except for the Sunday only Jeff Rense's "End of the Line" program):

                                                           EST.
NAME               TYPE                 SYNDICATION BASIS  AFFILIATES  DAYPART
Rush Limbaugh      Host opinion         Barter/Cash          650        Midday

Bruce Williams     Advice/Information   Barter               300        Evening

G. Gordon Liddy    Host opinion         Barter               260        Midday

Doug Stephenm      Host opinion         Barter               150        AM

Laura Schlesinger  Advice/Information   Barter               250        Midday

Stan Major         Host opinion         Barter                85        Overnight

Oliver North       Host opinion         Barter               125        PM Drive


                                                           EST
NAME               TYPE                 SYNDICATION BASIS  AFFILIATES  DAYPART
Howard Stern       Entertainment/Humor  Barter               100        AM Drive

Don Imus           Entertainment/Humor  Cash                  75        AM Drive

Don & Mike         Entertainment        Barter                75        PM Drive

Barry Farber       Host opinion         Barter                50        Evening

Mike Foudy's       Advice/Information   Barter                35        Midday
"America The
Beautiful"

Jeff Rense's       Host opinion/        Barter                80        Sunday Overnight
"End of the Line"  Interviews

     Several networks have sprung up to provide additional syndicated programming on a barter basis, including Talk America, Sun Network, Chancellor Radio Network, Talk Radio Network and the Business Radio Network. These networks typically sell production and transmission services to the program hosts, who then sell national advertising time to cover their costs.

     Syndicated talk shows air from one to six hours per day -- most often two to three hours -- and most have 15 to 60 local affiliates. Most affiliates are in medium to small markets or cover portions of larger markets (radio coverage areas are substantially smaller than TV coverage areas). The Company believes station operators and programmers face a paradox in designing talk radio formats. According to listener surveys at the station level and in the media which cover them, controversial programs draw the largest audiences and are therefore the most desirable. However, most nationally syndicated advertisers avoid controversial program formats for fear of having their product(s) identified with a particular controversial political viewpoint. Thus, nationally syndicated talk shows may have great difficulty selling their advertising time.

     As a recently formed, development stage company, the Company has only recently begun to have business activities. Many of these activities are those that were assigned from HCC, incorporating preexisting business relations, contractual rights and opportunities. In that context, ATB has been producing and distributing a number of radio shows as described above or has a number under development. To expand those activities and to create a focus, the talk radio programs have been cross marketed to prospective radio stations and newspapers under the trade style, the "Heartland Radio Network." Under those preexisting agreements, ATB enters into the contracts and the Company receives various percentages of the gross revenues generated. As described above, those interrelated transactions constitute an affiliated relationship among the Company, ATB and HCC. Because ATB is an integral part of the communications business contemplated by the Company, it is possible that a merger between the two will be affected at some time in the future. Because the communications activities developed by HCC have already been spun-off and HCC will continue to function as a merchant bank in other areas, it is unlikely that a merger or other combination will occur between the Company and HCC. (As described in the last paragraph of "Conflicts of Interest," any such merger(s) would require approval by a majority of the independent Board of Directors members.)

     HRN has been formed to take advantage of the opportunity inherent in this situation. Specifically, ATB has obtained agreements with various nationally syndicated talk shows (of the host opinion and advice/information type) and a talk radio network to market their availabilities. By combining buys in several programs, the Company can assemble an audience sufficient to justify an advertising buy for national advertisers who have minimum audience-coverage requirements. In addition, HRN will work to place advertising in targeted local talk shows in major markets to assure appropriate coverage.

     By delivering sponsors to struggling talk show hosts, the Company believes it has the opportunity to demonstrate to those hosts how they can be financially and politically independent. The Company expects the resulting increase in diversity of its talk radio programming by programmers seeking to exploit targeted markets will serve to build audience size and interest. The Company believes this will help AM broadcasters become financially viable and help attract both hosts and advertisers to the Company and HRN. Moreover, the Company believes it can assemble a team of professionals with experience and expertise in media who will assure quality programming, provide personalized service to advertisers and develop excellent affiliate relations.

     Virtually all of the Company's revenues initially will be generated from the sale of advertising and production services for broadcast on its talk show programs in various market niches. Additional broadcasting revenue will be generated from production services agreements and other miscellaneous transactions. Local advertising sales will be made by each talk show's sales staff (or that of their affiliates). National advertising sales are made by firms specializing in radio advertising sales on the national level in exchange for a commission from the Company (based on its gross revenues from the advertising contained on the respective talk show programs).

     The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by talk shows are based primarily on (i) the program's penetration of demographic groups targeted by advertisers; (ii) the number of stations in the market competing for the same demographic group;
(iii) the supply of and demand for radio advertising time; and (iv) certain qualitative factors. (Because of a larger audience, rates are generally higher during morning and afternoon commuting hours.)

     A station's listenership is reported in ratings surveys that estimate the number of listeners tuned to a station and the time they spend listening to that station. Each station's ratings are evaluated by advertisers and used by advertising representatives when negotiating advertising contracts between advertising and broadcasters. The surveys are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes quarterly ratings surveys for significant domestic radio markets; these surveys, contracted through Marketron, are the Company's primary sources of ratings data with respect to its talk shows.

     In that context, the Company is embarking on an aggressive expansion program to develop, through ATB, its production services and broadcast capabilities (at least in the talk show programming niche). These activities include, to date, the specific programs described under Introduction. At this time, there are at least four talk show programs the Company, directly or indirectly, is already producing and/or marketing. It is expected that there will be at least eight talk show programs developed and three more under development during the next 12 months, thereby offering in excess of 75 hours of weekday and weekend programming per week. As a result of this dramatic expansion of activities, the Company and HCC have begun marketing this line-up of talk show personalities as the Heartland Radio Network, ("HRN"). It is expected that HRN will become a major focus for the Company's activities, whether or not the Company leases a satellite transponder or acquires a pre-existing network to effect its own distribution service. (See "Communications Companies Acquisitions.") In fact, at least 15 talk show hosts have advised the Company and/or ATB they have an interest in joining HRN. Specifically, such a range of programming permits radio stations around the country to pick and choose from the Company's stable of talk shows. Such an arrangement moreover permits significant economies in production costs and enhances cross-selling opportunities to maximize advertising revenues.

     Future expansion in this area would include producing programs for possible television and/or cable television syndication as well.

(2)  COMMUNICATIONS COMPANIES ACQUISITIONS

     As of this date, the Company has been engaged principally in organizational activities and limited operations. Nonetheless, the Company has identified a number of investment opportunities that it intends to continue investigating when capitalized. While the Company has performed limited due diligence on these projects to date, it intends to continue to investigate them (and other opportunities) adequately as capital becomes available. Any specific opportunities pursued will relate to communications, broadcast or print, and/or management activities.

     The Company will continue to identify (and expects to pursue) acquisitions of communications-related activities in situations where the Company believes it can successfully apply its operating strategy and where such businesses can be acquired on economically attractive terms. The Company expects to grow by emphasizing internal growth of its business and by making targeted acquisitions of companies with above average growth potential at prices believed by management to be attractive and which fit synergistically in a regional concept that will aid in the targeted marketing and promotion of the Company -- i.e., a community newspaper and a community radio station working together to cross-market programs and products targeted at specific demographic and/or psychographic niche markets. Management will continue to emphasize strategic acquisitions and dispositions, internal growth, operating efficiencies and cost reduction. As a result, management believes that the Company is positioned to achieve internal growth and to benefit from the general economic recovery as well as from the current recovery in the communications industry.

     The Company has had preliminary discussions with a competitive talk show network with regard to possible acquisition. To date, those discussions would have to be characterized as preliminary. Nonetheless, it is expected that once at least $5,000,000 has been raised, those discussions could result in future acquisitions -- for example, other radio network(s) or portions thereof and/or at least access to another network's transponder. (See "Application of Proceeds.")

     Other communications companies which might be sought would include community newspapers and Internet-related businesses. (For example, one talk radio network recently became the first to offer its programming in real time on the Internet 7 days a week, 24 hours a day.) Because of the current lack of funding to actively pursue potential targets, possible future acquisitions might occur fairly rapidly once funding of at least $12,500,000 has been achieved. Moreover, as a public company, it is possible that Shares of the Company will be exchanged for interests in those companies or facilities.

     As part of this strategy, the Company envisions acquiring certain properties. This is felt to have certain advantages under a "cluster" theory that has proven quite successful for other communications companies. Specifically, if one advertises on talk radio, those same prospective advertisers may want to advertise in local newspapers, particularly smaller suburban newspapers. This same principle can be expanded to specific niche newspapers in certain geographic areas.

     One of the Company's contemplated activities is to provide management in integrated marketing communication services. Because of the breadth of experience of its principals, this provides tremendous cross-marketing opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost-effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one medium for time and space for another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

(3)  A MAGAZINE FOR TEENS

     The Company intends to create a magazine for teens which will be developed for the purpose of delivering a cost-effective medium for advertisers to reach the targeted teen and pre-teen (ages 11 - 18) market. The Company intends to bring such magazine for teens to market through a joint venture with the creators of the concept, Gerald Garcia and Bradford W. Baker, both affiliates of the Company, in return for the needed funding (approximately $2,300,000) (See "Conflicts of Interest.")

     While there have been electronic means (such as MTV) to reach the $60 billion teen market (Source: AdWeek's Guide to Media, 1995), the Company is not aware of one national print publication that can reach a large audience at one time. Similarly, a 1992 survey reported that teenagers spend their money on food, electronics, entertainment and health and beauty aids. (Source: Find/SVP 1994.) Advertisers also desire to establish a relationship with teens because of not only their buying power but their influence on household purchases. The 1992 Find/SVP Study revealed teenagers influence household purchases amounting to more than $161 billion annually.

     The Company is now in the development phase of a magazine for teens. From 1989 to 1991, XPRESS was published for the Knoxville, Tennessee area teen market as a joint venture between the Knoxville Journal and The Creative Network,

Inc., and its two principals, Gerald Garcia and Bradford W. Baker. (XPRESS was discontinued in 1991 after the sale of the Knoxville Journal). Originally tested as a monthly, the magazine was distributed in East Tennessee schools. Written by and for students, XPRESS was the first publication of its kind. Teen acceptance was extremely high with a circulation of more than 20,000 monthly. This publication also set new standards in the field of computerized pre-production. XPRESS was one of the first publications in the country to be produced entirely on computer. (See Specific Opportunities Under Consideration.)

     The proposed magazine for teens will be aimed at middle and high schools (grades 7-12) and will be published weekly. It will be created at the magazine's headquarters, then distributed electronically to subscribing newspapers which will distribute it to students at schools in their market area as part of their "Newspapers in Education" program.

     National advertising will be sold directly by the magazine.
Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding additional pages. These newspapers also can add their own local editorial content, if desired.

     The targeted advertisers for the magazine are those companies that have a desire to reach the affluent teen market -- companies such as Coca-Cola, Taco Bell, Pepsi, Levi's, Blockbuster, The Gap and McDonald's. The Company believes it can attract advertisers who know teens spend (especially when it comes to food, clothes and fun) and help such advertising entities to generate immediate sales and establish future brand loyalty). In turn, this influences the buying decisions of parents of teens. According to market research, teens have increasingly more money to spend, do a disproportionately large portion of the family shopping, and are more apt to try a new product than would be their parents. (Source: Find/SVP Study, 1994.) The Company business plan was developed on the premise that the magazine will permit the Company to tap into such favorable demographics.

     Future product development by the Company will include the targeting of other demographic niche market groups such as 50+ adults, African Americans, Hispanics and Native Americans, as well as other products that can be distributed in a similar manner to the magazine.

     The Company will commit a portion of the offering's net proceeds to: create the magazine for teens, including hiring an initial editorial and sales staff to create, distribute and sell the magazine; maximize sales with an extensive campaign to promote the magazine; build customer support services to handle the demands created by the influx of advertisers and participating newspapers; and use research and development to create other products capable of being distributed through pre-existing newspaper networks. In addition, a negotiated royalty fee for the magazine's concept will be paid to its copyright owners. (See "Introduction" and "Application of Proceeds.")

     There is no niche market teen-oriented national publication that can reach a large teen audience. Magazines such as SASSY and SEVENTEEN reach at best 1.9 million subscribers per issue and are targeted to females. (Source:
AdWeek's Guide to Media, 1995.) There are even fewer choices in male teen publications (Boy's Life and Sports Illustrated for Kids), reaching only 1,300,000 and 950,000, respectively. (Source: AdWeek's Guide to Media, 1995.) Electronic media have been successful at reaching teens; however, their reach is generally less than commonly perceived -- for example, MTV's audience is currently approximately 328,000 per quarter hour between 1:00 a.m. and 3:00 a.m. and 656,200 between 7:00 p.m. and 3:00 a.m. (Source: A.C. Nielsen, 1995.)

     While the Company believes the magazine for teens will be more interactive and wider-reaching than MTV-like products, it is also complementary with them (since the magazine is a printed product) with respect to their use by major advertisers. For example, the magazine's printed format allows for couponing and can be used as a cross-selling device.

      XPRESS was distributed in Knoxville to 90% of the high schools (18 of 20) and 80% (20,000 of 24,000) of the students at those schools actually read it. (Source: Knoxville Journal, 1991.) While the market penetration on a national basis is not expected to be as high as in the Knoxville experience, the Company believes a reasonable penetration rate of the targeted 37 million, $60 billion teen audience can be achieved. (Source: Ad Week's Guide to Media, 1995.)

(4)  ALVERY BARTLETT FUND MANAGEMENT CO.

     Alvery Bartlett Fund Management Co. ("ABFM") is a Delaware corporation owned by Bartlett Fund Management Co. and eleven other investors. (For a biography of ABFM's principal, Alvery A. Bartlett, Jr., see Appendix IV.)
ABFM will operate as an investment adviser and/or commodity trading advisor (money manager) of three distinctly different targeted market products: the All Seasons Opportunity Fund (a private investment company or "hedge fund"), an inflation index fund and the All City Trust ("All City") family of mutual funds, each as described below. (See "Conflicts of Interest.") ABFM will be paid a management and/or incentive fee on any or all of the products.

     Due to their legal structure and heavily regulated nature, the inflation fund (an index commodity pool) and especially All City (a mutual fund) would be much more expensive to launch than the private investment company/hedge fund. While there has been no independent verification or evaluation, it is estimated that the inflation fund would require $1.1 million to launch and All City would require between $1.5 and $3 million, depending on the number of cities and the method of distribution to raise money. Information regarding the hedge fund and the inflation fund are described below. All City will be an equity mutual fund family, each fund investing at least 65% of its assets in companies that are either headquartered or have a strong representation in a specific metropolitan area. All City will be offering multiple city funds associated with selected U.S. and/or foreign cities (ranked by popularity, interest in the concept and/or participation in the world market). (All City is not a regional fund since cities in the same state or region do not necessarily share the same common interests, identity or economic well-being.) The Company believes All City would be especially attractive to public institutions, universities and unions as well as corporations, state and city retirement plans (who for political or economic reasons wish to support their local community).

     While the Company may invest in any or all three, the initial focus will be on the All Seasons Opportunity Fund since it is the least expensive to initiate and has the most immediate upside return potential for ABFM in its management company role. The proceeds of this offering should be adequate to get the All Seasons Opportunity Fund fully operational. At that time, All Seasons' assets under management should be substantial enough that ABFM will generate sufficient revenue to maintain and expand its efforts.

     All Seasons would require $380,000 to complete its funding (which amount would be provided in the form of investment in ABFM). Under its agreement, the Company, in addition to being fully repaid its $380,000, would obtain a 13% (to as little as 6.5% if certain warrants are exercised) passive investment interest in ABFM (and thereby in all its future products) as well as receiving 50% of the associated management fee for All Seasons. The Company also has the option to fund an additional $1,100,000 for the Inflation Fund -- receiving 50% of any ABFM management fees resulting from that fund product. If, however, the decision is made to initiate All City before the Inflation Fund, then the Company has the option to fund (or decline to fund) All City, in the alternative (or possibly in addition), on the same basis. In any event, the Company has the right of first refusal to fund All City, regardless of the order in which such fund product(s) are pursued.

     a)   THE ALL SEASONS OPPORTUNITY FUND

     The All Seasons Opportunity Fund will be a private investment company limited to 100 targeted investors. The limited number is required in order to comply with Securities and Exchange Commission rules which exempt such funds from the restrictions and costs of traditional mutual funds. Therefore, unlike typical mutual funds, which are usually limited to trading from the long side, a hedge fund can go long or short, can use leverage and can invest in the full range of investments (such as stocks, bonds, currencies, futures, options, lettered stock, etc.). ABFM will be paid a management and/or incentive fee on assets so managed.

     The primary goal of a hedge fund is to provide total return to the investor, regardless of the performance of other indexes (i.e., relative return). Since hedge funds have the ability to make money in an up or down market, its performance compared to other funds is less meaningful. Additionally, with a traditional mutual fund, the portfolio manager is usually fully invested in the market with only a modest ability to hold excess cash for a hedge against a declining market.

     For hedge fund managers, price volatility is less of a concern than it is for managers of traditional funds who need to prove risk aversion to their investors. Sometimes volatile markets present investment opportunities because traditional funds try to avoid them. Rather than worrying about the erratic nature of the markets in the shorter term, the primary focus for hedge fund managers is the direction and ultimate price of the markets.

     Investing with leverage in the management of a hedge fund is not necessarily risky or inappropriate. Leverage gets its bad reputation when it is abused or over used. It can work to the investors' advantage. This is especially true when investing in markets that have already corrected or have established long term basing patterns, or where cash flow is secure and adequate to meet the margin requirements. In markets such as gold, which have experienced major corrections and are in long periods of base building, the use of leverage may not present serious risk issues.

     Contrary to popular opinion, purchasing currencies or metals is no more or less risky than buying equities. The advantage of a hedge is that most anything can be bought or sold if the fund managers deem the decision to be prudent. In contrast, traditional fund managers have arbitrary buying limitations placed on them, whereas hedge fund managers have the flexibility to look at the largest market picture.

     The goal of the hedge fund management is to vary its methods and objectives to the market's current financial circumstance. In those periods when the markets provide real value, the All Seasons Opportunity Fund could become relatively aggressive.

     b)   THE INFLATION INDEX FUND

     The inflation fund, a proposed commodity pool based on a widely used commodity index, is intended to do away with high risks and manager mischief common to present day commodities trading. The Inflation Fund would obtain authorization of the sponsor of such index, such as Knight Ridder's Commodity Research Bureau.

     The targeted Inflation Fund would be regulated by the Commodity Futures Trading Commission as a commodity pool managed by ABFM and/or its hired sub-advisors. The Fund would be established for the purpose of mirroring the price behavior of the commodities comprising the commodity index. ABFM, the pool operator and advisor, would charge a fee of approximately 1% of net assets per year to the Fund for creating the legal structure and subsequently managing its assets. ABFM would also be entitled to receive a year-end bonus if it exceeds its stated investment objective.

      The design of the Inflation Fund is believed to service a targeted market and to take the risk and speculation (which have become synonymous with commodities trading) out of the equation. ABFM, acting as the Fund advisor, would employ a long or neutral investment strategy -- i.e., buying only those commodities that are thought to be in "uptrends" or have the strong potential to be uptrends. Decisions will not utilize leverage buying, or allow shorting, nor purchasing of options. During occasional deflationary periods, money earmarked for weak commodities would be temporarily diverted into less risky U.S. Treasury bills or bonds which could rise in value as commodity prices decline.

     Until now, the primary way to buy commodities has been principally through the medium of individual futures contracts, a style of trading often characterized as speculative. Investors have been relegated to "gambling" on specific commodities, rather than spreading their investment across the entire commodities spectrum. The objective of the inflation fund will not be engaging in risky trading, but rather in long term, sustainable profit which, for any given period, exceeds the national rate of inflation.

(5)  A NATIONAL SPORTS WEEKLY MAGAZINE

     Because sports are an integral part of the American way of life, the Company believes those viewing and participating in sports are a very large, but underserved, print market niche. The Company believes sports are universal activities that cut across age, sex, income, ethnic and other demographics. Like the magazine for teens described above, the Company intends to bring the proposed national sports weekly to market through a joint venture with the creators of the concept, Gerald Garcia and Bradford W. Baker, both affiliates of the Company, in return for the Company providing needed funding (approximately $4,737,500 if $12,500,000 is raised in this offering and approximately $11,600,000 if $25,000,000 is raised). (See "Conflicts of Interest.")

     The proposed national sports weekly (hereinafter called "NSW") will use distribution channels similar to the proposed magazine for teens, thereby permitting economies of scale. NSW will be published as a national medium for advertisers to reach adults 18 - 54. A national sports weekly also would lend itself to being co-sponsored by commercial networks or companies associated with sports.

     With a staff of top sports editors and writers, NSW will provide a fully formatted tabloid-size magazine to newspapers on a weekly basis. While most people's first choice today for printed information is their local newspapers, those publications cannot afford the staff to report in depth on all of the major sports beyond the news of franchise and college teams in or near the newspaper's coverage area, much less provide coverage of the less popular sports.

     The Company anticipates signing up a reasonable percentage of the nation's newspapers to distribute NSW. The overhead and production structure of NSW is expected to be highly efficient. The Company expects it will be able to offer advertisers a media product with a high circulation at a low cost-per-thousand. In fact, the Company expects its weekly reach will be significantly higher than other sports-oriented media, including television sports shows, but at a cost-per-thousand that is highly competitive.

     For example, PARADE Magazine, printed independently and then distributed through newspapers, has a circulation of 37,614,000. (Source: AdWeek's Guide to Media, 1995. ) Most print publications are printed and distributed independently, resulting in significantly lower circulation and higher costs. For example, Sports Illustrated's circulation is 3,465,000, Inside Sports' circulation is 675,000 and the Sporting News' circulation is 515,000 and Baseball Weekly's circulation is 303,409. (Source: AdWeek's
Guide to Media, 1995 and ABC, 1994.) While the market penetration for NSW may not be as high as Parade Magazine's 37.614 million circulation, the Company believes it can achieve a reasonable penetration rate.

     Network and cable television also will be considered a competitor of NSW because it is an efficient means of reaching a large audience cost-effectively. At the currently projected cost-per-thousand, NSW rate will be very competitive against all day parts (a media term meaning all segments of the programming day), delivering a readership that may equal or exceed that of a typical prime time show.

     NSW will be created weekly at NSW's headquarters, then distributed electronically to subscribing newspapers. National advertising will be sold directly by the staff of NSW. Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding more pages. These newspapers also can add their own local editorial content, if desired.

     The targeted advertisers for NSW are those companies that have a desire to generate immediate sales, have a need to disseminated printed information (for image, couponing, schedules, etc) and who want to supplement their electronic advertising.

     The Company will commit approximately $11,600,000 of this offering's net proceeds (or, if only about $12,500,000 of the aggregate offering is achieved, about $4,737,500) to create NSW. Such funds will be used for purposes relating to bringing NSW to fruition, including research and development to further fine-tune our competitive advantages as well as exposing any potential obstacles among our three target audiences (newspaper publishers, advertisers & readers); hire an editorial and sales staff to create, sell and distribute NSW; maximize sales with an extensive advertising and public relations campaign to promote our product; and build customer support services to handle the demands created by the influx of advertisers and participating newspapers. In addition, there will be a negotiated royalty fee to the copyright owners for the national sports weekly concept. (See "Application of Proceeds.")

(6)  MANAGEMENT AND MARKETING SERVICES

     While currently a limited activity of the Company, it is expected that integrated communications management services will constitute a growing portion of the Company's business. Once funding is in place, for example, it is anticipated that new personnel will be engaged to complement the Company's existing personnel. The contemplated activities would be associated with representing clients for cash fees (and possible equity-based) compensation for management advisory services. Because the Company intends to embark upon an active acquisition strategy, it is felt that these management and consulting services would complement the Company's other activities since it would already be seeking comparable information and generally be in the "information flow." It is believed attractive economies for upcoming business activities will result, thereby permitting the Company to acquire poorly managed companies that could benefit from professional management techniques.

     One of the Company's contemplated activities is to provide management in integrated marketing communication services. Because of the breadth of experience of its principals, the Company believes there are promising cross-marketing opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one media for time and space on another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

     The Company believes this will introduce attractive economies because, once an advertiser uses a particular medium, it is a good candidate for doing more advertising on related medium and programming in the community. This approach also ties into the phenomenon that most advertising (approximately 53%) is done in print and the balance is allocated between television, radio and other media. (Source: Advertising Age, September 1995.) (See "Communications Companies Acquisitions.")

     One of the principal functions of the marketing services function will be to develop marketing concepts, ideas and strategies for a fee to non-affiliated entities. This will constitute the generator of new revenue sources and provide value-added service to advertisers on the Company's radio programming. It is believed that the Company can develop new marketing and promotion strategies based upon this basic concept.

     In the same vein, much of the Company's strategy is to avoid traditional distribution networks but rather to deliver directly in bulk -- whether the proposed magazine for teens, a contemplated national sports weekly or any other specialty publication. This permits the Company to get incremental returns in an existing market with little or no costs.

MANAGEMENT

(1)  OFFICERS

     GERALD GARCIA, born 1943, President, Chief Executive Officer and Chairman of the Board of Directors, graduated from Texas A&M University in 1967. Mr. Garcia joined the Company from THE HOUSTON POST, where he was vice president and editor. During his three-years there, The Post was honored regularly for journalistic excellence. Prior to his return to his native Texas, Garcia was editor and publisher of the KNOXVILLE JOURNAL and president and publisher of the MARYVILLE DAILY TIMES, its nearby sister publication. Mr. Garcia had a significant impact on both newspapers. He supervised the transformation of the DAILY TIMES to a morning paper, redesigned the JOURNAL and led both papers to journalistic excellence and economic vitality. During his tenure, the JOURNAL was credited with having developed the Best Sports
Section in the Country for newspapers of 50,000 circulation and under and the DAILY TIMES was named "Tennessee's Best Newspaper" by the Tennessee Press Association in 1990 and 1991. While Mr. Garcia was editor of the JOURNAL and DAILY TIMES, respectively, market penetration grew for both newspapers at rates superior to industry standards for newspapers of comparable size.

     Mr. Garcia began his career at the BRENHAM BANNER-PRESS while attending Texas A&M. He held the positions of reporter, sports editor and managing editor there. After receiving his BA degree in Journalism, he moved to the CORPUS CHRISTI CALLER-TIMES as sports reporter and sports news editor and then on to the FORT WORTH STAR-TELEGRAM as a sports reporter and his first significant newsroom management responsibilities.

     In 1976, Mr. Garcia went to the KANSAS CITY STAR AND TIMES where he was director of newsroom operations and assistant to the publisher. He later also assumed directorship of the Capital Cities' Minority Training Program. Mr. Garcia moved next to the Gannett Company where he was general executive of the SAN BERNADINO SUN and then editor and publisher of the TUCSON CITIZEN. In 1983, he was named vice president of Gannett West Newspaper Group.

     Mr. Garcia played an integral role in the launch of USA TODAY, supervising the building of the company's print site in Phoenix. He returned to the home of his alma mater in 1986 to be publisher of the BRYAN-COLLEGE STATION EAGLE before moving to Knoxville in 1988.

     In 1984, Mr. Garcia received the Ruben Salazar award for his achievements in publishing. Mr. Garcia has been a community leader wherever he has lived, most notably in Tucson, where he is credited with creating The New Pueblo concept. He served a two-year term, in 1989-1991, as chairman of the American Newspaper Publishers Association's Task Force on Minorities in the Newspaper Business.

     MICHAEL L. FOUDY, born 1951, a principal founder, will be Executive Vice President of the Company and a member of its Board of Directors. Mr. Foudy is host of ATB's "America The Beautiful" nationally syndicated talk radio show. He has diverse experience in public affairs, integrated marketing communications, strategic planning, management, entrepreneurship, finance, writing and broadcasting. Mr. Foudy's accomplishments include creation of a thirty thousand member Utility Shareholder's Association to intervene in rate legal cases and winning over $400 million in increased rate base. During the 1992 Presidential primary campaign, he was actively engaged in organizing a movement to draft an independent candidate for president (which activities generally would permit an independent candidate for President to obtain ballot access in all U.S. jurisdictions).

     During 1974, while attaining his Juris Doctorate from the University of Arizona College of Law, Michael Foudy founded a small marketing communications company in Tucson. When he sold his interest in the company thirteen years later, WFC/Westcom had grown to be the largest most successful public affairs/public relations company in Arizona with billings of over $7 million, with offices in Tucson, Phoenix and San Diego, a staff of twenty-five professionals, a base of "blue chip" clients and a history of profitability.

     Since 1987, Mr. Foudy has undertaken a variety of projects on behalf of distressed clients. These range from a comprehensive marketing audit for the owners of Garfinckel's Department Stores in Washington, D.C. to preparation of promotional and sales materials for the liquidation of $86 million of commercial property and the auction of 4,000 residential properties once owned by First City Bank of Houston, Texas. He directed the successful repositioning of a master planned golf and retirement community owned by Fairfield Homes in Green Valley, Arizona and designed a comprehensive marketing communications program which doubled home sales for the troubled home builder. He also supervised the restructuring/liquidation of Compass Publishing based in Chicago, Illinois and Sarasota, Florida.

     Mr. Foudy wrote the book REINVENTING AMERICA which was published by the Institute for American Democracy. Michael Foudy serves on the Board of Directors of Heartland Capital Corporation, which he co-founded, and is Of Counsel to the DCM Group, an integrated communications strategy firm based in McLean, Virginia. Michael Foudy has been active in a variety of charitable and community organizations including the Tucson Free Clinic, Tucson Community Food Bank, Arizona Opera Company and Southwestern Film Consortium. He currently serves on the American Initiative Committee Board of Directors and as Editor of the American Initiative Newsletter.

     BRADLEY B. NIEMCEK, born 1940, Vice President-Operations of the Company, is a 1965 Journalism graduate of Marquette University and is currently pursuing, on a part-time basis, a graduate degree in International Telecommunications at George Mason University. In addition to his role as producer of Michael Foudy's "America The Beautiful" program, he plays an active role in the Heartland Radio Network, which not only provides marketing and management services to ATB Productions, L.L.C. but also has other broadcast activities under development. Mr. Niemcek is a 30-year veteran of the communications industry. He spent his early years as a newspaper reporter, television news writer and public relations executive. In addition, Mr.
Niemcek for the past two decades has worked for, or established and built his own, companies specializing in client services based on emerging communications technologies. Mr. Niemcek began his career as a reporter and writer for the Milwaukee Sentinel and the NBC affiliates in that city, WTMJ radio and TV. He was recruited into the corporate public relations field in 1967 by Carl Byoir & Associates in Chicago and, after one year there, moved to its New York headquarters. Mr. Niemcek departed Byoir in 1974 to undertake a series of entrepreneurial enterprises in the sports promotion field, television syndication and in newsletter publishing. In 1982, he founded Newslink, Inc. to develop and market a satellite distribution service to connect public relations enterprises with the nation's local TV newsrooms. By 1988, the firm had expanded to include offices in New York and Washington, D.C. and diversified into providing facilities management satellite services for broadcast and cable TV clients as well; its largest client was Cable News Network ("CNN"). Mr. Niemcek sold his interest in Newslink in 1988 and formed TV People, Inc., a television facilities management firm and, from his new base in the Washington, D.C. area, consulted on the development of a number of local and regional political campaigns.

     BRADFORD W. BAKER, born 1955, Secretary - Treasurer of the Company, attended the University of Dallas from 1974 - 1975. Mr. Baker's professional experience spans 20 years of advertising, sales management and marketing. He is currently President and partner of The Creative Network, Inc., an award winning full-service advertising agency located in Knoxville, Tennessee. Prior to helping form Creative Network, Mr. Baker was a VP/Account Supervisor at Charles Tombras Advertising, Inc. in Knoxville and at Caraway Kemp Communications in Jacksonville, Florida. He has worked on both the client and agency sides of the business and won several awards and distinctions including: Who's Who in Advertising, a Presidential Citation for Private Sector Initiative, two 1990 Telly Awards, a 1992 National ADDY award from the American Advertising Foundation and a 1996 Knoxville ADDY Best of Show. Mr. Baker has extensive experience in creating, marketing and publishing various media vehicles. These include:

     - BOATING Magazine: Creative Network is the agency of record for this industry-leading publication. Work for this client includes all marketing facets, with heavy concentration on trade advertising and positioning.

     - XPRESS, a magazine for teens. (See "Specific Opportunities Under Consideration -- A Magazine for Teens.")

     - THE STAR: Published for MasterCraft Boat Company, this quarterly publication has a circulation of 25,000. THE STAR, generally recognized as one of the best publications within the boating industry, is designed, written and produced entirely by Creative Network.

     - THE WEEKEND JOURNAL: The Creative Network was responsible for all research, marketing and publicity for this new weekly newspaper which was successfully launched in January 1992.

Mr. Baker has also acted as consulting advisor for THE KNOXVILLE JOURNAL and two Knoxville suburban newspapers, THE OAK RIDGER and the MARYVILLE DAILY TIMES, and worked extensively on the launch and marketing of several publications for target marketer, Whittle Communications, L.P. Mr. Baker was also instrumental, together with Mr. Garcia, in refining the concept and developing the business plans respectively for the proposed teen magazine and national sports weekly joint ventures.

     LINDA G. MOORE, born 1947, Assistant Treasurer and Chief Financial Officer of the Company, attended Chico State College from 1965 to 1968.
Ms. Moore has been Chief Administrative Officer of the DCM Group, an affiliate of Edward S. DeBolt and Company, Inc. ("ESD") since 1978. She was Secretary of the Republican State Central Committee of California from 1969 when she began working with Edward S. DeBolt, Chairman of the Board of HCC and, in 1971 and 1972, was Assistant to Mr. DeBolt who served as the Deputy Chairman of the Republican National Committee. During 1973, Ms. Moore was Office Manager of Donnelly Marketing's National Political Office. She was Office Manager and held the office of Secretary-Treasurer from 1974 to 1996 of ESD and has served on the Board of Directors since 1974.

     SHERRI SCHWAMB DENORA, born 1967, Assistant Secretary of the Company, is a 1983 graduate of Mary Washington College, Fredericksburg, Virginia. During 1983 and 1984, Ms. Denora was a secretary and receptionist of Marinas International, Ltd. Since 1984, she has been production manager of the DCM Group, a subsidiary of ESD, responsible (among other activities) for print production, event management and the training and supervision of new employees. Ms. Denora is also currently providing production assistance and on-air commentaries for "America The Beautiful."

     RYAN T. SMITH, born 1973, Assistant Secretary of the Company, is a 1995 B.A. in communications graduate of Purdue University. While in college, Mr. Smith served as director, producer and editor of the first-ever Purdue all student-run newscasts was considered by its communications faculty as one of the top three television directors in his senior class and, as an active volunteer at the West Lafayette, Indiana cable station, performed a variety of tasks (including directing a live two camera town hall meeting broadcast). Between semesters at Purdue, among other activities, Mr. Smith worked at National Empowerment Television in Washington, D.C. as a studio technician intern where he learned technical facets of production. Currently, he is a production assistant for "America The Beautiful", a nationally syndicated talk radio show. His duties entail correspondence, station relations, marketing, booking guests and technical assistance in the studio.

     IT IS EXPECTED THAT ADDITIONAL PERSONNEL WILL BE EMPLOYED TO ASSIST IN OPERATIONS AND FINANCIAL MANAGEMENT. THE COMPANY HAS ALSO IDENTIFIED SEVERAL PEOPLE THAT ARE CANDIDATES FOR KEY POSITIONS WITHIN THE ORGANIZATION. THE COMPANY HAS DISCUSSED OPPORTUNITIES WITH SOME OF THESE PEOPLE AND INTENDS TO ACTIVELY RECRUIT THEM UPON FUNDING. MANAGEMENT RECOGNIZES THAT THEIR EXPERTISE AND EXPERIENCE IS ESSENTIAL TO SUCCESS OF ITS BUSINESS PLAN. THE COMPANY INTENDS TO ALSO CONTINUE TO EXPAND ITS ADVISORY GROUP IN THE AREAS OF BUSINESS AND FINANCE.

(2)  DIRECTORS

     GERALD GARCIA. (See "Officers" above.)

     MICHAEL L. FOUDY. (See "Officers" above.)

     RON ALEXENBURG, born 1942, has been a music business consultant since
1990 for, among others, The Beach Boys, Cabin Fever Entertainment (a division of U.S. Tobacco), American Re-Insurance Company, Rawkus Entertainment (an affiliated company of James Murdoch) and Joseph Antonini (past chairman of K
Mart). He also recently taught at New York University as a Professor of Business Music, Music Promotion and Advertising. From 1988 to 1990, Mr. Alexenburg was a partner with Cy Leslie at Aegis Entertainment in 1988. From 1980 to 1988, he joined Peter and Trudy Meisel and Ariola (GMB) to establish Handshake Records in March 1980. In April 1978, Mr. Alexenburg established Infinity Records, in association with MCA; until he left in 1980. As CEO and President, he signed entertainers or groups that included Orleans, Hot Chocolate, Spryo Gyro and Rupert Holmes (all of which had "gold" recordings). Prior to that association, Mr. Alexenburg was named Senior Vice President and General Manager of Epic Records, a division of the CBS Records group, in July 1977; at that time, he also started the Portrait label, signing the highly successful group Heart. Sales increased at Epic and the CBS associated labels dramatically during the next seven years. For five consecutive years, the organization signed, developed and successfully marketed more than 25 new artists, all of which achieved "gold" (sold over half a million units) status, including two of the most successful album sellers of all time: the artist Meatloaf and the group Boston. Mr. Alexenburg joined Columbia Records in December 1965 and was promoted to Vice President of Epic Records in May 1971, after holding increasingly responsible positions and receiving numerous industry awards for his achievements.; a year later, in 1972, he was given full responsibility for the label's growth at which time he brought Michael Jackson (and "Thriller," the most successful album of all time) and The Jackson Family to Epic Records. Mr. Alexenburg began his career with Garmisa Distribution, one of Chicago's leading independent record distributors in 1962, were he held positions in sales, marketing and promotion, while he represented companies such as ABC Dunhill, Mercury, Phillips and United Artists.

     TIM GIAGO, born 1936, an enrolled member of the Oglala Sioux Tribe, is the editor and publisher of INDIAN COUNTRY TODAY (the largest Indian-owned newspaper in America). He writes "Notes from Indian Country," a weekly column syndicated by Knight-Ridder/Tribune Services, and is the author of THE ABORIGINAL SIN, as well as serving as editor of "The American Indian and the Media." After attending elementary and high school at Holy Rosary Indian Mission (now Red Cloud Indian School) on the Pine Ridge Reservation, Mr. Giago attended college at San Jose Junior College, the University of Nevada, Reno and was awarded a Nieman Fellowship to Harvard University in 1990-1991. He has received the H.L. Mencken Award from the BALTIMORE SUN in 1985; the Civil and Human Rights Award from the National Education Association in 1988; the Harvard University Award for Contributions to Minority Journalism in 1990; the University of Missouri School of Journalism Medal of Honor for Distinguished Journalism; inducted into the South Dakota Hall of Fame in 1995, the Distinguished Service Award from THE WASHINGTON TIMES and has been publisher while his newspaper, INDIAN COUNTRY TODAY, has received more than 70 awards for excellence.

     KIRBY S. RALSTON, born 1953, is a 1976 graduate of Texas Christian University with a B.A. in Journalism. While in college, Mr. Ralston worked in the sports department at the Fort Worth STAR-TELEGRAM. He also was a staff member of the TCU student newspaper and radio station. After graduation, Mr. Ralston joined the family-owned Ralston Advertising in Omaha, Nebraska where he handled the sales and marketing of promotional advertising products. In 1978, Mr. Ralston formed A Advertising & Supply, a direct mail marketing unit of Ralston Advertising specializing in the promotion of political campaign items. In 1990, Mr. Ralston was named President of Ralston Advertising/A Advertising & Supply. He is a board member of the Mid-America Direct Marketing Association and an active member of the Greater Omaha America Marketing Association and the Omaha Federation of Advertising.

     B. ERIC SIVERTSEN, born 1953, who graduated from the College of William & Mary in 1975 and George Mason University School of Law in 1981, serves as an officer and director of various subsidiaries of DeRand Corporation of America. Mr. Sivertsen is a member of the Virginia state bar and has extensive experience creating marketing strategies products and has coordinated the development of a national securities marketing organization and selling group. He has performed acquisition due diligence, including financial and other risk analysis of potential acquisitions, budget preparation and other pro forma financial analysis. Mr. Sivertsen has negotiated various acquisition-related agreements, including purchase and sale, senior and subordinated commercial financing, seller refinancing, mortgages, leases, employment and credit enhancement agreements. He also manages operations of a public telecommunications fund, oversees preparation of budgets, contract negotiations, development of operating strategies, as well as the review and hiring of personnel. He served as senior deputy to the chairman of the board of DeRand Corporation of America, serves as in-house counsel to DeRand and Chief Personnel Manager and Administrator for several DeRand subsidiaries. During the last several years, he has been selected to speak at various investment seminars, conferences, and on radio regarding telecommunications investments and investment banking.

PROFESSIONAL ADVISOR(S)

     In order to ensure that the Company takes all steps necessary for its ultimate success, it has obtained the services of certain professional advisors. Despite the fact that the Company is still in the development stage, with the help of its legal, accounting and financial advisors, management continues to strive for a level of professionalism commensurate with the Company's strategic plan and goals. The Company's professional advisors include:

(1) MAX E. MILLER, ESQ., born 1949, has provided legal and financial advice to the Company since early 1995. He is currently a senior partner at the Washington, D.C. law firm of Bayh, Connaughton & Malone, founded and chaired by former U.S. Senator Birch Bayh. Mr. Miller specializes in federal, state and international tax planning and business consulting and commercial transactions on behalf of publicly-held and closely-held corporations, partnerships, trusts, estates and individuals. He has often assisted in the development of business plans and the financial structure of start-up companies, and has worked closely with U.S. companies expanding overseas. Also a certified public accountant, Mr. Miller combines a strong legal background with a solid understanding of corporate finance and the financial consequences of business transactions. Prior to joining the firm, Mr. Miller was a senior tax manager with Coopers & Lybrand, an international accounting and business consulting firm. He has been a frequent lecturer at tax seminars and special business programs and has written extensively on tax matters. Mr. Miller received his B.S. in accounting from Indiana University and his law degree from Indiana University School of Law. Mr. Miller also attended the graduate tax law program at Georgetown University Law Center. He is a member of the District of Columbia, Virginia and Indiana Bars, and is admitted to practice before the United States Tax Court and the Federal District Court for the Eastern District of Virginia. He is also a member of the American Institute of Certified Public Accountants, as well as the Indiana and Northern Virginia Societies Certified Public Accountants.

(2) JOHN M. NOVACK, born 1951, currently works as a financial consultant. Previously, he was employed by NHP, Incorporated, as Senior Vice President, Finance and Accounting from 1993 - 1995, a financial consultant from 1992 - 1993,

Vice President, Controller of Woodward & Lothrop, Incorporated from 1981 - 1992 and an Audit Manager in the Washington, D.C. office of Arthur Andersen, L.L.P. from 1973 - 1981. He holds a B.B.A. degree in Accounting from the College of William and Mary.

(3) FRANK CALLAHAN, born 1928, who graduated from Baker University in 1950 is a professor at the Thunderbird Graduate School of International Management in Glendale, Arizona. Mr. Callahan is a former officer of the advertising agency Young and Rubicam, owner of Winters, Francheski and Callahan Advertising and partner in WFC Public Relations. He has a long and successful career introducing new products and services. Among his successful introductions are Duncan Hines Cake Mixes, Purina Dog Chow, Gallo Wines, Pentel Pens, Scotchguard, Club Med, Hyundai Personal Computers and various products for Amour foods. Mr. Callahan has an extensive history relating to new product introduction, including careful consideration of positioning issues, marketing strategies, obstacles to success, competitive forces, prospect definition, channels of distribution, advertising, public relations, and sales.

REMUNERATION

     The Company was formed on March 27, 1996 and therefore paid no compensation prior to that time. Under the current compensation agreement, dated as of May 1, 1996 with the Company, each of Gerald Garcia, Michael L. Foudy and Bradley B. Niemcek earns compensation at the annual rate of $130,000, $120,000 and $60,000, respectively, plus certain out of pocket expenses during this start-up period. Finally, Bradford W. Baker has an employment agreement with the Company which does not provide for direct compensation but does make him eligible for certain employee benefits, including a bonus and/or stock options.

     If only the minimum funding is subscribed for in this offering and no other funds are available, it is intended that the amount of salaries will be reduced sufficiently until cash flow is available to adequately pay these amounts. However, it is intended that the difference between the full compensation level and what is paid will be accrued and ultimately paid when funds are available. This compensation plan is based on an assumed full time effort for the Company by these individuals. As the Company's operations develop, it is anticipated that additional personnel and outside consultants may be hired. It is currently anticipated that each of these individuals will devote up to approximately 50% of their time to either HCC or ATB Productions, L.L.C. for which the Company will be reimbursed for that portion of the individual's base salary. Determination of time allocation will be at the discretion of the Board of Directors.

EMPLOYEE BENEFITS

     It is anticipated that the Company will implement, in the near future, a Restricted Employee Stock Option plan under which its Board of Directors may grant employees, directors and certain advisors of the Company options to purchase its Shares at rates that may be below market price at the date of the grant. Any income from such options are not expected to be tax deferrable. As of the date of this Prospectus, the plan has not been defined and no options have been granted but 600,000 Shares have been reserved.

     The Company anticipates that it will adopt in the future an employee cash bonus program to provide incentive to the Company's employees. It is anticipated that such a plan would pay bonuses to employees based upon the Company's pre-tax or after-tax profit for a particular period. It is anticipated that the Company will adopt a retirement plan such as a 401(k) retirement plan and that it will implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants.

EMPLOYMENT AGREEMENTS

     As of May 1, 1996, Messrs. Garcia, Foudy, Baker and Niemcek each entered into a three-year employment agreement with the Company (collectively, the "Employment Agreements") that provides for a base salary, bonuses and such other benefits as set forth in their agreements. Messrs. Garcia, Foudy, Baker and Niemcek and the Boards of Directors each have the right to terminate the Employment Agreements with or without cause at any time; provided, however, that termination by the Board of Directors without cause or termination by Messrs. Garcia, Foudy, Baker and Niemcek with cause would obligate the Company to pay the compensation due under the applicable Employment Agreement for the remainder of its term. Pursuant to the terms of the Employment Agreements, Messrs. Garcia, Foudy, Baker and Niemcek have agreed that they will not compete with the Company during the period of their employment and for a one-year period after termination of the applicable Employment Agreement.

EMPLOYEES

     As of May 31, 1996, the Company had one full-time and six part-time employees, six of which employees are located in its McLean, Virginia offices. None of such employees is represented by employee union(s). The Company believes its relations with all of its employees are good.

PROPERTY

     The Company rents office facilities at 1320 Old Chain Bridge Road, McLean, Virginia, at market rates. (However, see, "Conflicts of Interest -- Certain Related Party Transactions.") Such leased office space is adequate, the Company believes, to satisfy its needs for the foreseeable future.

                                 LITIGATION

     There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against the Company or its affiliates and principals.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table summarizes certain information with respect to the beneficial ownership of the Company's Shares, immediately prior to and after this Offering.

                 [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                                                        AFTER THE OFFERING
                                    PRIOR TO THE          ----------------------------------------
                                       OFFERING               MINIMUM(2)             MAXIMUM(3)
                                --------------------      -----------------      -----------------
NAME OF BENEFICIAL OWNER:       NUMBER(1)        %        NUMBER        %        NUMBER        %
- -------------------------       ---------      -----      ------      -----      ------      -----
DIRECTORS AND OFFICERS
Michael L. Foudy                1,885,000      20.86     1,885,000    19.97     1,885,000    13.43
Gerald Garcia                     364,000       4.03       364,000     3.86       364,000     2.50
Eric B. Sivertsen
  (warrants only)                  25,000       0.28        25,000     0.27        25,000     0.18
Bradford W. Baker                    -           -            -         -            -         -
Bradley B. Niemcek                112,500       1.24       112,500     1.19       112,500     0.80
Ron Alexenburg                       -           -            -         -            -         -
Tim Giago                            -           -            -         -            -         -
Kirby Ralston                        -           -            -         -            -         -
                               ----------      -----     ---------    -----     ---------    -----
ALL DIRECTORS AND OFFICERS
  AS A GROUP                   2,386,500       26.41%    2,386,500    25.29%    2,386,500    17.00%
                               ----------      -----     ---------    -----     ---------    -----
                               ----------      -----     ---------    -----     ---------    -----

ALL 10% SHAREHOLDERS
Michael Foudy                  1,885,000       20.86     1,885,000    19.97     1,885,000    13.43
Heartland Capital
  Corporation (warrants
  only)                        1,236,000       13.08     1,236,000    13.10     1,236,000     8.80
                               ----------      -----     ---------    -----     ---------    -----
ALL 10% SHAREHOLDERS AS
  A GROUP                      3,121,000       34.54     3,121,000    33.07     3,121,000    22.23
                               ----------      -----     ---------    -----     ---------    -----
                               ----------      -----     ---------    -----     ---------    -----
ALL BENEFICIAL OWNERS AS
  A GROUP                      3,622,500       40.09%    3,622,500    38.39%    3,622,500    25.80
                               ----------      -----     ---------    -----     ---------    -----
                               ----------      -----     ---------    -----     ---------    -----

(1) Reflects total outstanding Shares of 4,758,000 and the assumed issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 4,204,000 shares, all as of May 18, 1996. Detail by director and/or officer follow:

                                                          SHARES UNDER          SHARES UNDER
                                   OUTSTANDING           NON-CONTINGENT          CONTINGENT         SHARES
DIRECTOR AND/OR OFFICER              SHARES                 WARRANTS              WARRANTS           TOTAL
- -----------------------            -----------           --------------         ------------        ------
Michael L. Foudy                     992,500                  892,500                  -           1,885,000
Gerald Garcia                        198,500                  165,500                  -             364,000
Bradley B. Niemcek                    25,000                   12,500               75,000           112,500
Eric B. Sivertsen                       -                      25,000                  -              25,000
                                    --------                ---------              -------         ---------
TOTAL                              1,216,000                1,095,000               75,000         2,386,500
                                    --------                ---------              -------         ---------
                                    --------                ---------              -------         ---------

(2) Assumes issuance and sale of 400,000 of the Company's shares during this Offering Period (the "Minimum" Offering), in addition to the 4,758,000 Company shares currently outstanding, the issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 4,204,000 additional Shares, all as of May 18, 1996.

(3) Assumes issuance and sale of 5,000,000 of the Company's shares during this Offering Period (the "Maximum" Offering), in addition to the 4,758,000 Company Shares currently outstanding, the issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 4,204,000 additional Shares, all as of May 18, 1996.

                             SELECTED FINANCIAL DATA

     The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company's and Heartland Capital Corporation's (HCC) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto and the Financial Statements of HCC and Notes thereto included elsewhere in the Prospectus. The selected financial data for the periods ended December 31, 1994 and 1995, and March 31, 1996, have been derived from the Company's and HCC's financial statements, which have been audited by independent certified public accountants, and which are included elsewhere in this Prospectus. The selected financial data for the three months ended March 31, 1995 have been derived from unaudited financial statements which are included elsewhere in this Prospectus. In the opinion of management of the Company, the unaudited financial statements of the Company and HCC have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. This data should be read in conjunction with the Company's and HCC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and related notes thereto, included elsewhere in this Prospectus.


                 [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                                                                                       HCMI --
                                                                                                     (SUCCESSOR
                                                  HCC (PREDECESSOR COMPANY)(1)(2)                    CO.)(1)(2)
                               ----------------------------------------------------------------     -----------
                                                                                        FROM
                                 6/23/94                                               6/23/94        3/27/96
                                (DATE OF                                               (DATE OF       (DATE OF
                                FORMATION)                    3 MONTHS    3 MONTHS    FORMATION)     FORMATION)
                                 THROUGH       YEAR ENDED       ENDED       ENDED       THROUGH        THROUGH
                                12/31/94        12/31/95       3/31/95     3/31/96      3/31/96        4/30/96
                               -----------     -----------    --------    ---------   ----------     ----------
INCOME STATEMENT DATA:
REVENUE                         $     -        $      647     $     -     $    2,106  $    2,753     $      -
COSTS AND EXPENSES              $  211,172     $  506,092     $  71,643   $  160,318  $  877,582     $      -
LOSS FROM OPERATIONS            $ (211,172)    $ (505,445)    $ (71,643)  $ (158,212) $ (874,829)    $      -
INTEREST EXPENSE, NET           $    8,342     $   10,720     $   3,709   $    1,514  $   20,576     $      -
NET LOSS (5)                    $ (219,514)    $ (516,165)    $ (75,352)  $ (159,726) $ (895,405)    $      -
NET LOSS PER SHARE              $     (.03)    $     (.07)    $    (.01)  $     (.02) $     (.11)    $      -
COMMON AND COMMON
  EQUIVALENT SHARES
  OUTSTANDING(2)                 7,851,000      7,851,000     7,851,000    7,851,000   7,851,000            -


                                                 HCC (PREDECESSOR COMPANY)(1)(2)               HCMI (SUCCESSOR COMPANY)(1)(2)
                                 --------------------------------------------------------    ---------------------------------
                                                              AS OF                                          AS ADJUSTED(4)
                                 --------------------------------------------------------     AS OF       --------------------
                                 12/31/94          12/31/95        3/31/95        3/31/96    4/30/96      MINIMUM      MAXIMUM
                                 --------          --------        -------        -------    -------      -------      -------
BALANCE SHEET DATA:
WORKING CAPITAL (DEFICIENCY)    $(245,214)        $(333,529)     $(308,179)      $(266,989) $(91,180)     $53,820      $723,820
TOTAL ASSETS                    $  36,274         $ 184,800      $  36,913       $ 338,667  $100,696   $1,685,696   $21,420,696
STOCKHOLDERS' EQUITY
  (DEFICIT)                     $(217,714)        $(171,379)     $(293,066)      $(35,051)  $  4,758   $1,614,758   $22,074,758
ACCUMULATED DEFICIT             $(219,514)        $(735,679)     $(294,866)     $(895,405)  $    -     $    -       $     -

(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company has yet to commence operations and is presented as the "Successor" to HCC which, in turn, is deemed the Predecessor in the above table.

(2) Common and common equivalent shares outstanding is based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price within a year prior to the initial filing, or in contemplation of the IPO, should be treated as outstanding for all reported periods. Consequently, 7,851,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC.

(3) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, HCC has incurred losses since inception and both the Company and HCC have negative working capital. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns. In this regard, see Reports of the Independent Certified Public Accountants accompanying the Company's and HCC's audited financial statements appearing elsewhere herein which cite substantial doubt about the Company's and HCC's ability to continue as going concerns.

     There can be no assurance that the Company and HCC will achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected.

(4) Assumes completion of the Offering and application of the net proceeds of $1,610,000 in the case of the "Minimum" Offering and $22,070,000 in the case of the "Maximum" Offering.

(5)  There have been no, nor is there expected to be, cash dividends.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                               RESULTS OF OPERATIONS

(1) HEARTLAND COMMUNICATIONS & MANAGEMENT, INC. (THE "COMPANY") (A Development Stage Company)

     (A) LIQUIDITY AND CAPITAL RESOURCES

     The Company was incorporated as a wholly-owned subsidiary of Heartland Capital Corporation ("HCC") on March 27, 1996 for the purpose of raising capital to develop several print and electronic media and investment concepts (the "Media Concepts") and bring them to market. The development rights to these Media Concepts had been owned by HCC and were assigned to the Company on May 17, 1996 simultaneously with payment by HCC of its $4,758 subscription for the stock of the Company to which it subscribed on March 27, 1996.

     The Company has not yet commenced operations. The Company expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. The Company does not currently have any cash reserves to cover such anticipated expenditures and cash requirements. In addition, as April 30, 1996, the Company has a working capital deficiency, as indicated by current liabilities exceeding current assets by $91,180. These factors raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern.

     The Company and HCC have been evaluating financing and capitalization alternatives as part of their long-term business plans. These alternatives include HCC's sale of preferred stock and other alternatives, including the formation of the Company, including the transfer thereto of many of HCC's development options, with the Company, in turn, undertaking an initial public offering (the IPO) of a portion of its common stock. To preserve operating funds, HCC and the Company have developed a strategic plan which provides for reductions of expenditures and a prioritization of development options, as discussed below.

     The development rights, which are discussed in more detail below under "Anticipated Operations," have only a nominal intrinsic net value as of the date they were assigned to the Company because of the anticipated future development costs and have no carrying value in the Company's balance sheet. The Media Concepts cannot be developed without the capital expected to be raised by the Company's IPO. The extent to which the Company can realize any return on the development rights is directly related to the amount of funding obtained through the Company's offering of its shares to the public, as well as its ability to successfully develop the Media Concepts.

     Subsequent to the assignment, ownership of the Company was "spun off" to the shareholders of HCC and HCC's stock ownership was retired. As part of the "spin-off", the Company issued shares of its common stock (the "Shares") to HCC's common and preferred shareholders equal to shares they currently held in HCC on a one-for-one basis. Holders of HCC preferred stock also received warrants to buy the Company's common stock on the basis of one warrant for each two HCC preferred shares held. Holders of non-contingent warrants to purchase HCC shares were likewise provided the same number of warrants to purchase shares of the Company, at exercise prices identical to those contained in the HCC warrants. After the "spin-off," a total of 4,758,000 Shares and warrants for the purchase of 4,204,000 Shares at prices ranging from $.001 per share to $.50 per share and 75,000 contingent warrants were outstanding.

     While the Company anticipates that it will finance the development of the Media Concepts initially through use of funds raised by the IPO, a total of $1,647,190 of additional funds would be made available to the Company should all holders of outstanding stock purchase warrants exercise them. Even if the warrants are exercised, at the conclusion of this development effort, which for some of the Media Concepts will require as much as nine months, the Company may still need to obtain additional financing to begin operations. There can be no assurance that the Company will complete the necessary work on the Media Concepts on schedule or that bank or additional equity financing will be available to the Company as it seeks to develop the Media Concepts and begin operations.

     (B) ANTICIPATED OPERATIONS

     The Company has not yet started operations and is not expected to do so until the $1,000,000 minimum offering is achieved and the funds are released from escrow. At that time, additional employees will be hired who will begin the work necessary to develop the Media Concepts.

     The Company will structure its operations based on both the amount of capital raised in the IPO and the timing of the receipt of the proceeds. The Company has developed an action plan geared to varying amounts of capital being raised. Assuming that only $1,000,000 of capital is raised, the Company's goals will be to develop additional programming and broadcast capabilities for the Heartland Radio Network (the "Network") and to make media acquisitions which will help develop the Network. If a total of $5,000,000 is raised, then the Company also would plan to develop a weekly publication aimed at the youth (ages 11 to 18) market that would be distributed free to students in schools. Based on preliminary discussions, it is expected that several major national companies would be prominent advertisers in the publication. Additionally, at the $5,000,000 level, the Company also would plan to invest in an investment fund management company. If a total of $12,500,000 is raised, the Company also would expect to devote additional capital to investments in the fund management venture as well as to partially fund the creation of a sports-based weekly newspaper insert which would be provided to newspapers around the country. This publication also is expected to be supported by advertising revenue from major national companies. If the complete offering amount of $25,000,000 is raised in the IPO, then the Company expects that, in addition to the projects funded at lower levels, the sports-based newspaper insert concept would be fully funded and that additional as yet unidentified synergistic print, electronic media and Internet-based investments would be made.

     Because the Company has no history of operations, there is no assurance that the Media Concepts can be successfully developed and put into operation within the anticipated levels described above. Additionally, there is no assurance that the Media Concepts would in fact be acceptable to the general public and, as a result, no assurance that revenues would ever be generated sufficient to recover the capital raised in the IPO, let alone provide a return to shareholders on invested capital.

     (C) RECENT ACCOUNTING PRONOUNCEMENTS

     Recent accounting pronouncements and their effect on the Company are discussed below.

     In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. The Company adopted SFAS No. 121 as of March 27, 1996, and its implementation did not have a material effect on the Company's financial statements.

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method is adopted at the date it grants stock options to officers, employees and directors. The adoption of this standard will not impact the Company's financial position or cash flows.

(2) HEARTLAND CAPITAL CORPORATION (A Development Stage Company)

     (A) LIQUIDITY AND CAPITAL RESOURCES

     Heartland Capital Corporation ("HCC"), the original shareholder of the Company, was incorporated on June 23, 1994, and provides merchant banking, marketing and consulting services to companies primarily based in the electronic and print media.

     HCC incurred a net loss of $516,165 in 1995, and has incurred losses since formation resulting in an accumulated deficit of $895,405 at March 31, 1996. At December 31, 1995 and March 31, 1996, HCC had negative working capital, as indicated by current liabilities exceeding current assets by $333,529 and $266,989, respectively. Furthermore, HCC expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. HCC does not currently have sufficient cash reserves to cover such anticipated losses. In addition, HCC has significant receivables of $306,613, as of March 31, 1996, from the Company and ATB which, in turn, are both development stage companies whose most recent audit reports, dated May 18, 1996, have expressed concern about those companies' "abilities to continue as going concerns." These factors raise substantial doubt about HCC's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about HCC's ability to continue as a going concern.

     HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These include the sale of the 12% Preferred Stock, and other alternatives, such as the formation of the Company, including the transfer thereto of many of HCC's development options with the Company, and in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options as discussed below.

     The following table sets forth certain data from the Statement of Cash Flows for HCC.


                                          FOR THE                            FOR THE THREE
                                           PERIOD                             MONTHS ENDED        FOR THE PERIOD
                                       6/23/94 (DATE          FOR THE           MARCH 31,        6/23/94 (DATE OF
                                       OF FORMATION)         YEAR ENDED    ------------------     FORMATION) THRU
                                       THRU 12/31/94          12/31/95      1995         1996        3/31/96
                                      ---------------       ------------   -----         ----     ----------------
Net cash provided by  (used in)
  operating activities                   $(101,728)          $(394,925)   $ 7,428    $(126,174)      $(622,827)
Net cash used in investing
  activities, principally loans
  to ATB                                      --              (147,875)      --        (74,375)       (222,250)
Net cash provided by financing
  activities, principally from
  loans from investors and sales
  of preferred stock                       101,800             562,415     12,500      195,650         859,865
                                        ----------          ----------   --------    ---------       ---------
Increase (decrease) in cash              $      72           $  19,615    $19,928    $  (4,899)      $  14,788
                                        ----------          ----------   --------    ---------       ---------
                                        ----------          ----------   --------    ---------       ---------

     In 1994, HCC's operations were funded primarily by loans from investors. In 1995, HCC began raising capital through the sale of 12% non-cumulative convertible preferred stock in a private placement. As of December 31, 1995, $686,000 (before commissions and related costs) of preferred stock had been sold and during the three months ended March 31, 1996, an additional $215,000 (before commissions and related costs) of preferred stock was sold. An additional $493,500 (before commissions and related costs) was raised during April 1996, before the offering was closed on April 19, 1996.

     Even with the proceeds of preferred stock sales received through April 1996, HCC does not have adequate resources to continue operating throughout 1996 at the same level as 1995. However, certain changes are anticipated in HCC's operations in 1996 which increase the likelihood of HCC being able to fund its operations in 1996 without obtaining additional capital. First , effective May 17, 1996, HCC transferred certain contract and development rights to the Company which has undertaken plans for an initial public offering ("IPO") in 1996. If HCMI is successful in its IPO, it is anticipated that several employees previously on HCC's payroll will transfer to the Company, reducing HCC's operating costs. Additionally, it is anticipated that the Company will reimburse HCC for funding provided to the Company in anticipation of the IPO. Second, HCC has funded certain not-for-profit initiatives, the Institute for American Liberty, the American Initiative Committee and the Philadelphia II initiative, expecting to be repaid as these organizations begin operations and raise working capital. As a matter of accounting policy, advances to these organizations have been expensed when made and revenue will be recorded to the extent that any repayments are ever received. If necessary to preserve operating funds, HCC could cease funding these organizations for the remainder of 1996. Through March 31, 1996, HCC has advanced a total of $242,191 to these organizations.

     (B) RESULTS OF OPERATIONS

     Since its inception, HCC has been engaged in merchant banking and related activities to develop certain media concepts into viable standalone businesses. HCC has received a small amount of revenue ($647 for the year ended December 31, 1995 and $2,106 for the three months ended March 31, 1996) while incurring costs to develop the various media concepts. HCC's net loss for the year ended December 31, 1995 was $516,165 compared to a net loss of $219,514 for the period from inception (June 23, 1994) through December 31, 1994. Because 1994 was not a full year of operations, results for the 1994 partial year can not be meaningfully compared to results for 1995. Net loss was $159,725 and $75,352 for the three months ended March 31, 1996 and 1995, respectively. The increased loss in the first quarter of 1996 over 1995 is attributable to higher general and administrative expenses in 1996, primarily for consulting services, higher salaries in 1996, and more funding of the not-for-profit initiatives, discussed above, in 1996. The increase in net loss for the quarters between years was reduced somewhat by revenue generated in 1996 on the marketing agreement with ATB Productions, L.L.C., a related entity, which did not occur in the first quarter of 1995.

     HCC also has $422,674 of net operating loss carryforwards ("NOLs") which expire in 2009 and 2010. A valuation allowance equal to the tax benefit of the NOLs was established reflecting the uncertainty of realizing these benefits in future years. Furthermore, as a result of an ownership change due to the sale of preferred stock, the use of the NOLs is restricted to an annual limitation of $65,119.

(C) RECENT ACCOUNTING PRONOUNCEMENTS

     Recent accounting pronouncements and their effect on HCC are discussed below.

     In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. HCC adopted SFAS No. 121 as of January 1, 1996, and its implementation did not have a material effect on HCC's financial statements.

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. HCC intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

(3) ATB PRODUCTIONS, L.L.C. (A Development Stage Company)

     (A) LIQUIDITY AND CAPITAL RESOURCES

     ATB Productions, L.L.C. ("ATB") was formed as a Virginia limited liability company on April 17, 1995 as successor to a sole proprietorship of the same name. Under its operating agreement, ATB restricts its activities to the businesses of producing radio shows and publishing.

     ATB incurred a net loss of $218,637 in 1995 and has incurred losses since formation, resulting in an accumulated deficit of $293,604 as of March 31, 1996. At March 31, 1996, ATB had negative working capital, as indicated by current liabilities exceeding current assets by $31,294 as well as $229,064 of noncurrent liabilities. Furthermore, ATB expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. ATB does not currently have sufficient cash reserves to cover such anticipated losses. Borrowings under ATB's line of credit with HCC amount to $219,225 at March 31,1996, leaving only $140,775 available for future use. And HCC, in turn, has similar problems with significant doubt as to its own ability to continue as a going concern as well as its ability to fund the balance of the line of credit and provide marketing services to ATB. These factors raise substantial doubt about ATB's ability to continue as a going concern. In this regard, see Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern.

     According to ATB's long-term business plan, ATB has been evaluating financing and capitalization alternatives with HCC and the Company. These alternatives include the sale of preferred stock by HCC and other alternatives,, such as the formation of the Company and the transfer thereto of many of HCC's development options, including the ATB contract, with the Company, in turn, undergoing an initial public offering of its common stock. Additionally, ATB continues to expand the radio shows it produces and broadcasts in an attempt to increase its own revenues. To preserve operating funds, ATB has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options, as discussed below.

     The following table sets forth certain data from the Statement of Cash Flows for ATB.

                  [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                                                                                   FOR THE PERIOD
                                        FOR THE             FOR THREE         FOR THREE            1/1/95 (DATE OF
                                      YEAR ENDED           MONTHS ENDED      MONTHS ENDED          FORMATION) THRU
                                        12/3/95             3/31/1995         3/31/1996                 3/31/96
                                      -----------          ------------      ------------          ---------------
Net cash used in operating
activities                             $(182,523)            $(34,970)         $(71,127)               $(253,650)
Net cash used in investing
activities                                (4,824)                --              (4,751)                  (9,575)
Net cash provided by financing
activities, principally proceeds
from HCC line of credit and initial
capital                                  188,907               42,557            74,318                  263,225
                                       ---------             --------          --------                ---------
Increase (decrease) in cash            $   1,560             $  7,587          $ (1,560)               $   --
                                       ---------             --------          --------                ---------
                                       ---------             --------          --------                ---------

     A total of $42,500 was contributed to equity by ATB's founding members at the time ATB was formed. There are at present no plans to raise additional capital through subscriptions from members, although ATB's operating agreement provides that its managing member may solicit additional contributions from members; the members are, however, not legally compelled to invest additional funds in ATB. Effective January 15, 1995, ATB entered into a line of credit agreement with Heartland Capital Corporation ("HCC"), a related organization having shareholders similar to those of ATB, whereby ATB is able to borrow up to $360,000 from HCC at a fixed interest rate of 8% per annum. Payment of interest on any borrowings is deferred until January 15, 1997, and any borrowings under the agreement must be repaid no later than December 31, 1999. As of December 31, 1995, ATB had borrowed $144,850 against the line. The amount borrowed increased to $219,225 as of March 31, 1996.

     Cash used in operations was $182,523 for the year ended December 31, 1995, and $34,970 and $71,127 for the respective three month periods ended March 31, 1995 and 1996. The comparison of uses of cash between the first quarters of 1995 and 1996 is not meaningful because ATB was not fully operational for the entire three month period ended March 31, 1995. ATB has funded its cash used in operations through the capital raised in the original offering of membership units and through borrowings under its line of credit. ATB is wholly dependent on its line of credit to fund its future operations, and there can be no assurance that the remaining balance under the line of credit will be sufficient to fund its operations for 1996. Additionally, there is no assurance that additional funds will be available to ATB through an increase in the line of credit, sale of additional membership units or borrowings from lending institutions, should ATB exhaust its present credit line. The Company, which now has a marketing agreement with ATB, is attempting to raise capital through an initial public offering ("IPO") of its stock. If the IPO is successful, the Company has indicated that it will invest approximately $250,000 in funding ATB's operations. There can be no assurance that the Company's IPO will be successful or that, if successful, the Company will, in fact, invest funds in ATB.

     (B) RESULTS OF OPERATIONS

     ATB's primary line of business is the creation and production of the radio show "America the Beautiful", hosted by Mike Foudy, a well known commentator on America's political scene. ATB pays a broadcasting network to broadcast the show and provides both the broadcasting company and radio stations carrying the show with approximately half of the available advertising time per hour as additional compensation for carrying the show. ATB also produces other "talk" radio shows on behalf of talk hosts, charging a fixed rate per hour for broadcast time and production costs.

     For the year ended December 31, 1995, ATB has revenues of $62,940, an operating loss of $213,059 and a net loss of $218, 637. These results should not be considered as being indicative of future performance, as ATB was beginning operations and did not operate fully for the entire year. Additionally in the second quarter of 1995, a related entity, HCC, paid ATB $50,000 for advertising time on the "America the Beautiful" show. It is not expected that HCC will continue to advertise on any of the shows produced by ATB. For the three month periods ended March 31, 1995 and 1996, ATB had revenues of $-0- and $35, 190, operating losses of $20,370 and $71,006 and net losses of $20,370 and $74,967, respectively. The comparison to the first quarter of 1995 is not meaningful because ATB was not fully operational during that quarter. Excluding the $50,000 in advertising paid by HCC, virtually all of ATB's revenues have come from producing radio shows for other radio hosts, as opposed to advertising. While ATB enters into contracts with hosts of other radio shows that it produces, there can be no assurance that ATB will continue to be able to produce radio shows on behalf of other hosts. Additionally, there is no assurance that ATB will be able to attract advertisers to its primary show, "America the Beautiful."

     To promote its shows, ATB entered into a marketing agreement with HCC (which was transferred to the Company effective May 17, 1996) to promote the "America the Beautiful" show and to seek out additional shows that could be produced or carried by ATB, under its contract with a radio broadcasting firm. While commitments have been signed to carry several additional shows, there is no certainty at present that the revenues from such additional ventures, whether from advertising or broadcast/production, will be adequate to cover its operating costs.

     (C) RECENT ACCOUNTING PRONOUNCEMENTS

     A recent accounting pronouncement and its effect on ATB is discussed below.

     In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. ATB adopted SFAS No. 121 as of January 1, 1996, and its implementation did not have a material effect on the financial statements.

                           APPLICATION OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of common stock (the "Shares") offered hereby (after selling commissions and associated organization and offering expenses) are estimated to be approximately $22,070,000 million if the maximum offering is achieved and $1,610,000 if the minimum offering is achieved. The Company expects that such net proceeds will be used to finance expansion of existing activities and future acquisitions as well as for general corporate purposes. The Company reviews potential acquisition opportunities on an ongoing basis, and periodically engages in discussions with acquisition candidates. The Company has not, however, entered into any definitive agreements with respect to the acquisition of any properties.

     Funds expended are anticipated to be used over a 6 to 24 month period. In the event only the minimum amount of funding is subscribed, the Company will concentrate its efforts primarily on expanding its Heartland Radio Network and a possible communications-related acquisition. In the event that more than the minimum is subscribed, the Company intends to be more aggressive in implementing its business plan and further develop operations, personnel and projects. Anticipated application of proceeds below does not, however, include cash flow from revenue. The Company anticipates receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended. (See "Risk Factors.")

                [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                                                   GROSS PROCEEDS
                                                                   --------------
                                     $2,000,000        $5,000,000        $12,500,000        $25,000,000
                                     ----------        ----------        -----------        -----------
Selling Commissions                    $170,000         $425,000          $1,062,500         $2,125,000
Legal Fees                               40,000           70,000             100,000            100,000
Other Fees                               30,000           30,000              30,000             30,000
Printing Costs/Other Fees                25,000           25,000              25,000             25,000
HCC Indirect Expense
Reimbursement (1)                        75,000          400,000             600,000            600,000
Accounting Fees                          50,000           50,000              50,000             50,000
Working Capital                         145,000          225,000             490,000            815,000

Proposed Investment
  Opportunities (1):
    Heartland Radio Network             250,000          250,000             250,000            250,000
    Communications Companies
      Acquisition(s)                    390,000          720,000           1,000,000          4,875,000
    A Magazine for Teens                800,000        2,300,000           2,300,000          2,300,000
    Alvery Bartlett Fund
      Management Co.                          0          380,000           1,480,000          1,480,000
    A National Sports Weekly                  0                0           4,737,500         11,600,000
    Management and Marketing
      Services                           25,000          125,000             375,000            750,000
                                     ----------       ----------         -----------        -----------
                                     $2,000,000       $5,000,000         $12,500,000        $25,000,000
                                     ----------       ----------         -----------        -----------
                                     ----------       ----------         -----------        -----------

(1) HCC has incurred costs, principally indirect, such as salaries and apportioned rent, relating to the Company's public offering. By the completion of the public offering, it is expected that such costs will aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis as reflected in the above tables.

     THE COMPANY RESERVES THE RIGHT TO CHANGE THE APPLICATION OF PROCEEDS DEPENDING ON UNFORESEEN CIRCUMSTANCES AT THE TIME OF THIS OFFERING. THE
INTENT IS TO IMPLEMENT THE COMPANY'S BUSINESS PLAN TO THE EXTENT POSSIBLE
WITH FUNDS RAISED IN THIS OFFERING. UNFORESEEN EVENTS, TIMING, THE GENERAL STATE OF THE ECONOMY AND THE COMPANY'S ABILITY OR INABILITY TO GENERATE REVENUE COULD GREATLY ALTER THE APPLICATION OF PROCEEDS FROM THAT SHOWN ABOVE.

     As part of the Company's business strategy, the Company will evaluate potential acquisitions of communications and/or management-related activities and businesses. However, the Company has no present understanding, commitment or agreement with respect to any acquisitions. Future acquisitions of communications properties effected in connection with the implementation of the Company's expansion strategy are expected to be financed from cash flow from operations, bank or other financial institution borrowings, debt or additional equity financings or a combination of those methods.

               ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

     There is no public trading market for the Shares nor is any expected to develop for at least 6 - 24 months after the offering commences.

     The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on Shares in the foreseeable future. While not currently so restricted, the Company may be prohibited from paying dividends on the Shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied. (See "Description of Capital Stock -- Common
Stock -- Dividends.")

                                CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of April 30, 1996, and (ii) the pro forma capitalization of the Company on the same date, reflecting (a) the sale of the 400,000 shares of Common Stock offered by the Company hereby for estimated net proceeds of $4.03 per share (the "Minimum Offering") and (b) the sale of 5,000,000 shares of Common Stock (maximum) offered by the Company for estimated net proceeds of $4.41 per share (the "Maximum Offering"). (See "Application of Proceeds" and "Description of Capital Stock.")

                                                               APRIL 30, 1996
                                             -------------------------------------------
                                             ACTUAL                     AS ADJUSTED
                                             ------             ------------------------
                                                                MINIMUM          MAXIMUM
                                                                -------          -------
Shareholders' equity
    Common stock, $.001 par value,
    50,000,000 Shares authorized,
    4,758,000 Shares issued and
    outstanding; 5,158,000 (Minimum)
    and 9,758,000 (Maximum) to be
    issued and outstanding, as adjusted       $4,758           $    5,158       $     9,758

    Paid-in capital                            -               $1,609,600       $22,065,000
                                           ---------          -----------      ------------
        Total shareholders' equity            $4,758           $1,614,758       $22,074,758
                                           ---------          -----------      ------------
        Total capitalization                  $4,758           $1,614,758       $22,074,758
                                           ---------          -----------      ------------
                                           ---------          -----------      ------------

                                      DILUTION

     The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of Shares and associated rights and consequences.)

DILUTION FOR $2,000,000 OFFERING (1)
Initial public offering price per Share                                    $5.00
    Net tangible book value per Share before
      offering                                          $0.001
    Increase per Share attributable to new
      Shareholders                                       0.389
                                                        ------
Pro forma net tangible book value per Share after
  offering                                                                  0.39
                                                                           -----
Total dilution per Share to new Shareholders                               $4.61
                                                                           -----
                                                                           -----


                                                SHARES PURCHASED(1)            TOTAL CONSIDERATION
                                               ----------------------         ----------------------
                                                                                                           AVERAGE PRICE
                                                                                                               PRICE
                                               NUMBER         PERCENT         AMOUNT         PERCENT         PER SHARE
                                               ------         -------         ------         -------       -------------
Existing Shares                              4,758,000         92.25       $    4,758          0.24              $0.001
New Shares                                     400,000          7.75        2,000,000         99.76              $ 5.00
                                             ---------        ------       ----------        ------             -------
                                             5,158,000        100.00       $2,004,758        100.00              $ 0.39
                                             ---------        ------       ----------        ------             -------
                                             ---------        ------       ----------        ------             -------

(1) Assumes issuance and sale of 400,000 of the Company's Shares during this Offering Period in addition to the 4,758,000 Company Shares currently outstanding.

(2) If, in addition to the Shares described in (1) above, one assumes the issuance of 75,000 contingent Shares and the exercise of warrants to purchase 4,204,000 additional Shares with related proceeds of $1,647,190, the dilution for a $2,000,000 offering would be as follows:

Initial public offering price per Share                            $5.00

    Net tangible book value per Share
      before offering                              $0.18
    Increase per Share attributable to new
      Shareholders                                  0.21
                                                   -----
Pro forma net tangible book value per Share
  after offering                                                    0.39
                                                                   -----
Total dilution per Share to new Shareholders                       $4.61
                                                                   -----
                                                                   -----

                                                  SHARES PURCHASED              TOTAL CONSIDERATION
                                               ----------------------         ----------------------
                                                                                                           AVERAGE PRICE
                                                                                                               PRICE
                                               NUMBER         PERCENT         AMOUNT         PERCENT         PER SHARE
                                               ------         -------         ------         -------       -------------
Existing Shares                             9,037,000           95.76      $1,651,948          45.23            $0.18
                                                                                                                -----
                                                                                                                -----
New Shares                                    400,000            4.24       2,000,000          54.77            $5.00
                                            ---------          ------      ----------         ------            -----
                                                                                                                -----
                                            9.437,000          100.00      $3,651,948         100.00            $0.39
                                            ---------          ------      ----------         ------            -----
                                            ---------          ------      ----------         ------            -----

DILUTION FOR $25,000,000 OFFERING (1)

Initial public offering price per Share                            $5.00

    Net tangible book value per Share
      before offering                           $0.001
    Increase per Share attributable to
      new Shareholders                           2.559
                                                ------
Pro forma net tangible book value per Share
  after offering                                                    2.56
                                                                   -----
Total dilution per Share to new Shareholders                       $2.44
                                                                   -----
                                                                   -----

                                                  SHARES PURCHASED             TOTAL CONSIDERATION         AVERAGE PRICE
                                               ----------------------         ----------------------           PRICE
                                               NUMBER         PERCENT         AMOUNT         PERCENT         PER SHARE
                                               ------         -------         ------         -------       -------------
Existing Shares                             4,758,000          48.76           $4,758          0.02            $0.001
                                                                                                               ------
                                                                                                               ------
New Shares                                  5,000,000          51.24       25,000,000         99.98             $5.00
                                           ----------         ------      -----------        ------            ------
                                                                                                               ------
                                            9,758,000         100.00      $25,004,758        100.00             $2.56
                                           ----------         ------      -----------        ------            ------
                                           ----------         ------      -----------        ------            ------

(1) Assumes issuance and sale of 5,000,000 of the Company's Shares during this Offering Period in addition to the 4,758,000 Company Shares currently outstanding.

(2) If, in addition to the Shares described in (1) above, one assumes the issuance of 75,000 contingent Shares and the exercise of warrants to purchase 4,204,000 additional Shares with related proceeds of $1,647,190, the dilution for a $25,000,000 offering would be as follows:

Initial public offering price per Share                           $5.00

    Net tangible book value per Share
      before offering                           $0.18
    Increase per Share attributable to
      new Shareholders                           1.72
                                                -----
Pro forma net tangible book value per Share
  after offering                                                   1.90
                                                                  -----
Total dilution per Share to new Shareholders                      $3.10
                                                                  -----
                                                                  -----

                                                  SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE PRICE
                                               ----------------------         ----------------------           PRICE
                                               NUMBER         PERCENT         AMOUNT         PERCENT         PER SHARE
                                               ------         -------         ------         -------       -------------
Existing Shares                             9,037,000          64.38       $1,651,948          6.20             $0.18
                                                                                                                -----
                                                                                                                -----
New Shares                                  5,000,000          35.62       25,000,000         93.80             $5.00
                                           ----------         ------      -----------        ------             -----
                                                                                                                -----
                                           14,037,000         100.00      $26,651,948        100.00             $1.90
                                           ----------         ------      -----------        ------             -----
                                           ----------         ------      -----------        ------             -----

                           DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of (i) 50,000,000 shares of $.001 par value common stock, the only class of stock outstanding at this time (the "Shares") and (ii) 10,000,000 shares of $.001 par value preferred stock, none of which is outstanding at this time. Shareholders are entitled to one vote per share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. Shareholders are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors of the Company out of funds legally available. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and Shareholders have no right to require the Company to redeem or purchase Shares.

DIVIDEND RIGHTS

     Each Share is entitled to dividends if, as and when dividends are declared by the Company's board of directors. It is not the current expectation of the Company to pay dividends.

ANTI-TAKEOVER STATUTE

     Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the Shareholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (iii) on or after the date such Shareholder became an interested stockholder, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, certain asset sales and certain other transactions resulting in a financial benefit to the Shareholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Section 203 of the DGCL applies to the Company since it has not elected to opt out of coverage under Section 203 of the DGCL.

DIRECTORS' LIABILITY

     As authorized by Section 145 of the DGCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to the Company unless a court determines otherwise.

     The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes the Company to indemnify any person to the fullest extent permitted by Sections 102(b)(7) and 145 of the DGCL.

PREFERRED STOCK

     The Company's articles of incorporation also authorize 10,000,000 shares of preferred stock (the "Preferred Stock"). The rights of any preferred stock issue will be determined by the Board of Directors at the time a preferred series is authorized.

     The Company issued 2,789,000 shares of common stock to the holders of 2,789,000 shares of HCC Preferred Stock on May 18, 1996. In addition, the Company issued 1,394,500 warrants of the Company to the holders of the HCC Preferred Stock on the basis of one warrant for each two HCC Preferred Shares. The issuance of the Company's common stock and warrants does not affect the rights of holders of HCC preferred stock and warrants previously issued.

TRANSFER AGENT

     The Company initially will act as its own transfer agent and registrar.

                            PLAN OF DISTRIBUTION

     The Shares are offered on a best efforts basis by ___________________, an SEC registered broker-dealer and a member firm of the NASD (the "Selling Agent"). The Selling Agent will be paid (out of Shares sold) at any closing
8 1/2% of the subscription amount. During this Offering Period, whether the Initial or Continuous Offering Periods, Shares will be sold at $5.00 (the "Selling Price"). If any Additional Selling Agents (other SEC-registered, NASD member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the 8 1/2% selling commission. In such capacity in connection with this offering, such Selling and/or Additional Selling Agents are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated thereunder.

     The Initial Offering Period will be up to nine (9) months from the date of this Prospectus unless earlier terminated. Shares having as an aggregate selling price of $25,000,000 are being offered pursuant to this Registration Statement. Unless earlier terminated, the Initial Offering Period will be up to two (2) months from the date hereof unless extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $25,000,000 of Shares. The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and
(2) the Company has closed the initial escrow on the offering will mark the end of the Initial Offering Period. If a minimum of $2,000,000 in Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all net interest earned thereon. Unless the minimum offering is not achieved, all net interest earned on subscriptions pending their month-end acceptance will be paid to the Company, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part (which is in the sole discretion of the Company), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest. The up to $25,000,000 offering being made pursuant to this Registration Statement may be extended for additional periods, once the Initial Offering Period is concluded, which in the aggregate will not exceed 18 months from the date of this Prospectus (defined herein as the "Continuous Offering Period").

     The minimum purchase during Initial and Continuous Offering Periods is $5,000 except that the Company in its discretion (IRA accounts, for example) may accept less; additional purchases by existing Shareholders may be made in the amount of $1,000 or more. Subject to pertinent securities requirements, the Company expects to update periodically the Prospectus after its initial nine (9) month Offering Period -- but no more than 18 months in the aggregate from the date of this Prospectus -- and continue the offering if, as expected, the $25,000,0000 maximum offering is not achieved during that period; in no case will this offering under its current Registration Statement extend for more than two years from the date of this Prospectus nor will more than $25,000,000 be raised by the Company during this period.

SUBSCRIPTION PROCEDURE

In order to purchase Shares:

(1) An investor must complete and execute a copy of the Subscription Agreement and Power of Attorney (hereafter the "Subscription Agreement") (Exhibit A).

(2) CHECKS (WHICH SHOULD BE AT LEAST $5,000 FOR INITIAL PURCHASES UNLESS THE COMPANY CHOOSES TO ACCEPT LESS AND ADDITIONAL PURCHASES BY EXISTING SHAREHOLDERS MAY BE IN THE AMOUNT OF $1,000 OR MORE) SHOULD BE MADE PAYABLE AS FOLLOWS: HEARTLAND COMMUNICATIONS & MANAGEMENT, INC. -- GEORGE MASON
BANK ESCROW ACCOUNT.

(3) The check and the Subscription Agreement should be mailed or delivered to the Selling Agent or Additional Selling Agent through whom your subscription was solicited.

     Each individual subscriber must represent and warrant in the Subscription Agreement that he has either a net worth (exclusive of home, furnishings and automobile) of at least $100,000 or a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. (See "Investment Requirements.") Under the securities laws of certain states, residents of those states may be subject to higher standards as stated in the Annex to the Subscription Agreement. In addition, the subscriber must represent, among other things, that: (a) the subscriber has received this Prospectus; and (b) the subscriber is (or is not) a citizen or permanent resident of the United States.

     The management and any Selling and/or additional Selling Agents must have reasonable grounds to believe on the basis of information obtained from the Shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned, that: (i) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the purchaser has a net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

ESCROW ACCOUNT

     All monies remitted by subscribers during the Initial Offering Period will be deposited in an escrow account maintained by the Company at George Mason Bank until the $2,000,000 minimum offering is achieved. The bank is not guaranteeing that any interest will accrue on the subscription funds deposited with it. To the extent practicable, the funds held in the account during the Initial Offering Period will be invested at the direction of the management in short-term U.S. Treasury securities and other high quality interest-earning obligations. Unless the minimum is not achieved, all net interest earned during the Initial Offering Period on the proceeds of the subscriptions held in such account maintained by the Company with the escrow bank will be retained by the Company. (See "Application of Proceeds" and "The Company -- Management.") Subscriptions for Shares sold during the Continuous Offering Period will continue to be escrowed (with all net interest earned thereon retained by the Company) until accepted at the respective month-end or $250,000 in subscriptions are received, whichever first occurs.

                           ERISA CONSIDERATIONS

     Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and the Company necessarily will rely on such determination made by such persons, although no Shares will be sold to any Qualified Plans if the management believes that such sale will result in a prohibited transaction under ERISA or the Code.

                               LEGAL MATTERS

     The validity of Shares being offered by this Prospectus will be passed upon for the Company by Bayh, Connaughton & Malone, P.C., 1350 I Street,
N.W. -- Suite 200, Washington, D.C. 20005. Certain legal matters will be passed upon for the Selling Agent by ______________, _________, ______________.

                                  EXPERTS

     The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports, which contain an explanatory paragraph regarding the companies' abilities to continue as going concerns, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                           AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to the Company and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's following regional offices: at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     The Company is not currently subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). However, as a result of the offering (assuming that the $2,000,000 minimum offering is achieved), the Company will become subject to such requirements.

                                                                      APPENDIX I







                              FINANCIAL STATEMENTS


                                                   INDEX TO FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                                            PAGE
                                                                            ----
HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
(A Development Stage Company and Successor Company)

Independent Certified Public Accountants' Report                             F-3

Balance sheet as of April 30, 1996                                           F-5

Statements of changes in shareholder's equity for the period March 27, 1996
(date of formation) through April 30, 1996                                   F-6

Summary of accounting policies                                               F-7

Notes to financial statements                                               F-10

HEARTLAND CAPITAL CORPORATION AND SUBSIDIARY
(A Development Stage Company and Predecessor Company)

Independent Certified Public Accountants' Report                            F-17

Consolidated balance sheets as of December 31, 1994 and 1995
and March 31, 1996                                                          F-19

Consolidated statements of operations for the period June 23, 1994
(date of formation) through December 31, 1994, the year ended
December 31, 1995, the three months ended March 31, 1995 and 1996
and the period June 23, 1994 (date of formation) through March 31, 1996     F-20

Consolidated statements of changes in shareholders' equity (deficit)
for the period June 23, 1994 (date of formation) through
December 31, 1994, the year ended December 31, 1995 and the three
months ended March 31, 1996                                                 F-21

Consolidated statements of cash flows for the period June 23, 1994
(date of formation) through December 31, 1994, the year ended
December 31, 1995, the three months ended March 31, 1995 and 1996 and the period June 23, 1994 (date of formation)
through March 31, 1996                                                      F-22

                                       F-1




Summary of accounting policies                                              F-23

Notes to consolidated financial statements                                  F-28

ATB PRODUCTION, L.L.C.
(A Development Stage Company)

Independent Certified Public Accountants' Report                            F-40

Balance sheets as of December 31, 1995 and March 31, 1996                   F-42

Statements of operations for the year ended December 31, 1995, the three months ended March 31, 1995 and 1996 and the period
January 1, 1995 (date of formation) through March 31, 1996                  F-43

Statements of changes in members' capital (deficit) for the period
January 1, 1995 (date of formation) through March 31, 1996                  F-44

Statements of cash flows for the year ended December 31, 1995, the three months ended March 31, 1995 and 1996 and the period
January 1, 1995 (date of formation) through March 31, 1996                  F-45

Summary of accounting policies                                              F-47

Notes to financial statements                                               F-50


                                       F-2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors and Shareholders
HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
(A Development Stage Company and Successor Company)


We have audited the accompanying balance sheet of HEARTLAND COMMUNICATIONS & MANAGEMENT, INC. (A Development Stage Company and Successor Company) as of April 30, 1996, and the related statement of changes in shareholder's equity for the period March 27, 1996 (date of formation) through April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEARTLAND COMMUNICATIONS & MANAGEMENT, INC. (A Development Stage Company and Successor Company) as of April 30, 1996, and the changes in its shareholder's equity for the period March 27, 1996 (date of formation) through April 30, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has had no operations and has no revenue through April 30, 1996. In addition, the Company expects to fund development expenditures and incur losses until its operations are able to generate sufficient revenue and cash flows to meet anticipated expenditures and other cash requirements. The Company does not currently have cash reserves to cover such anticipated expenditures and cash requirements, necessitating additional capital or financing. The Company also has a working capital deficiency as of April 30, 1996. These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                             /s/BDO Seidman, LLP
                                                                BDO Seidman, LLP


Washington, D.C.
May 18, 1996, except as to certain of
the information in Note 6 as to which
the date is June 24, 1996

                                                      HEARTLAND COMMUNICATIONS &
                                                                MANAGEMENT, INC.
                             (A Development Stage Company and Successor Company)

                                                                   BALANCE SHEET

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

APRIL 30,                                                                   1996
- --------------------------------------------------------------------------------

ASSETS
     SUBSCRIPTIONS RECEIVABLE (Note 4)                              $      4,758
- --------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                       4,758
- --------------------------------------------------------------------------------

     Deferred offering costs (Notes 6 and 7)                              95,938
- --------------------------------------------------------------------------------


TOTAL ASSETS                                                            $100,696
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY


     Accounts payable - related parties                                 $ 95,938
- --------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                 95,938
- --------------------------------------------------------------------------------

COMMITMENTS (Notes 5 and 6)

SHAREHOLDERS' EQUITY (Notes 1, 4, 5 and 6)
Preferred stock, $.001 par value,
 10,000,000 shares authorized; none issued                  -
Common stock, $.001 par value,
 50,000,000 shares authorized;
 4,758,000 shares subscribed                                              4,758

- --------------------------------------------------------------------------------

TOTAL SHAREHOLDERS' EQUITY                                                 4,758
- --------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $100,696
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 SEE ACCOUNTING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.

                                                      HEARTLAND COMMUNICATIONS &
                                                                MANAGEMENT, INC.
                             (A Development Stage Company and Successor Company)

                 STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (NOTES 1, 4 AND 6)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

FOR THE PERIOD MARCH 27, 1996 (DATE OF FORMATION) THROUGH APRIL 30, 1996
- --------------------------------------------------------------------------------

                                                                      $    0.001
                                             Subscribed                      Par
                                          Common Shares                    Value
- --------------------------------------------------------------------------------

SUBSCRIPTION TO COMMON SHARES BY
  HEARTLAND CAPITAL CORPORATION               4,758,000                  $ 4,758
- --------------------------------------------------------------------------------

BALANCE, April 30, 1996                       4,758,000                  $ 4,758
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                           STATEMENTS.

                                                      HEARTLAND COMMUNICATIONS &
                                                                MANAGEMENT, INC.
                             (A Development Stage Company and Successor Company)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


THE COMPANY AND NATURE OF BUSINESS

Heartland Communications & Management, Inc. ("HCMI" or the "Company") was formed on March 27, 1996 to be a broad-based communications and management business, including the development, production and syndication of advertising-supported broadcast programs and print products. Upon formation, Heartland Capital Corporation ("HCC") subscribed to 4,758,000 shares of HCMI's common stock. The accompanying financial statements include the balance sheet of HCMI as of April 30, 1996 and the statement of changes in shareholder's equity for the period from the date of formation, March 27, 1996, through April 30, 1996. HCMI has had no operations nor cash transactions through April 30, 1996 and, accordingly, the accompanying financial statements do not include statements of operations or cash flows. Furthermore, since HCMI's activities to this point have been organizational and devoted to financial planning and raising capital, HCMI's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards (SFAS) No. 7.

On May 17, 1996, HCC paid its $4,758 stock subscription and HCMI ("Successor Company") was simultaneously assigned certain development and contract rights and obligations by HCC ("Predecessor Company") (see Note 1). HCMI is also related to another entity, ATB Productions, L.L.C. ("ATB"), with which it shares common, but not identical, ownership, and to which it will provide marketing services (see Note 3).

RISKS AND UNCERTAINTIES

Since HCMI has had no operations, it is still in the development stage. Consequently, HCMI's activities will be subject to the risks inherent in a new business enterprise, including among others, limited capital, uncertain market acceptance and the inability to obtain financing. Additionally, HCMI faces substantial competition from a number of well established, well financed companies. HCMI's principal source of revenue, a participation in advertising revenue, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. HCMI believes it has properly identified the risks in the environment in which it operates and plans to implement strategies to effectively reduce the financial impact of these risks on HCMI.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires HCMI to make certain estimates and assumptions particularly as it relates to the recoverability of assets and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

TRANSFERS BETWEEN AFFILIATES

All transfers among affiliates are recorded on the books of the transferee at the same basis that it was carried by the transferror.

DEFERRED OFFERING COSTS

Direct, incremental costs incurred with respect to the HCMI offering of common stock (see Notes 1 and 6) are deferred and included as a asset in the accompanying balance sheet until the proceeds of the offering are received, whereupon these costs will be recognized as a reduction to the respective capital accounts. If the offering is not completed, the deferred offering costs will be expensed. Indirect offering costs will be expensed when such costs become an obligation of HCMI (see Note 6).

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," HCMI must disclose the fair value of its financial instruments as of April 30, 1996. In the opinion of management, the fair values of the Company's financial instruments as of April 30, 1996 are not materially different from the carrying amounts shown in the accompanying financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. HCMI adopted SFAS No. 121 as of March 27, 1996 and its implementation did not have a material effect on HCMI's financial statements.

In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts, assuming the fair value method is adopted at the date it grants stock options to officers, employees and directors. The adoption of this standard will not impact HCMI's results of operations, financial position or cash flows.

                                                      HEARTLAND COMMUNICATIONS &
                                                                MANAGEMENT, INC.
                             (A Development Stage Company and Successor Company)

                                                   NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

1.   REORGANIZATION AND TRANSFER OF CERTAIN RIGHTS

As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several opportunities were identified in 1994 and 1995, including talk radio, a youth oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures identified are only development options and are intended to be pursued only if funding is achieved (see below) and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed. Neither HCC nor HCMI has entered into any definitive agreements with respects to the investment options.

HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option and, in the case of ATB, (see Note 3) its contract rights to HCMI, its wholly-owned subsidiary on that date. On May 18, 1996, HCC spun off HCMI via a dividend to HCC shareholders, with HCMI effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase HCMI stock were granted to holders of non-contingent HCC stock purchase warrants, including warrants to the HCC preferred shareholders (see Note 4), as of May 18, 1996. Additionally, on April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share. The contracts and option rights transferred to HCMI have no carrying value because the cost of developing, or servicing, the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an initial public offering of its common stock (see Note 6).

2.   GOING CONCERN

As shown in the accompanying financial statements, HCMI has not yet commenced operations. Furthermore, HCMI expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. HCMI does not currently have any cash reserves to cover such anticipated expenditures and cash requirements. In addition, as April 30, 1996, HCMI has a working capital deficiency, as indicated by current liabilities exceeding current assets by $91,180. These factors raise substantial doubt about HCMI's ability to continue as a going concern.

HCMI and HCC have been evaluating financing and capitalization alternatives as part of their long-term business plans. These alternatives include HCC's sale of preferred stock and other alternatives, including the formation of HCMI, including the transfer thereto of many of HCC's development options, with HCMI, in turn, undertaking an initial public offering of a portion of its common stock. To preserve operating funds, HCC and HCMI have developed a strategic plan which provides for reductions of expenditures and a prioritization of development options.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCMI be unable to complete its proposed public offering and continue as a going concern.

3.   HCC MARKETING AGREEMENT

Effective January 1, 1995, HCC entered into a marketing agreement with ATB ("the HCC Agreement") whereby HCC provides marketing services on behalf of ATB. Such services include presenting programs to sponsors on a worldwide basis, negotiating sponsorship agreements, etc. In return for receiving the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. The agreement was transferred from HCC to HCMI on May 17, 1996. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination of the HCC Agreement or two years after the date of other termination. Revenues recognized by HCC under the HCC Agreement aggregated $647 and $2,106 during 1995 and the three months ended March 31, 1996, respectively.

4.   SHAREHOLDERS' EQUITY

PREFERRED STOCK

The total number of shares of stock that HCMI has the authority to issue is 60,000,000 consisting of 10,000,000 shares of Preferred Stock, par value $.001 per share, and 50,000,000 shares of Common Stock, par value $.001 per share. The Board of Directors of HCMI is authorized to issue shares of Preferred Stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series. To date, no series has been provided.

COMMON STOCK

In conjunction with HCMI's formation as a subsidiary of HCC, HCC subscribed to 4,758,000 shares of HCMI common stock on March 27, 1996. On May 17, 1996, HCC contributed the par value ($.001) of those shares (4,758,000) to HCMI in cash ($4,758) in full payment of its subscription receivable and the 4,758,000 shares were issued to HCC. In conjunction with HCMI's spinoff to the shareholders of HCC, on May 18, 1996, HCMI retired those shares and issued 4,758,000 shares of common stock as follows: 1,969,000 shares to the existing common shareholders of HCC and 2,789,000 shares to the preferred shareholders of HCC.

In addition, HCMI issued 1,394,500 HCMI warrants to the HCC Preferred Shareholders who held contingent HCC warrants on the basis of 1 warrant for each two HCC Preferred Shares. Each warrant shall entitle the holder to purchase an additional share of Common Stock. During May 1996, HCMI notified these warrant holders of its intent to do an initial public offering ("IPO") stating that the holders have until July 6, 1996 to exercise their warrants at $.50 per share versus $4 per share thereafter (80% of the expected IPO price of $5 per share).

Warrants to purchase HCMI stock were also granted on May 18, 1996 to the holders of non-contingent HCC stock purchase warrants. Additionally, on April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock.

OUTSTANDING WARRANTS

A summary of the outstanding warrants to purchase HCMI Common Stock is as follows:




                                                                                   Exercise
Warrant              Date               Date                                          Price
Holder               Issued             Expires                    Shares         Per Share
- -------------------------------------------------------------------------------------------
HCC
non-contingent
warrant holders      May 18, 1996       May 17, 2001              190,000        $     .001
                                                                  900,000        $      .10


                                                                  483,500        $      .50
                                                                ---------

                                                                1,573,500
Issued to
HCC Preferred
Shareholders         May 18, 1996       December 31, 1996       1,394,500        $      .50

HCC                  April 17,1996      April 16, 2001          1,236,000        $      .50
                                                                ---------

                                                                4,204,000
                                                                ---------
                                                                ---------



CONTINGENT WARRANTS

HCMI Common Stock which is contingently issuable upon the occurrence of a specified event is as follows:

                                                            Shares
Event Requiring                                               of
Stock                                                       Common
Issuance                                                     Stock
- --------------------------------------------------------------------------------

Employment Performance
   (See Note 5)                                             75,000

- --------------------------------------------------------------------------------

TOTAL                                                       75,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


STOCK OPTION PLAN

On March 27, 1996, HCMI's incorporators reserved 600,000 shares of Common Stock for a Stock Option Plan. Conditions of grants, terms, exercise prices, etc. are yet to be determined by the Board of Directors. The shareholders would be required to approve the plan prior to granting options.


5.   EMPLOYMENT AGREEMENTS

HCMI has employment agreements (the "Agreements") with four officers and employees. The Agreements provide for base annual salaries aggregating $310,000 and permit participation in an annual bonus pool, the amount and conditions of which shall be determined by HCMI's Board of Directors. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of Common Stock at $.10 per share with terms, other than price, to be determined by the Board of Directors. One of the Agreements also provides for the issuance of 75,000 shares of common stock to the employee if he is employed by HCMI for three years from May 1, 1996. The Agreements are effective as of May 1, 1996, have a term of three years and provide for termination for cause with a cessation in compensation payments. If terminated by HCMI without cause, or by the employees with cause, prior to the end of their term, the Agreements require base salary payments to be continued from the date of termination through the end of the original term of the Agreements.

In addition, the Board of Directors has agreed to annually provide certain directors with options to buy up to 12,500 shares of Common Stock per director. Terms, including price, are yet to be determined by the Board of Directors.

6.   INITIAL PUBLIC OFFERING

On June 24, 1996, HCMI entered into a letter of intent with an underwriter (the "Placement Agent") under which HCMI proposes to offer in a Public Offering through the Placement Agent on a best-efforts basis a minimum of 400,000 shares and a maximum of 5,000,000 shares of common stock at $5 per share. The Placement Agent's commitment is subject to the receipt of a fairness opinion that the $5 per share price to the public shareholders is fair. If shares providing a minimum of $2,000,000 of proceeds are not sold during the initial offering period, as defined, investors' funds will be returned.

HCMI shall pay the Placement Agent an aggregate selling commission of 8.5% of the gross proceeds of the Public Offering. HCMI shall also reimburse the Placement Agent for its expenses on a non-accountable basis in the amount of 1.5% of the gross proceeds. In addition, HCMI will, upon termination of the offering, sell to the Placement Agent common stock purchase warrants for $100 entitling the Placement Agent to purchase one share of HCMI's common stock for each 10 shares that have been sold in the Public Offering. The warrants will be exercisable for a period of four years, such period to commence 24 months after the date of the definitive Prospectus. The exercise price of the warrants shall be 120% of the per share offering price. Under certain circumstances, the shares of common stock to be issued upon exercise of the Warrants are required to be registered with the Securities and Exchange Commission.

Subject to the sale of at lease 200,000 shares in the Public Offering, the Placement Agent shall, for a period of two years, act as exclusive financial advisor to HCMI for a fee of .001% of the gross proceeds of the Public Offering.

In conjunction with the public offering, HCC has incurred indirect costs, such as salaries, apportioned rent, etc. By the completion of the public offering, it is expected that such costs will aggregate approximately $600,000. It is the intent of HCMI to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis (from $75,000 if $2,000,000 is raised to $600,000 if $12,500,000 is raised) solely from the offering proceeds. Such costs will be accrued as expenses when the related proceeds are raised.



7.   OTHER RELATED PARTY TRANSACTIONS

One of HCMI's shareholders is a partner in a law firm which provides services to HCMI. Amounts recorded for legal services provided by this firm in conjunction with the public offering amounted to $46,835 as of April 30, 1996. Another HCMI shareholder is the principal stockholder of a company that provides professional services to HCMI. Amounts recorded for professional services provided by this company to HCMI in conjunction with the public offering amounted to $24,000 as of April 30, 1996. These amounts are contained in Deferred Offering Costs in the accompanying balance sheets.

Independent Certified Public Accountants' Report


To the Board of Directors and Shareholders

HEARTLAND CAPITAL CORPORATION
(A Development Stage Company and Predecessor Company)

We have audited the accompanying consolidated balance sheets of HEARTLAND CAPITAL CORPORATION (A Development Stage Company and Predecessor Company) and Subsidiary as of December 31, 1994 and 1995 and March 31, 1996, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the period June 23, 1994 (date of formation) through December 31, 1994, the year ended December 31, 1995, the three months ended March 31, 1996 and the period June 23, 1994 (date of formation) through March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEARTLAND CAPITAL CORPORATION (A Development Stage Company and Predecessor Company) and Subsidiary as of December 31, 1994 and 1995 and March 31, 1996, and the consolidated results of operations and their cash flows for the period June 23, 1994 (date of formation) through December 31, 1994, the year ended December 31, 1995, the three months ended March 31, 1996 and the period June 23, 1994 (date of formation) through March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses and working capital deficiencies since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenues to cover such expenditures and losses. The Company does not currently have sufficient cash reserves to cover such expenses, necessitating additional capital or financing.

These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are discussed in Note
2. The financial statements do not include any adjustments that might result from this outcome of the uncertainty.

                                                             /s/BDO Seidman, LLP
                                                                BDO Seidman, LLP


Washington, D.C.
May 18, 1996

                  Heartland Capital Corporation and Subsidiary
              (A Development Stage Company and Predecessor Company)
                           Consolidated Balance Sheets

                                                                         December 31,         March 31,
                                                              -----------------------        ----------
                                                                  1994           1995              1996
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                   $       72   $     19,687      $     14,788
Accounts and notes receivable from related parties (Note 1)      1,800          2,963            91,941
Prepaid expenses                                                 6,902              -                 -
- -------------------------------------------------------------------------------------------------------

Total current assets                                             8,774         22,650           106,729
- -------------------------------------------------------------------------------------------------------

Property and equipment, net of accumulated depreciation
     of $151 as of March 31, 1996                                    -          3,025             2,874
Note receivable from related party (Note 3)                          -        144,850           219,225
Accrued interest receivable from related party                       -          5,878             9,839
Other assets, principally deferred offering costs               27,500          8,397                 -
- -------------------------------------------------------------------------------------------------------

Total assets                                                $   36,274    $   184,800      $    338,667
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Deficit

     Accounts payable                                       $   44,502    $   105,800      $     41,827
     Accrued salaries                                          105,000        140,152           100,150
     Accrued expenses                                                -          2,357            57,959
     Notes payable to related parties (Note 6)                 100,000        100,000           160,000
     Accrued interest payable to related parties (Note 6)        4,486          7,870            13,782
- -------------------------------------------------------------------------------------------------------

Total current liabilities                                      253,988        356,179           373,718
- -------------------------------------------------------------------------------------------------------

Commitments (Note 8)

Shareholders' deficit (Note 5)

Preferred stock, $.001 par value, 10,000,000 shares authorized:
     Series A 12% Noncumulative convertible preferred stock,
     3,600,000 shares authorized, 1,372,000 shares and
     1,802,000 shares issued and outstanding at December 31,
     1995 and March 31, 1996, respectively                           -          1,372             1,802

Common stock, $.001 par value, 50,000,000 shares authorized:
     1,800,000 shares, 1,365,000 shares and 1,969,000
     shares outstanding at December 31, 1994, December 31, 1995
     and March 31, 1996, respectively                            1,800          1,365             1,969

Additional paid-in capital                                           -        561,563           856,583
Deficit accumulated during the development stage              (219,514)      (735,679)         (895,405)
- -------------------------------------------------------------------------------------------------------

Total shareholders' deficit                                   (217,714)      (171,379)          (35,501)
- -------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' deficit                $    36,274   $    184,800      $    338,667
- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

                  Heartland Capital Corporation and Subsidiary
              (A Development Stage Company and Predecessor Company)
                      Consolidated Statements of Operations




                                             For the period                        For the
                                        June 23, 1994 (date                  three months ended                For the period
                                               of formation)      For the          MARCH 31,              June 23, 1994 (date
                                                    through    year ended ----------------------------          of formation)
                                               December 31,  December 31,        1995                       through March 31,
                                                       1994          1995  (Unaudited)             1996                  1996
- ------------------------------------------------------------------------------------------------------------------------------
Revenues
     Marketing commission received from
     related party (Note 3)                   $           -    $      647   $     -         $    2,106      $           2,753


Operating expenses
     Salaries                                       112,174       197,410    53,545              65,154                374,738
     General and administrative (Notes 8 and 9)      56,826       127,727    16,250              75,949                260,502
     Write-off of working capital advances (Note 4)  42,172       180,955     1,848              19,064                242,191
     Depreciation                                         -             -         -                 151                    151
- ------------------------------------------------------------------------------------------------------------------------------

Total operating expenses                            211,172       506,092    71,643             160,318                877,582
- ------------------------------------------------------------------------------------------------------------------------------

Operating loss                                    (211,172)     (505,445)   (71,643)          (158,212)              (874,829)
- ------------------------------------------------------------------------------------------------------------------------------

Interest expense, net
     of interest income of $4,775 in 1995,
     and $3,930 for the three months ended
     March 31, 1996 and $8,705 from June 23, 1994
     (date of formation) through March 31, 1996
     (Notes 3 and 6)                                  8,342        10,720      3,709              1,514                 20,576
- ------------------------------------------------------------------------------------------------------------------------------

Net loss                                      $    (219,514) $   (516,165)  $(75,352)        $ (159,726)    $        (895,405)
- ------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares
     outstanding                                  7,851,000     7,851,000  7,851,000          7,851,000              7,851,000
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

Net loss per share                            $        (.03) $       (.07)  $   (.01)        $    (.02)     $            (.11)
- ------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

               Heartland Capital Corporation and Subsidiary
          (A Development Stage Company and Predecessor Company)
Consolidated Statements of Changes in Shareholders' Equity (Deficit) (Note 5)



                                       Series A 12%
                                      Noncumulative
                                        Convertible
                                    Preferred Stock           Common Stock
                         --------------------------  -------------------------                                    Deficit
                              Issued and                  Issued and              Additional                   Accumulated
                             Outstanding      $.001      Outstanding     $.001       Paid-in  Treasury         During the
                                  Shares  Par Value           Shares Par Value       Capital     Stock   Development Stage  Total
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Initial issuance of common stock       -  $       -        1,800,000 $   1,800  $     -    $     -             $   -       $  1,800

Net loss                               -          -                -         -        -          -          (219,514)      (219,514)
- ----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1994             -          -        1,800,000     1,800        -          -          (219,514)      (217,714)

Repurchase of common stock             -          -                -         -        -       (700)                -              -

Retirement of common stock             -          -         (700,000)     (700)       -        700                 -           (700)

Sale of common stock                   -          -          180,000       180        -          -                 -            180

Issuance of stock for services         -          -           85,000        85        -          -                 -             85

Sale of preferred stock, net of
 offering costs of $123,065    1,372,000      1,372                -         -  561,563          -                 -        562,935

Net loss                               -          -                -         -        -          -          (516,165)      (516,165)
- ----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995     1,372,000      1,372        1,365,000     1,365  561,563          -          (735,679)      (171,379)

Issuance of stock for services         -          -          404,000       404        -          -                 -            404

Sale of preferred stock, net
 of offering costs of $19,350    430,000        430                -         -  195,220          -                 -        195,650

Issuance of stock for
 reduction of liability                -          -          200,000       200   99,800          -                          100,000

Net loss                               -          -                -         -        -          -          (159,726)      (159,726)
- ----------------------------------------------------------------------------------------------------------------------------------

Balance, March 31, 1996        1,802,000  $   1,802        1,969,000 $   1,969 $856,583    $     -        $ (895,405)      $(35,051)
- ------------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------


See accompanying summary of accounting policies and notes to financial statements.

                                Heartland Capital Corporation and Subsidiary
                          (A Development Stage Company and Predecessor Company)
                                   Consolidated Statements of Cash Flows



                                                       For the period
                                                         June 23, 1994
                                                   (date of formation)        For the year
                                                               through               ended
                                                     December 31, 1994   December 31, 1995
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
Cash flows from operating activities
Net loss                                                   $ (219,514)         $ (516,165)
Adjustments to reconcile net loss to
net cash provided by operations
Depreciation                                                        -                   -
Stock issued for compensation                                       -                  85
(Increase) in receivables                                      (1,800)             (7,041)
(Increase) decrease in prepaid expense                         (6,902)              6,902
(Increase) decrease in other assets                           (27,500)             19,103
Increase in accounts payable                                   44,502              61,298
Increase in accrued salaries                                  105,000              35,152
Increase in accrued expenses                                        -               2,357
Increase in accrued interest payable to related parties         4,486               3,384
- --------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities          (101,728)           (394,925)
- --------------------------------------------------------------------------------------------


Cash flows from investing activities
Purchase of equipment                                               -              (3,025)
Loan to related party                                               -            (144,850)
- --------------------------------------------------------------------------------------------


Net cash used in investing activities                               -            (147,875)
- --------------------------------------------------------------------------------------------

Cash flows from financing activities
Sale (retirement) of common stock, net                          1,800                (520)
Sale of preferred stock, net of issuance cost                       -             562,935
Proceeds from related party loans                             100,000              29,600
Principal repayments to related parties                             -             (29,600)

- --------------------------------------------------------------------------------------------
Net cash provided by financing activities                     101,800             562,415
- --------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                   72              19,615

Cash and cash equivalents, beginning of period                      -                  72
- --------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                     $     72          $   19,687
- --------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information

Cash interest payments                                       $  3,856           $  12,111
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

Noncash investing and financing activities consisted of the following:

Issuance of common stock for services                        $      -            $     85
Issuance of stock for reduction of liability                        -                   -

Conversion of accrued salaries to note payable                      -                   -
- --------------------------------------------------------------------------------------------

                                                             $      -            $     85
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------




                                                                                   For the
                                                                        three months ended           For the period
                                                                                  March 31,     June 23, 1994 (date
                                                            -------------------------------            of formation)
                                                                  1995                            through March 31,
                                                            (Unaudited)               1996                     1996
- -------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net loss                                                    $ (75,352)         $ (159,726)              $ (895,405)
Adjustments to reconcile net loss to
net cash provided by operations
Depreciation                                                        -                 151                      151
Stock issued for compensation                                       -                 404                      489
(Increase) in receivables                                           -             (92,939)                (101,780)
(Increase) decrease in prepaid expense                          6,902                   -                        -
(Increase) decrease in other assets                            12,387               8,397                        -
Increase in accounts payable                                   11,274              36,027                  141,827
Increase in accrued salaries                                   50,000              19,998                  160,150
Increase in accrued expenses                                        -              55,602                   57,959
Increase in accrued interest payable to related parties         2,217               5,912                   13,782
- -------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities             7,428            (126,174)                (622,827)
- -------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
Purchase of equipment                                               -                   -                   (3,025)
Loan to related party                                               -             (74,375)                (219,225)
- -------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                               -             (74,375)                (222,250)
- -------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
Sale (retirement) of common stock, net                              -                   -                    1,280
Sale of preferred stock, net of issuance cost                       -             195,650                  758,585
Proceeds from related party loans                              12,500                   -                  129,600
Principal repayments to related parties                             -                   -                  (29,600)
- -------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                      12,500             195,650                  859,865
- -------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents               19,928              (4,899)                  14,788

Cash and cash equivalents, beginning of period                     72              19,687                        -
- -------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                    $  20,000           $  14,788                $  14,788
- -------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information

Cash interest payments                                      $   1,491           $       -                $  15,967
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

Noncash investing and financing activities consisted of the following:

Issuance of common stock for service                         $      -           $     404
Issuance of stock for reduction of liability                        -             100,000

Conversion of accrued salaries to note payable                      -              60,000
- -------------------------------------------------------------------------------------------------------------------

                                                             $      -           $   160,404
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------



        See accompanying summary of accounting policies and notes to financial statements.

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------




THE COMPANY AND    Heartland Capital Corporation ("HCC") was incorporated on
NATURE OF BUSINESS June 23, 1994 as a Delaware corporation.  HCC provides merchant banking, marketing and consulting services to companies primarily engaged in the electronic and print media industries (see Note 3). HCC also provides consulting and support services to not-for-profit organizations, assisting certain organizations by planning start-up operations, and advancing temporary working capital (see
                   Note 4). To this point in time, HCC has not generated significant revenues from its operations, and a majority of its activities have been devoted to developing its own programs and starting up operations. Accordingly, HCC's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7.

                   Heartland Communications and Management, Inc. ("HCMI") was formed on March 27, 1996 as a wholly owned subsidiary of HCC with HCC subscribing to 4,758,000 shares of HCMI's common stock at its par value of $.001 per share. On May 17, 1996, HCC ("Predecessor Company") paid its $4,758 stock subscription and simultaneously assigned certain of its development and contract rights and obligations to HCMI ("Successor Company") (see Note 1). HCC is also related to another entity, ATB Productions, L.L.C. ("ATB"), with which it shares common, but not identical, ownership and to which it provides marketing services and a line of credit (see
                   Note 3).


RISKS AND               While HCC has had limited operations, it is still in the
UNCERTAINTIES      development stage and has not had a significant history of operations. Consequently, HCC's activities will be subject to the risks inherent in a new business enterprise, including among others, limited capital, uncertain market acceptance and the inability to obtain additional financing.
                   Additionally, HCC faces substantial competition from a number of well established, well financed companies. HCC's principal source of revenues, advertising, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. In addition, HCC has significant transactions with, including significant receivables from, related parties who are likewise in the development stage and subject to the same risks and

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------


                   uncertainties as HCC. HCC believes it has properly identified the risks in the environment in which it operates and implemented strategies to effectively reduce the financial impact of these risks on HCC.


USE OF ESTIMATES   The preparation of financial statements in accordance with generally accepted accounting principles requires HCC to make certain estimates and assumptions particularly as it relates to the valuation of accounts receivable and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

PRINCIPLES OF      The accompanying financial statements include the accounts
CONSOLIDATION      of HCC and its wholly owned subsidiary, HCMI, from HCMI's
                   formation on March 27, 1996 through March 31, 1996.
                   Intercompany transactions and balances have been eliminated in consolidation.

PROPERTY AND       Additions to property and equipment are recorded at cost and
EQUIPMENT          include all major renewals and betterments.  Maintenance,
                   repairs and minor replacements are expensed as incurred.

                   Depreciation expense in provided on the straight line basis over the five year estimated life of the related assets.

REVENUES Marketing commissions are recognized as commercials are broadcast and the related advertising revenues are earned.

ADVANCES OF        As part of its services to not-for-profit organizations, HCC
TEMPORARY WORKING  makes working capital advances which call for repayment.
CAPITAL            Due to the start-up nature of these not-for-profit entities and uncertainty regarding the ultimate collectibility of the working capital advances, HCC expenses these advances as funded. Repayment, if received, will be recorded as revenue when received.

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------


                   Also, interest income related to the working capital advances is recorded as received.

INCOME TAXES       HCC accounts for income taxes in accordance with the
                   requirements of Statement of Financial Accounting Standards
                   ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes result from temporary differences between financial and income tax bases of assets and liabilities. Deferred tax assets not projected to be recovered are reserved for as part of the deferred tax provision.

NET LOSS PER SHARE Net loss per share is based on the weighted average number of shares of common stock equivalents outstanding during each period, as adjusted for the effects of the application of Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SEC SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price) within a year prior to the initial filing of the IPO must be treated as outstanding for all reported periods. Accordingly, the following equivalent shares have been assumed to be outstanding, and used in computing net loss per share, for all reported periods:




                   "CHEAP" STOCK




                  Common shares outstanding as of March 31, 1996     1,969,000

                  -----------------------------------------------------------

                  Convertible Preferred Stock


                  Outstanding as of March 31, 1996                   1,802,000
                  Issued between March 31, 1996 and
                    April 19, 1996 (date of closing of
                    the private offering)                              987,000
                   -----------------------------------------------------------

                                                                     2,789,000
                   -----------------------------------------------------------

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------

                  "CHEAP" WARRANTS

                  Outstanding as of March 31, 1996                   1,698,500
                    (including 125,000 shares subject
                    to contingent warrants)
                  Available upon conversion of
                    convertible preferred stock                      1,394,500
                  -----------------------------------------------------------

                                                                     3,093,000
                  ------------------------------------------------------------

                  Total weighted average shares considered to be
                   outstanding for all reported periods              7,851,000
                   -----------------------------------------------------------
                   -----------------------------------------------------------

CASH EQUIVALENTS   HCC considers all highly liquid investments purchased with initial maturities of 90 days or less to be cash equivalents.


ACCOUNTS           HCC provides a reserve for doubtful accounts based on a
RECEIVABLE         specific review of the expected collectibility of individual outstanding accounts.

FAIR VALUE OF      In accordance with the requirements of SFAS No. 107,
FINANCIAL INSTRU-  "Disclosure About Fair Value of Financial Instruments," HCC
MENTS              must disclose the fair value of its financial instruments.
                   In the opinion of management, the fair values of the Company's financial instruments as of December 31, 1995 and March 31, 1996 are not materially different from the carrying amounts shown in the accompanying financial statements.

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES
- --------------------------------------------------------------------------------


DEFERRED OFFERING  Costs incurred with respect to HCC's offering of preferred
COSTS stock were deferred and included in other assets in the accompanying financial statements until the proceeds of the offerings were received, whereupon these costs were recognized as a reduction of the respective capital accounts. Indirect costs incurred in conjunction with HCMI's IPO have been expensed and reimburse-ment thereof will be recorded as revenue if and when received (see Note
                   10).

INTERIM FINANCIAL  The accompanying interim financial statements for the three
STATEMENTS         months ended March 31, 1995 are unaudited but, in the
                   opinion of management, reflect all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of operations for the periods presented. The results for the three months ended
                   March 31, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year.




                   Recent Accounting Pronouncements

                   In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. HCC adopted SFAS No. 121 as of January 1, 1996 and its implementation did not have a material effect on the financial statements.

                   In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------

1. REORGANIZATION As part of its merchant banking operations, HCC identifies AND TRANSFER OF investment opportunities which can be developed into viable CERTAIN RITHTS operations. In 1994 and 1995, HCC identified several opportunities, including talk radio, a youth oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB (see Note 3). The other ventures identified to date are only development options and are intended to be pursued only if funding is obtained (see below) and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed. HCC or HCMI have not entered into any definitive agreements with respect to the investment options.

                   HCC has determined that these ventures can not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option (and in the case of ATB, (see Note 3) its contract) rights to HCMI, its wholly owned subsidiary at that time. The contract and option rights transferred to HCMI have no carrying value because developing or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an IPO of its common stock. In this regard, HCC has incurred $87,388 of direct costs through March 31, 1996 relating to HCMI's IPO and has reflected this amount in "Accounts Receivable from Related Parties" in the accompanying balance sheet as of March 31,
                   1996.   On May 18, 1996, HCC spun off HCMI via a dividend to
                   the HCC stockholders with HCMI cancelling the shares that had been issued to HCC and effectively replicating the HCC capital structure by issuing a share of HCMI common stock to each HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding. Warrants to purchase HCMI stock were granted to holders of non-contingent HCC stock purchase warrants, including warrants to the HCC preferred shareholders, on May 18, 1996. Additionally, on April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share.

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------


2.  GOING CONCERN  As shown in the accompanying financial statements, HCC incurred a net loss of $516,165 in 1995 and has incurred losses since formation resulting in an accumulated deficit of $895,405 at March 31, 1996. At December 31, 1995 and
                   March 31, 1996, HCC had negative working capital, as indicated by current liabilities exceeding current assets by $333,529 and $266,989, respectively. Furthermore, HCC expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. HCC does not currently have sufficient cash reserves to cover such anticipated losses. HCC also has significant receivables of $306,613 as of March 31, 1996 from HCMI and ATB who, in turn, are both development stage companies whose most recent audit reports, dated May 18, 1996, have expressed concern about those companies'" abilities to continue as going concerns". These factors raise substantial doubt about HCC's ability to continue as a going concern.

                   HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These alternatives include the sale of the 12% Preferred Stock (See Note 5), and other alternatives, such as the formation of HCMI, including the transfer thereto of many of HCC's development options with HCMI, in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options.

                   The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCC be unable to continue as a going concern.

3. HCC MARKETING   Effective January 1, 1995, HCC entered into a marketing
   AND LINE OF     agreement with ATB ("the HCC Agreement") whereby HCC will
   CREDIT AGREE-   provide marketing services on behalf of ATB.  In return for
   MENT            receiving the marketing services, ATB is obligated to pay
                   HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. The HCC Agreement automatically terminates on January 1, 1999 unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------

                   Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination date of the HCC Agreement or two years after the date of other termination. Revenues recognized under the HCC Agreement aggregated $647 and $2,106 during 1995 and the three months ended March 31, 1996, respectively.

                   On January 15, 1995, HCC executed a noncollateralized line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of interest on any borrowing being deferred until January 15, 1997, whereupon monthly interest payment will be required. Any principal and interest outstanding on the line of credit must be repaid on December 31, 1999. During the year ended December 31, 1995, the average amount borrowed under the Credit Agreement was $42,000 and the maximum amount of month-end borrowing during the period was $144,850. During the three months ended March 31, 1996, HCC advanced an additional $74,375 under this line of credit. Interest income on the line of credit amounted to $3,364 and $3,930 for the year ended December 31, 1995 and three months ended March 31, 1996, respectively.

                   HCC intends to continue to provide the line of credit to ATB after the assignment to HCMI of its contract with ATB.

4. FUNDING AND     In 1994 and 1995 and during the three months ended March 31,
   SERVICES        1996, HCC provided management assistance and funding to
   PROVIDED TO     not-for-profit organizations.  These organizations are
   NOT-FOR-PROFIT  separate entities and their operations are not reflected in
   ORGANIZATIONS   the accompanying financial statements.  In 1994 and 1995,
                   HCC advanced a total of $42,172 and $180,955, respectively, to these organizations. For the three months ended March
                   31, 1995 and 1996, such advances amounted to $1,848 and $19,064, respectively. These amounts are reflected as "Write-off of working capital advances" in the accompanying
                   Statements of Operations. Included in these amounts was $50,000 in 1995 that was paid to ATB

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------

                   on behalf of one of these nonprofit organizations for advertising on a radio program produced by ATB.

5.  SHAREHOLDERS'  The total number of shares of stock that HCC has the
    EQUITY         authority to issue is 60,000,000, consisting of 10,000,000
    PREFERRED      shares of preferred stock, par value $.001 per share, and
    STOCK          50,000,000 shares of common stock, par value $.001 per
                   share. The preferred stock may be issued from time to time in one or more series. The Board of Directors of HCC is empowered to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares in each such series.

                   On January 6, 1995, the Board of Directors created a series of Noncumulative Convertible 12% Preferred Stock, par value, $.001 per shares, to consist of 1,800,000 shares. On September 18, 1995, the number of authorized shares of the Convertible 12% Preferred Stock was increased to 3,600,000. The series was designated the "Series A 12% Noncumulative Convertible Preferred Stock" (the "12% Preferred Stock").
                   No other series has been created.

                   The 12% Preferred Stock is senior in right to all shares of HCC's common stock. With the written consent of a least a majority of the shareholders of the 12% Preferred Stock, HCC may issue one or more series of preferred stock with right, rank and priority senior to the 12% Preferred Stock.

                   Beginning April 1, 1995, the 12% Preferred Stock is entitled to receive, when and as declared by HCC's Board of Directors, noncumulative cash dividends at the rate of $.06 per share per annum. Accrued dividends on the 12% Preferred Stock shall be paid before any dividends shall be paid upon the Common Stock and before any repurchase, retirement or other acquisition of any shares of Common Stock.

                   In the event of the voluntary or involuntary liquidation, dissolution or winding up of HCC, the holders of the 12% Preferred Stock shall be entitled, before any payment with respect to Common Stock, to receive in cash for their shares from the assets of HCC then available for distribution a proportional amount, as defined, up to $.50 for each share of 12% Preferred Stock plus any unpaid and accrued dividends.

                   On March 31, 1997, each share of 12% Preferred Stock shall automatically be converted into one share of common stock. At any time prior to March 31, 1997, the Holder may convert the 12% Preferred Shares into common stock. In addition to the one-for-one conversion, the Holder shall, upon conversion, receive a purchase warrant for one share of common stock for each two shares of the 12% Preferred Stock converted. Each warrant shall entitle the holder to purchase an additional share of common stock for (i) $.50 up to and including 20 days after the Company notifies the Holder that it has signed a letter of intent with an underwriter to do an IPO of HCC's common stock or (ii) 80% of the IPO price for a period of one year subsequent to the effective date of a registration statement filed for the IPO of HCC's common stock. Between the two dates (20 days after notification and the effective day of the Registration Statement), the 12% Preferred Stock shall not be convertible into common stock. The 12% Preferred Stock will be automatically converted into common stock immediately prior to the completion of any IPO.

                   On January 16, 1995, HCC entered into an agreement with an underwriter to sell the 12% Preferred Stock. As of April 19, 1996, 2,789,000 shares of the 12% Preferred Stock, at a price of $.50 per share, had been sold, for total proceeds of $1,394,500, and the offering was terminated. Through December 31, 1995 and from January 1, 1996 through March 31, 1996, 1,372,000 shares and 430,000 shares, respectively, of 12% Preferred Stock had been sold.

                   COMMON STOCK/WARRANTS

                   On June 23, 1994, HCC's three founding investors purchased 1,800,000 shares of HCC common stock (the "Common Stock") at a price of $.001 per share, for a total of $1,800. The founding investors also received warrants (expiring June 23, 1999) to purchase 900,000 shares of the Company's

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------

                   Common Stock at $.10 per share. Two of the founding investors were employed by the Company in senior management positions.

                   In 1995, one of the two employees (the "Selling Employee") left the Company and the remaining employee (the "Purchasing Employee") agreed to purchase the Selling Employee's common stock (700,000 shares) and warrants (to purchase 350,000 shares) for $75,000. As part of this sale, the Selling Employee also waived his rights to approximately $100,000 of unpaid compensation. The Purchasing Employee then entered into an agreement with HCC to sell HCC the 700,000 shares of common stock purchased from the Selling Employee for $75,000. The Purchasing Employee retained ownership of the warrants to purchase 350,000 shares of the Company's common stock. Because the $75,000 cost of acquiring the 700,000 shares was in excess of the par value of the shares (the amount at which originally issued), the excess cost ($74,300) has been reflected as compensation expense (to the Selling Employee) in the accompanying Statement of Operations in 1995.

                   On May 3, 1995, HCC issued warrants to purchase 100,000 shares of common stock to a radio talk show host (otherwise unaffiliated with HCC) as partial consideration for his doing the show. These warrants are exercisable for a five year period and have an exercise price of $.001 per share.

                   On July 24, 1995, 180,000 shares of common stock were sold to a company assisting with the private placement of the Preferred Stock. The amount paid was $.001 per share, for a total of $180. Also, on July 24, 1995, HCC issued warrants to purchase 90,000 shares of Common Stock in conjunction with the sale of 180,000 shares of the Company's common stock. The warrants allow the holder to purchase the HCC's common stock for $.001 per share for five years.




                   COMMON STOCK/WARRANTS ISSUED FOR SERVICES RENDERED

                   Certain employees, officers, lenders, board members and contractors (the "Suppliers") were issued common stock in partial consideration for services

                                                   HEARTLAND CAPITAL CORPORATION
                                                                  AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                         NOTES TO CONSOLIDATED FINANCIAL SYSTEMS
- --------------------------------------------------------------------------------

                   rendered or for loans made to the Company. In 1995, a total of 85,000 shares were issued. During the three months ended March 31, 1996, a total of 404,000 shares were similarly issued. Related compensation expense, based on a nominal fair value, of $85 and $404 has been recognized in the accompanying Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

                   Along with the 404,000 shares of common stock issued during the three months ended March 31, 1996, warrants to purchase 333,500 shares of common stock were also issued. HCC also issued warrants to purchase 60,000 shares of common stock to two employees who had loaned money to HCC. These warrants were issued on January 29, 1996, are exercisable for a five year period and have an exercise price of $.50 per share.

                   Additionally, on January 29, 1996, HCC issued to an underwriter warrants to purchase 90,000 share of common stock at $.50 per share, contingent on the underwriter raising at least $1,350,000 in the private placement of HCC's preferred stock. As of April 19, 1996, the goal was met and the warrants were issued and are exercisable for a five year period. The underwriter also will receive, in addition to normal sales commissions, an additional 2% of all capital raised in excess of $1,350,000.

                   In 1995, HCC entered into an agreement with the placement agent of its 12% Preferred Stock allowing HCC to convert $100,000 of outstanding fees due to the placement agent into common stock at a price of $.50 per share. On March 31, 1996, HCC issued 200,000 shares of common stock in lieu of paying $100,000 to the placement agent.

                                                 HEARTLAND CAPITAL CORPORATION
                                                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


                   OUTSTANDING WARRANTS

                   A summary of the outstanding warrants described above is as follows:

                                                                                                               Exercise
                   Warrant               Date                  Date                                               Price
                   Holder                Issued                Expires              Shares    Per Share
                   ------------------------------------------------------------------------------------------------------
                   Founders              June 23, 1994         June 22, 1999        900,000        $              .10


                   Show Host             May 3, 1995           May 2, 1990          100,000        $              .001

                   Underwriter           July 24, 1995         July 23, 2000        90,000         $              .001

                   Underwriter           January 29,1996       January 28, 2001     90,000         $              .50

                   Suppliers
                   (with stock)          January 29, 1996      January 28, 2001     333,500        $              .50

                   Suppliers
                   (without
                   stock)                January 29, 1996      January 28, 2001      60,000        $              .50
                                                                                  ---------
                                                                                  1,573,500
                                                                                  ---------
                                                                                  ---------

                   In 1995, HCC entered into agreements with two contract service providers to issue warrants if various performance goals were met. The goals that have been established are specifically measurable and performance-based which, if met in whole or in part, would result in the issuance of warrants to purchase up to 125,000 of common stock at prices of $.001 (50,000 shares) and $.40 (75,000 shares) per share. The warrants, if issued, would have an exercise term of five years.

                                                 HEARTLAND CAPITAL CORPORATION
                                                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------




                   CONTINGENT WARRANTS

                   A summary of warrants described above which are contingently issued upon the occurrence of specified events is as follows:

                   Event Requiring
                   Warrants
                   Issuance         Shares of Common Stock      Exercise Price
                   Per Share
                   -----------------------------------------------------------

                   Conversion of
                   Preferred Stock          1,394,500                $.50

                   Employment
                   Performance                 75,000                $.40
                   Employment
                   Performance                 50,000                $.001
                   -----------------------------------------------------------

                   Total                    1,519,500
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   The non-contingent and contingent warrants described above have not been given accounting recognition in the accompanying financial statements, other than as a commitment to issue stock, due to the impractability of determining fair market value of the underlying service or Common Stock.

6.  NOTES PAYABLE  On June 1, 1994, HCC entered into a promissory note agreement with an officer who is also a director. Under the terms of the note agreement, HCC borrowed $100,000, at a rate of 14.875% per annum. The note is now payable on demand.

                   On February 1, 1995, HCC executed a promissory note agreement with an officer who is also a director. Under the terms of the note agreement, HCC borrowed $14,600, at an interest rate of 13.75% per annum, and repaid the amount borrowed during 1995. As additional consideration for making the note, HCC also agreed to issue 30,000 shares of common stock and provide warrants to purchase an additional 15,000 shares of common stock at $.50 per share.

                                                 HEARTLAND CAPITAL CORPORATION
                                                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

                   On May 8, 1995, HCC executed a promissory note agreement with another director. Under the terms of the note agreement, HCC borrowed $15,000, at a rate of 14.875% per annum, and repaid the amount borrowed during 1995. In consideration for making the note, HCC also agreed to issue the director 30,000 shares of common stock and provide warrants to purchase an additional 15,000 shares of common stock at $.50 per share.

                   On January 20, 1996, HCC executed a promissory note agreement with another officer who is also a director.
                   Under the terms of the Note agreement, HCC converted $60,000 of accrued compensation into a $60,000 note payable, with an interest rate of 14.875% per annum. The note is payable on the earlier of July 20, 1996 or the date that the Company, through its equity capital development on behalf of HCMI, raises in excess of $1,000,000. In consideration for making the note, HCC also agreed to issue the employee 120,000 shares of common stock and provide warrants to purchase an additional 120,000 shares of common stock at $.50 per share.

                   All of these notes are non-collateralized. Interest expense on these notes aggregated $8,342, $15,495, $3,709 and $5,444 during the period June 23, 1994 through December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1995 and 1996, respectively.


7.  INCOME TAXES   Deferred taxes are attributable primarily to the timing of revenues and expenses which are different for income tax reporting than for financial reporting.

                   The sources of these differences and the tax effect of each are as follows:

                                                           December 31,
                                            ----------------------------------
                                                   1994                1995
                   -----------------------------------------------------------

                   Cash/accrual difference  $    45,360         $    68,160
                   Change in valuation allowance 15,120              35,640
                   Other                          3,926                 693
                   -----------------------------------------------------------

                   Tax effect of timing
                   differences              $    64,406         $   104,493
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                                                 HEARTLAND CAPITAL CORPORATION
                                                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

                   HCC has no current or deferred provision or benefit for income taxes for either 1994 or 1995 or for the three months ended March 31, 1995 and 1996, primarily because of net operating losses ("NOLs") generated in those periods. A valuation allowance equal to the net deferred tax asset was established reflecting the uncertainty of realizing these benefits in future years. The net change in the valuation allowance between years is reflected as an adjustment which reduces the annual benefit for income taxes to zero each year.

                   The following table summarizes the tax effect related to HCC's NOLs, temporary differences and the valuation allowance as of December 31, 1994 and 1995. HCC's NOLs expire in 2009 and 2010.

                                                           December 31,
                                                   ---------------------------
                                                        1995            1996
                   -----------------------------------------------------------

                   Net operating loss
                     carryforwards               $    14,347    $    160,616
                   Temporary differences between
                     book and tax accounting          64,406         104,493
                   Valuation allowance               (78,753)       (265,109)
                   -----------------------------------------------------------

                   Net deferred tax asset        $         -    $          -
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   There are $422,674 of net operating loss carryfowards which expire in 2009 and 2010. As a result of ownership changes due to the sale of Preferred Stock (see Note 5), the use of the net operating loss carryfowards is restricted to an annual limitation of $65,119.

8.  LEASES         HCC leases office space and furniture from a company
                   controlled by a Board member under operating leases cancelable on sixty days notice. Net rent expense under operating leases was $8,000 and $17,500 in 1994 and 1995, respectively, and $3,000 and $7,500 for the three months ended March 31, 1995 and 1996 respectively.

                                                 HEARTLAND CAPITAL CORPORATION
                                                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY AND PREDECESSOR COMPANY)

                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------


9. OTHER RELATED One of HCC's shareholders is a partner in a law firm which PARTY TRANSAC- provides legal services to HCC. Amounts recorded for legal
    TIONS services provides by this firm were $3,959 and $919, for 1995 and the three months ended March 31, 1996, respectively.


                   Another of HCC's shareholders who is also a director of HCC is the principal stockholder of a company that provides professional services to HCC. Amounts recorded for professional services provided by this Company were $2,250 and $13,200 for 1995 and the three months ended March 31, 1996, respectively.


10. HCMI INITIAL   HCMI intends to offer 5,000,000 shares of Common Stock
    PUBLIC         in a public offering at $5 per share, or an aggregate
    OFFERING       maximum of $25,000,000, including a selling commission of 8
                   1/2% on all shares sold and a nonaccountable expense allowance of 1.5% of the gross proceeds. Sales of HCMI shares will be made on a best efforts basis. If shares providing a minimum of $2,000,000 of proceeds are not sold during the initial offering period, as defined, investors' funds will be returned.

                   In conjunction with this public offering, HCC has incurred indirect costs, such as salaries, apportioned rent etc., all of which have been expensed in the accompanying financial statements. By the completion of the HCMI public offering, it is expected that such cost will aggregate approximately $600,000. It is the intent of HCMI to reimburse HCC for these costs, or at least of portion thereof, on a sliding scale basis (from $75,000 if $2,000,000 is raised to $600,000 if $125,000 is raised) from the offering proceeds. Such reimbursements will be reflected as a reduction of the related expense or as revenue if the expense was recognized in a prior period if and when the related proceeds are raised.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



To the Members
ATB PRODUCTIONS, L.L.C.
(A Development Stage Company)

We have audited the accompanying balance sheets of ATB PRODUCTIONS, L.L.C. (A Development Stage Company) as of December 31, 1995 and March 31, 1996, and the related statements of operations, changes in members' capital (deficit), and cash flows for the year ended December 31, 1995, the three months ended March 31, 1996 and the period January 1, 1995 (date of formation) through March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATB PRODUCTIONS, L.L.C. (A Development Stage Company) as of December 31, 1995 and March 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995, the three months ended March 31, 1996 and the period January 1, 1995 (date of formation) through March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss in 1995 and has an accumulated deficit from formation through March 31, 1996, In addition, the Company expects to incur additional losses until its operations are able to generate sufficient revenues to cover operating expenses. The Company does not currently have sufficient cash reserves to cover such expenses, necessitating additional capital or financing. At March 31, 1996, the Company had negative working capital, as well as significant noncurrent liabilities. These factors, in addition to other factors discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                      /s/ BDO Seidman, LLP
                                                      --------------------
                                                          BDO Seidman, LLP




Washington, D.C.
May 18, 1996

                                                         ATB Productions, L.L.C.
                                                   (A Development Stage Company)

                                                                  Balance Sheets


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                                       December      MARCH 31,
                                                       31, 1995        1996
- --------------------------------------------------------------------------------

ASSETS

   Cash and cash equivalents                          $    1,560    $        -
   Accounts receivable                                     3,200             -
- --------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                       4,760             -
- --------------------------------------------------------------------------------

Property and equipment, net of
   accumulated deprecation of $40
   and $321 as of December 31, 1995
   and March 31, 1996, respectively                        4,784         9,254
- --------------------------------------------------------------------------------

TOTAL ASSETS                                          $    9,544    $    9,254
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable - trade                           $   31,349    $   20,141
   Accounts payable to related parties                       647         2,753
   Note payable to Member -  Manager
   (related party) (Note 2)                                1,557         1,500
   Deferred revenue                                        1,400         6,900
- --------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                 34,953        31,294

Accrued interest payable to related parties (Note 3)       5,878         9,839
Long-term note payable to HCC (Note 3)                   144,850       219,225
- --------------------------------------------------------------------------------

TOTAL LIABILITIES                                        185,681       260,358


COMMITMENTS (Notes 2, 3 and 4)

MEMBERS' DEFICIT (Notes 2 and 3)
   Members' capital contribution
   (100 member units authorized,
   issued and outstanding)                                42,500        42,500
   Deficit accumulated during
   the development stage                               (218,637)     (293,604)
- --------------------------------------------------------------------------------

TOTAL MEMBERS' deficit                                 (176,137)     (251,104)
- --------------------------------------------------------------------------------

TOTAL LIABILITIES AND MEMBERS' deficit                $    9,544    $    9,254
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICES AND NOTES TO FINANCIAL
STATEMENTS.



                                                                             ATB Productions, L.L.C.
                                                                        (A Development Stage Company)

                                                                             Statements of Operations

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                                                For the three
                                                                 months ended           FOR THE PERIOD
                                               For the     ------------------------    JANUARY 1, 1995
                                              year ended           March 31,         (DATE OF FORMATION)
                                               December      1995                          THROUGH
                                               31, 1995    (unaudited)      1996       MARCH 31, 1996
- ---------------------------------------------------------------------------------------------------------
ADVERTISING AND OPERATIONAL REVENUES,
   including revenues from a related
   party of $50,000 in 1995 (Note 3)          $   62,940    $      -     $   35,190           $   98,130
- ---------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Broadcast costs                               152,056      16,242         37,061              189,117
   Salaries to Members
     (related parties)                            71,572       1,750         27,300               98,872
   General and administrative
     expenses (Notes 3 and 4)                     54,778       2,378         26,554               81,332
   Bad debt expense                                    -           -         15,000               15,000
   Depreciation                                       40           -            281                  321
- ---------------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                         278,446      20,370         106,196             384,642
- ---------------------------------------------------------------------------------------------------------

OPERATING LOSS                                  (215,506)    (20,370)        (71,006)           (286,512)
- ---------------------------------------------------------------------------------------------------------

INTEREST EXPENSE, net of $400 interest
   income in 1995, to related parties (Note 3)     3,131           -          3,961                7,092
- ---------------------------------------------------------------------------------------------------------

NET LOSS                                        (218,637)    (20,370)        (74,967)           (293,604)

MEMBERS' DEFICIT, beginning of period                  -           -        (218,637)                  -
- ---------------------------------------------------------------------------------------------------------

MEMBERS' DEFICIT, end of period                $(218,637)   $(20,370)      $(293,604)          $(293,604)
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE MEMBERSHIP
    UNITS OUTSTANDING                                100         100             100                 100
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

NET LOSS PER MEMBERSHIP UNIT                  $  (2,186)   $   (204)       $    (750)          $  (2,936)
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.


                                                         ATB PRODUCTIONS, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                             STATEMENTS OF CHANGES IN MEMBERS' CAPITAL (DEFICIT) FOR THE PERIOD JANUARY 1, 1995 (DATE OF FORMATION) THROUGH MARCH 31, 1996
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

INITIAL CASH CONTRIBUTIONS (Note 2)                                 $    42,500


  Net loss for year ended December 31, 1995                            (218,637)
- --------------------------------------------------------------------------------

BALANCE, December 31, 1995                                             (176,137)

  Net loss for the three months ended March 31, 1996                    (74,967)
- --------------------------------------------------------------------------------

BALANCE, March 31, 1996                                             $  (251,104)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
STATEMENTS.



                                                                                   ATB PRODUCTIONS, L.L.C.
                                                                             (A DEVELOPMENT STAGE COMPANY)

                                                                                  STATEMENTS OF CASH FLOWS


- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

                                                                   For the three           For the period
                                                     For the        months ended          January 1, 1995
                                                  year ended         March 31,        (date of formation)
                                                    Decmeber      1995                       through
                                                    31, 1995   (unaudited)       1996       March 31, 1996
- -----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                         $(218,637)    $(20,370)    $(74,967)         $(293,604)
   Adjustments to reconcile net loss to
   net cash provided by operations
   Depreciation                                            40            -          281                321
   (Increase) decrease in accounts receivable          (3,200)     (14,600)       3,200                  -
   Increase (decrease) in accounts payable             31,996            -       (9,102)            22,894
   Increase in accrued interest payable                 5,878            -        3,961              9,839
   Increase in deferred revenue                         1,400            -        5,500              6,900
- -----------------------------------------------------------------------------------------------------------

   NET CASH USED IN OPERATING ACTIVITIES             (182,523)     (34,970)     (71,127)          (253,650)
- -----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                  (4,824)           -       (4,751)            (9,575)
- -----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of members units                           42,500       42,500            -             42,500
   Proceeds from notes payable to
   related parties                                    171,407       25,457       74,375            245,782
   Principal repayments to
   related parties                                    (25,000)     (25,400)         (57)           (25,057)
- -----------------------------------------------------------------------------------------------------------

   NET CASH PROVIDED BY
    FINANCING ACTIVITIES                              188,907       42,557       74,318            263,225
- -----------------------------------------------------------------------------------------------------------

           SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.




                                                                                   ATB PRODUCTIONS, L.L.C.
                                                                             (A DEVELOPMENT STAGE COMPANY)

                                                                                  STATEMENTS OF CASH FLOWS

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                                  For the three
                                                                   months ended             FOR THE PERIOD
                                                     For the     -----------------------    JANUARY 1, 1995
                                                   year ended         March 31,           (DATE OF FORMATION)
                                                    Decmeber         1995                       THROUGH
                                                    31, 1995     (unaudited)      1996       MARCH 31, 1996
- -----------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN
   CASH AND CASH EQUIVALENTS                          1,560         7,587        (1,560)             -

CASH AND CASH EQUIVALENTS,
   beginning of period                                    -             -         1,560              -
- -----------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS
   end of period                                     $1,560        $7,587       $     -           $  -
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION
   Cash interest paid                                $ 100         $    -       $     -           $  -


            SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.



                                                         ATB PRODUCTIONS, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


THE COMPANY AND     ATB Productions, L.L.C. ("ATB") was formed on April 19, 1995
NATURE OF           as a Virginia Limited Liability Company, as successor to a
BUSINESS            sole proprietorship of the same name that was formed January
                    1, 1995. The accompanying financial statements include the financial position, the results of operations and the cash flows of both ATB and its predecessor sole proprietorship.
                    Under its operating agreement, ATB restricts its activities principally to the businesses of producing radio shows.
                    During 1995, ATB's primary activity was to produce and broadcast the radio show "America the Beautiful", which is hosted by ATB's Member Manager. To this point, ATB has not generated significant revenue from its operations, and a majority of its activities have been devoted to developing programs and starting up production. Accordingly, ATB's activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7.

                    ATB is related to two separate companies, Heartland Capital Corporation ("HCC") and Heartland Communications & Management, Inc. ("HCMI") through common, although not identical, ownership and through marketing and borrowings agreements (See Notes 2 and 3).



RISK AND            While ATB has had limited operations, it is still in the
UNCERTAINTIES       development stage.  Consequently, ATB's activities will be subject to the risks inherent in a new business enterprise including, among others, limited capital, uncertain market acceptance and the inability to obtain additional financing.
                    Additionally, ATB faces substantial competition from a number of well-established, well financed companies. ATB's principal source of revenues, advertising, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. In addition, ATB is highly dependent upon affiliates, which are likewise in the development stage, for services and financing. ATB believes it has properly identified the risks in the environment in which it operates and has implemented strategies to effectively reduce the financial impact of these risks.

                                                         ATB PRODUCTIONS, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



USE OF ESTIMATES    The preparation of financial statements in accordance with generally accepted accounting principles requires ATB to
                    make certain estimates and assumptions particularly as it
                    relates to the valuation of accounts receivable and
                    disclosures of contingent assets and liabilities.   Actual
                    results could differ from these estimates.


REVENUES AND        ATB recognizes advertising and operational revenues as
EXPENSES            commercials or programs are broadcast and related
                    services are rendered. Prepayments received on service contracts are deferred and recognized as revenue when the related advertising/program is broadcast.

                    Amounts payable to HCC under ATB's marketing agreement are recognized as expense at the time the related revenues are recorded as earned.


ACCOUNTS            ATB provides a reserve for doubtful accounts based on a
RECEIVABLE          specific review of the expected collectibility of individual outstanding accounts.


INCOME TAXES        As a Limited Liability Corporation, ATB is treated as a
                    partnership for federal and state income tax purposes.
                    Consequently, ATB's earnings and losses are recognized in the individual income tax returns of ATB's Members
                    (investors) in accordance with the operating agreement.
                    Therefore, no provision for income taxes has been reflected in the accompanying financial statements.

NET LOSS PER        Net loss per membership unit has been computed based on the
UNIT                weighted average of 100 investment units outstanding during the year ended December 31, 1995, the three months ended
                    March 31, 1995 and 1996 and the period January 1, 1995 (date of formation) through March 31, 1996.


CASH EQUIVALENTS    ATB considers all highly liquid investments purchased with initial maturities of 90 days or less to be cash equivalents.

                                                         ATB PRODUCTIONS, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  SUMMARY OF ACCOUNTING POLICIES


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



PROPERTY AND        Additions to property and equipment are recorded at cost
EQUIPMENT           and include all major renewals and betterments.
                    Maintenance, repairs and minor replace-ments are expensed as incurred.

                    Depreciation expense is provided on the straight line basis over the five year estimated life of the related assets.



INTERIM             The accompanying interim financial statements for the
FINANCIAL           three months ended March 31, 1995 are unaudited but, in
STATEMENTS          the opinion of management, reflect all adjustments
                    (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results of the three months ended
                    March 31, 1996 are not necessarily indicative of the results to be obtained for the full fiscal year.


FAIR VALUE OF       In accordance with the requirements of SFAS No. 107,
FINANCIAL           "Disclosure About Fair Value of Financial Instruments,"
INSTRUMENTS         the Company must disclose the fair value of its
                    financial instruments as of December 31, 1995 and March
                    31, 1996. In the opinion of management, the fair values of the Company's financial instruments are not materially different from the carrying amounts shown in the accompanying financial statements.


RECENT              In March 1995, SFAS No. 121, "Accounting for the
ACCOUNTING          Impairment of Long-Lived Assets and for Long-Lived
PRONOUNCEMENTS      Assets to be Disposed of," was issued.  The Company
                    adopted SFAS No. 121 as of January 1, 1996 and its implementation did not have a material effect on the Company's financial statements.

                                                         ATB Productions, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   Notes to Financial Statements


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------






1.   GOING        As shown in the accompanying financial statements, ATB
     CONCERN      incurred a net loss of $218,637 in 1995 and has incurred
                  losses since formation, resulting in an accumulated deficit of $293,604 as of March 31, 1996. At March 31, 1996, ATB
                  had negative working capital, as indicated by current liabilities exceeding current assets by $31,294 as well as $229,064 of noncurrent liabilities. Furthermore, ATB expects to incur additional losses until it is able to generate sufficient income to cover operating expenses.
                  ATB does not currently have sufficient cash reserves to cover such anticipated losses. Borrowings under ATB's line of credit with HCC (see Note 3) amount to $219,225 at March
                  31, 1996 leaving only $140,775 available for future use.
                  And HCC, in turn, has similar problems with significant operating deficits and working capital deficiencies, raising substantial doubt as to its own ability to continue as a going concern as well as its ability to fund the balance of the line of credit and provide marketing services to ATB. These factors raise substantial doubt about ATB's ability to continue as a going concern.

                  According to ATB's long-term business plan, ATB has been evaluating financing and capitalization alternatives with HCC and HCMI. These alternatives include the sale of preferred stock by HCC and other alternatives, such as the formation of HCMI and the transfer thereto of many of HCC's development options, including the ATB contract, with HCMI, in turn, undergoing an initial public offering of its common stock. Additionally, ATB continues to expand the radio shows it produces and broadcasts in an attempt to increase its own revenues. Further, to preserve operating funds, ATB has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options.

                  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should ATB be unable to continue as a going concern.

                                                         ATB Productions, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   Notes to Financial Statements


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------






2.   OPERATING    ATB's  operations  are  governed by the Operating
     AGREEMENT    Agreement (the "Agreement") which sets forth the rights and responsibilities of the investors and others, defined as "Members", entering into the Agreement. As part of the Agreement, members contributed $42,500 in cash to the capital of ATB. Members have sharing ratios in proportion to units owned which do not necessarily relate to the capital contributed. Key provisions of the Agreement are as follows:

                  - One member was named the "Member-Manager", with rights, up to certain limits, to contractually bind ATB, without consent of ATB's remaining Members.

                  - The Member Manager is entitled to compensation in the amount of $5,000 per month for management of ATB.

                  - Net profits and losses are to be apportioned among the Members in proportion to their sharing ratios. Member are responsible for any income taxes relating to apportioned profits and losses.

                  - No distributions to Members may be made unless, after the distribution, ATB's assets will be in excess of liabilities.

                  - A Member dissociating from ATB will be paid the product of (i) the Member's sharing ratio and (ii) the greater of ATB's (a) net book value or (b) appraised fair market value.

                  - ATB's term of operations will end on December 31, 2050, unless the term is either extended or ended sooner via amendment to the Agreement.

                                                         ATB Productions, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   Notes to Financial Statements


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------






3.   HCC            Effective January 1, 1995, ATB entered into a marketing
     MARKETING      agreement with HCC ("HCC Agreement") whereby HCC will
     AND LINE OF    provide marketing services on behalf of ATB.  On May 18,
     CREDIT         1996, HCC assigned the HCC agreement to HCMI.  Services
     AGREEMENTS     under the HCC agreement include presenting programs to
                    prospective sponsors on a worldwide basis, negotiating
                    sponsorship agreements, etc.  In return for providing the
                    marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-
                    advertising gross receipts.  The HCC Agreement
                    automatically terminates on January 1, 1999, unless
                    extended by mutual agreement, and is terminable at earlier
                    dates under certain specified conditions.   In the event of
                    termination for whatever reason, the amount due under the HCC agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination, (if certain other conditions are met), for a period ending the later of the automatic termination of the HCC Agreement or two years after the date of other termination. Amounts recorded under the HCC agreement aggregated $647 and $2,106 during 1995 and the three months ended March 31, 1996, respectively.

                    Additionally, ATB received $50,000 in advertising revenue from HCC in 1995, which was not subject to the HCC agreement.


                    On January 15, 1995, ATB executed a noncollateralized line of credit agreement with HCC (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of interest on any borrowings being deferred until January 15, 1997, whereupon monthly interest payments will be required. Any principal and interest outstanding on the line of credit must be repaid on December 31, 1999. During the year ended December 31, 1995, the average amount borrowed under the Credit Agreement was $42,000 and the maximum amount of month-end borrowing during the period was $144,850. During the three months ended March 31, 1996, an additional $74,375 was borrowed under this Credit Agreement. Interest expense under the Credit Agreement aggregated $3,364 and $3,930 during 1995 and the three months ended March 31, 1996, respectively.

                                                         ATB Productions, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   Notes to Financial Statements


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------






                    On March 30, 1995, ATB executed a promissory note agreement with a Member who is also an officer of HCC and HCMI.
                    Under the terms of the note agreement, ATB borrowed $20,000 from the Member on March 30, 1995, repaying it 15 days later, at an interest rate of 8% per annum. As additional consideration, the Member received eight investment units in ATB.
                    On May 29, 1995, ATB borrowed $5,000 from another Member, who is also a director of HCC, repaying the balance on June 12, 1995 plus $100 in interest and fees.

                    On December 15, 1995, ATB executed a note agreement with its Member-Manager (who is also an officer of HCC and HCMI) whereby ATB borrowed $1,557 at an interest rate of 8% per annum, payable on a monthly basis. The principal balance is due on June 15, 1996.

                    Interest  expense  on   these  notes payable to  members
                    aggregated $167 and $30 for 1995 and the three months ended March 31, 1996, respectively.

                    Long-term notes payable as of December 31, 1995 and March 31, 1996 consist of the following:

                                                         December      March
                                                         31, 1995     31, 1996
                    -----------------------------------------------------------

                    Borrowing under Credit Agreement     $144,850      $219,225
                    Note payable to Managing Member         1,557         1,500
                    -----------------------------------------------------------

                                                          146,407       220,725
                    -----------------------------------------------------------

                    Less current portion                    1,557         1,500
                    -----------------------------------------------------------
                                                         $144,850      $219,225
                    -----------------------------------------------------------
                    -----------------------------------------------------------

                                                         ATB Productions, L.L.C.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   Notes to Financial Statements


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------







4.   LEASE         ATB leases office space and furniture from a Member (who is
     COMMITMENTS   also a director of HCC) under an operating lease cancelable on sixty days notice. Net rent expense under this lease was $12,425 for 1995 and $6,500 for the three months ended March
                   31, 1996.


5.   TAX           For income tax purposes, ATB reports on the cash basis
     LOSSES        whereby (1) certain revenue and the related assets are
                   recorded when received rather than when earned and (2) certain costs are deducted when paid rather than when incurred. A reconciliation of the financial statement net loss to the income tax loss follows:

                                                              For the three
                                                               months ended
                                                                 March 31,
                                                             ----------------
                                                              1995
                                                    1995   (unaudited)   1996
                   -------------------------------------------------------------
                   -------------------------------------------------------------

                   Financial statement
                     net loss                    $(218,637) $(20,370)  $(74,967)

                   Adjustments
                     Accrual to cash
                       conversion                   30,196   (14,600)    14,002
                     Other temporary differences     7,572         -     15,000
                   -------------------------------------------------------------

                   Income tax loss               $(180,869) $(34,970)  $(45,965)
                   -------------------------------------------------------------
                   -------------------------------------------------------------

                                                                  APPENDIX II

                       ALVERY A. BARTLETT, JR. BIOGRAPHY

       (See "The Company -- Specific Opportunities Under Consideration")

     Alvery A. Bartlett, Jr., born 1943, graduated from Georgetown University with a B.A. in Economics in 1965. Following service in the Army, Mr. Bartlett began his career in the field of finance in 1968 when he joined Merrill Lynch in Pittsburgh as a securities broker. In 1970, he was transferred to Merrill Lynch in Cleveland where, in 1974, he became an Institutional Futures Unit Manager. He joined Clayton Brokerage Co. in St. Louis in 1976 as the Branch Manager of the Headquarters Sales Office. For five consecutive years he was elected by its branch managers to that company's Management Advisory Council where he also functioned as such Council's chairman. As a result of his activities within the industry, in 1981 he was one of the final contenders for the presidency of the New York Futures Exchange (the "NYFE"), then a subsidiary of the New York Stock Exchange.

     Mr. Bartlett formed Stock Index Futures Co., Inc. ("SIFC") with 18 employees in 1982. Mr. Bartlett has advised the Company that he believes SIFC was the first retail brokerage firm in the country to specialize in the buying and selling of stock index futures. SIFC functioned as a futures commission merchant and an introducing broker, clearing its business through Oppenheimer & Co. It sold all types of futures and options contracts including, but not limited to, stock index futures. Even with its futures slant, the firm's more traditional stock, bond, mutual fund, and CD brokerage business continued to grow, and in fact, became the dominant focus. In recognition of that trend and due to a re-assessment of its long term goals, the firm decided to restructure. In 1986, the founding company moved to its current location and was divided into affiliates based on product orientation. SIFC continued to function as a futures commission merchant; Rate Search, Inc. was set up as an unregistered CD broker; Alvery Bartlett Brokerage Company ("ABBC") was formed to act as an NASD firm offering a full range of security services. It cleared on a fully disclosed basis through Broadcort Capital Corp., a subsidiary of Merrill Lynch, Pierce, Fenner and Smith. In February 1990, Mark Twain Brokerage Services, Inc., a subsidiary of Mark Twain Bancshares, Inc., purchased the production of SIFC and ABBC. Rate Search, Inc. continues the founding company's jumbo CD efforts; Mr. Bartlett remains a shareholder but is not involved in the functioning of the business.

     Alvery Bartlett served on the NYFE's Board of Directors between 1985 and 1990, during which time he chaired its Quality of Markets committee for three years and also served respectively on the Finance, Audit, Margin and Compliance/Surveillance committees. Mr. Bartlett has been a contributor to BARRON'S and FUTURES magazines and has been quoted in the WALL STREET JOURNAL, BARRON'S, FUTURES, FUTURES WORLD and other national and local publications. He has also appeared as a featured speaker at institutional investment seminars and NYFE product inauguration ceremonies in Chicago, New York and London.

                                                                     EXHIBIT A

                     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
1320 Old Chain Bridge Road -- Suite 220
McLean, Virginia 22101

     By executing this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement") of Heartland Communications & Management, Inc. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($5,000 initial minimum unless the Company accepts less while additional purchases by existing Shareholders may be in the amount of $1,000 or more). Subscriptions, whether checks or wire transfers, should be made payable to Heartland Communications & Management, Inc. -- George Mason Bank Escrow Account. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

     Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Certain states may impose greater net worth or net income requirements, as set forth in the attached Annex to this Subscription Agreement. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY. YOU SHOULD BE AWARE THAT THE DISCLOSURES MADE MAY BE USED AS A DEFENSE IF PROCEEDINGS ARE BROUGHT BY SHAREHOLDERS RELATING TO THE COMPANY.

REPRESENTATIONS AND WARRANTIES

     Purchaser makes the following representations and warranties in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto and is aware of and can afford the risks of an investment in the Company as described in such Prospectus.

(2) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein and that no representations or agreements other than those set forth in the Prospectus and the exhibits thereto have been made to the undersigned in respect thereto.

(3) The undersigned is reminded that:

    (a) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

    (b) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under Regulation D, promulgated under the Securities Act of 1933, as amended) or take the opportunity to do so, is aware of and can afford the risks of an investment in the Company, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the offering described in the Prospectus.

    (c) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

    (d) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

    (e) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

(4) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

     The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company.

     By executing this Subscription Agreement below, the undersigned (i) acknowledges the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities. In addition, the undersigned by executing this Subscription Agreement waives on behalf of her/himself and her/his estate the furnishing of any inventory, accounting or appraisal of the assets of the Company; providing that such waiver does not extend to any rights granted a Shareholder under pertinent federal or state law.

     The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (NOTE: IF THIS PART (2) IS NOT TRUE IN YOUR CASE, PLEASE STRIKE OUT THIS PART BEFORE SIGNING.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (NOTE: IF THIS PART (3) IS NOT TRUE IN YOUR CASE, PLEASE STRIKE OUT THIS PART BEFORE SIGNING.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person.
The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

The undersigned is the following kind of entity (please check):

________Individual                      _________IRA
________Joint Account - JTWROS          _________Pension Plan
________Joint Account - TENCOM          _________Trust
________UGMA (Gift to Minor)            _________Non-Profit Organization
________Partnership                     _________Employee of NASD member firm
________Corporation                     _________Other (Specify)

                                     Dated this ____ day of __________ of 199__

Mr./Ms.
       -----------------------------         ----------------------------------
       Purchaser's Name                       Social Security or Tax ID#

Mr./Ms.
       -----------------------------         ----------------------------------
       Name of Second Purchaser               Date of Birth of First Purchaser

                                             (      )
- ------------------------------------         ----------------------------------
Street Address of First Purchaser            Business Phone (Day)

                                             (      )
- ------------------------------------         ----------------------------------
City State and Zip Code                      Home Phone


- ------------------------------------         ----------------------------------
Signature of First Purchaser (Individual,       Signature of Second Purchaser
 Custodian or Officer or Partner of Entity)

NOTE: IF A JOINT SUBSCRIPTION, PLEASE INDICATE WHETHER JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (JTWROS) OR TENANTS IN COMMON (TENCOM). EACH JOINT TENANT OR TENANT IN COMMON MUST SIGN IN THE SPACE PROVIDED. IF PURCHASER IS A TRUST, PARTNERSHIP, CORPORATION OR OTHER BUSINESS ASSOCIATION, THE SIGNING TRUSTEE, PARTNER OR OFFICER REPRESENTS AND WARRANTS THAT HE/SHE/IT HAS FULL POWER AND AUTHORITY TO EXECUTE THIS SUBSCRIPTION AGREEMENT ON ITS BEHALF. IF PURCHASER IS A TRUST OR PARTNERSHIP, PLEASE ATTACH A COPY OF THE TRUST INSTRUMENT OR PARTNERSHIP AGREEMENT. IF PURCHASER IS A CORPORATION, PLEASE ATTACH CERTIFIED CORPORATE RESOLUTION AUTHORIZING SIGNATURE.

TO BE COMPLETED BY REGISTERED REPRESENTATIVE

The undersigned certifies that s/he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Shares as set forth in the Prospectus. In addition, the undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable her/him to realize to a significant extent the benefits described in the Prospectus;
(ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the Purchaser.

                                   Accepted by:

                                   ____________________________________________
                                   _________________, Authorized Officer

                                   __________(Name of Registered Broker-Dealer)

                                  ANNEX TO

                           SUBSCRIPTION AGREEMENT

                                    AND

                              POWER OF ATTORNEY

                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                    SUPPLEMENTAL SUBSCRIPTION REQUIREMENTS

     The purchase of Shares in Heartland Communications & Management, Inc. may be made only by persons who have (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) net worth (similarly calculated) of at least $50,000 and an annual gross income of at least $25,000. Subscribers in the following states, in which Shares may be qualified for sale, are subject to greater net worth (similarly calculated), annual income and other financial requirements as shown below:

     I understand that the investment requirements, as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or annual taxable income ("TI") set forth below opposite the state in which I purchase, apply to my subscription:

_______________    $_________   NW*   or $___________   NW  and  $___________
      AI*

_______________    $_________   NW    or $___________   NW  and  $___________
      TI

* In addition, my investment in Shares of the Company will represent no more than 10% of my net worth.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AS AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                        -------------------------


                            TABLE OF CONTENTS

DESCRIPTIVE TITLE                                             PAGE
- -----------------                                             ----
Investment Requirements...................................
Prospectus Summary........................................
Summary Financial Data....................................
Pro Forma Financial Information...........................
Introductory Statement: Who Should Invest.................
Risk Factors..............................................
Conflicts Of Interest.....................................
Fiduciary Responsibility
 Of The Company's Management..............................
The Company...............................................
Application Of Proceeds...................................
Absence Of Public Market And Dividend Policy..............
Capitalization............................................
Dilution..................................................
Description Of Capital Stock..............................
Plan Of Distribution......................................
ERISA Considerations......................................
Legal Matters.............................................
Experts...................................................
Available Information.....................................
Appendix I (Financial Statements).........................
Appendix II (Alvery Bartlett Biography)...................
Exhibit A-Subscription Agreement and
 Power of Attorney........................................


                           $25,000,000 OF SHARES OF
                               COMMON STOCK

                                HEARTLAND
                              COMMUNICATIONS
                            & MANAGEMENT, INC.





                           ---------------------------

                                  PROSPECTUS

                           ---------------------------





                               September ___, 1996

                                    PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses paid by the Registrant and affiliates as described in the Prospectus.

                                                      APPROXIMATE AMOUNT
                                                --------------------------------
                                                MINIMUM (1)           MAXIMUM(2)
                                                -----------           ----------

Securities and Exchange Commission
 registration fee.............................  $  8,610              $  8,610
National Association of Securities
 Dealers, Inc. filing fee.....................     3,000                 3,000
Printing expenses.............................    25,000                25,000
HCC indirect expense reimbursement(3).........    75,000               600,000
Accounting fees and expense...................    50,000                50,000
Blue Sky filing fees..........................    16,250                16,250
Legal (including Blue Sky) fees and expenses..    40,000               100,000
Escrow expenses...............................       750                   750
Miscellaneous expenses........................     1,390                 1,390
                                                --------              --------
         TOTAL................................  $220,000              $805,000
                                                --------              --------
                                                --------              --------

(1) Costs if the minimum amount of $2,000,000 is raised.
(2) Costs if the maximum amount of $25,000,000 is raised.
(3) HCC has incurred costs, principally interest, such as salaries and apportioned rent, relating to the Company's public offering. By the completion of the public offering, it is expected that such costs will aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis as reflected in the above table.

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to "Fiduciary Responsibility of the Company's Management" and "Description of Capital Stock" contained in the Prospectus relating to the indemnification of the Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approved such indemnification after being apprised of relevant regulatory positions on indemnification.

     Section 8 of the Managing Placement Agent Agreement (Exhibit 1.1 to the Registration Statement) provides for the indemnification of the Registrant and its affiliates by the Selling Agent(s), under certain circumstances.
Section 7 of the Selected Dealer Agent(s) Agreement (Exhibit 1.2 to the Registration Statement) provides for indemnification of the Selling Agents and Registrant by the Additional Selling Agents under certain circumstances.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

     In conjunction with the Company's formation as a subsidiary of Heartland Capital Corporation ("HCC"), HCC subscribed to 4,758,000 shares of the Company's common stock on March 27, 1996. On May 17, 1996, HCC contributed the par value ($.001) of those shares (4,758,000) to the Company in cash ($4,758) in full payment of its subscription receivable and the 4,758,000 shares were issued to HCC. In conjunction with the Company's spinoff to the shareholders of HCC, on May 18, 1996, the Company retired those

                                 S-1-1
shares and issued as a dividend 4,758,000 shares of common stock as follows:
1,969,000 shares to the existing 17 common shareholders of HCC and 2,789,000 shares to the 83 preferred shareholders of HCC (all as described in greater detail in the Prospectus, "Certain Related Party Transaction"). All such Shareholders were accredited investors (as defined in Regulation D promulgated pursuant to the Securities Act of 1933). The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

     On May 17, 1996, the Company also issued 1,394,500 of its warrants to the HCC preferred shareholders who held contingent HCC warrants on the basis of one warrant for each two HCC preferred shares. Each warrant entitled the holder to purchase an additional share of the Company's common stock. During May 1996, the Company notified the holders of its intent to make an initial public offering (IPO) and that the Shareholders had until July 23, 1996 to exercise their warrants at $.50 per share -- versus $4 per share thereafter (80% of the $5 per share IPO price). Through July 24, 1996, 1,160,400 warrants were exercised for an aggregate purchase price of $580,200, leaving 234,000 warrants outstanding and excisable under the terms outlined above. All such Shareholders were accredited investors (as defined). The Registrant claims an exemption from registration based on Section 3(a)(9) of the Securities Act of 1933, as amended, as an exchange of securities by an issuer with its existing shareholders.

ITEM 16.   FINANCIAL STATEMENTS AND EXHIBITS

(A)(1) FINANCIAL STATEMENTS -- INCLUDED IN PROSPECTUS:

         (i)     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                 Independent Certified Public Accountants' Report.

                 Balance Sheet as of April 30, 1996.

                 Statement of Changes in Shareholder's Equity for the Period March 27, 1996 (Date of Formation) through April 30, 1996.

                 Notes to Financial Statements.

         (ii)    HEARTLAND CAPITAL CORPORATION AND SUBSIDIARY

                 Independent Certified Public Accountants' Report.

                 Consolidated Balance Sheets as of December 31, 1994 and 1995 and March 31, 1996.

                 Consolidated Statements of Operations for the Period June 23, 1994 (Date of Formation) through December 31, 1994, the Year Ended December 31, 1995, the Three Months Ended March 31, 1995 (unaudited) and 1996 and the Period June 23, 1994 (Date of Formation) through March 31, 1996.

                 Consolidated Statements of Changes in Shareholders' Equity for the Period June 23, 1994 (Date of Formation) through
                 December 31, 1994, the Year Ended December 31, 1995, the Three Months Ended March 31, 1996 and the Period June 23, 1994 (Date of Formation) through March 31, 1996.

                 Consolidated Statement of Cash Flows for the Period June 23, 1994 (Inception) through December 31, 1994 and for the Year Ended December 31, 1995, the Three Months Ended March 31, 1995 (unaudited) and 1996, and the Period June 23, 1995 (Date of Formation) through March 31, 1996.

                 Notes to Consolidated Financial Statements.

         (iii)   ATB PRODUCTIONS, L.L.C.

                 Independent Certified Public Accountants' Report.

                                       S-1-2

                 Balance Sheets as of December 31, 1995 and March 31, 1996.

                 Statements of Operations for the Year Ended December 31, 1995, the Three Months ended March 31, 1995 (unaudited) and 1996, and the Period January 1, 1995 (Date of Formation) through March 31, 1996.

                 Statements of Changes in Members' Capital (Deficit) for the Year Ended December 31, 1995 and the Three Months Ended March 31, 1996.

                 Statement of Cash Flows for the Year Ended December 31, 1995, the Three Months Ended March 31, 1995 (unaudited) and 1996, and the Period January 1, 1995 (Date of Formation) through March 31, 1996.

                 Notes to Financial Statements.

(a)(2) INCLUDED SEPARATELY FROM PROSPECTUS: Consent of Independent Public Accountants.

         Schedules are omitted for the reason that all required information is contained in the financial statements included in the Prospectus.

(b) Exhibits:

         1.1 Form of Managing Placement Agent Agreement between the Registrant and Selected Agent(s) to be named.

         1.2 Form of Selected Dealer Agreement between Selected Agent(s) to be named and certain Additional Selling Agents.

         3.1   Certificate of Incorporation.

         3.2   Amendments to Certificate of Incorporation.

         3.3   Bylaws of Registrant

         3.4   Form of stock certificate

         3.5 Subscription Agreement and Power of Attorney (attached to the Prospectus as Exhibit A).

         5.1   Opinion of Counsel as to the legality of the Shares.

        10.1 Form of Escrow Agreement between the Selling Agent and George Mason Bank, McLean, Virginia (the Escrow Agent).

        10.2   Employment Agreement between Registrant and Gerald Garcia.

        10.3   Employment Agreement between Registrant and Michael L. Foudy.

        10.4   Employment Agreement between Registrant and Bradford W. Baker.

        10.5   Employment Agreement between Registrant and Bradley B. Niemcek.

        10.6 Assignment Agreement between Registrant and Heartland Capital Corporation.

        10.61 Teen Magazine Venture Agreement between Heartland Capital Corporation and Xpress Ventures, Inc.

                                    S-1-3

        10.611 License Agreement between Xpress Ventures, Inc. and Gerald Garcia and Bradford W. Baker.

        10.62 National Sports Magazine Venture Agreement between Heartland Capital Corporation and Xpress Ventures, Inc.

        10.63 Representation Agreement between Heartland Capital Corporation and ATB Productions, L.L.C.

        10.64  Agreement between Registrant and Alvery Bartlett Fund Management
               Co.

        10.65  Supplemental Solicitation Materials.

        24.1   Consent of Counsel.

        24.2   Consent of Independent Certified Public Accountants.

A.   CERTIFICATES: Inapplicable

B.   RULE 415 OFFERING

     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (I) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.   REQUEST FOR ACCELERATION OF EFFECTIVE DATE

     The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.   INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1993 Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the

                                    S-1-4
question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.   RULE 430A

     The undersigned Registrant will:

       (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

       (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 24th day of July, 1996.

                        HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.


                        By: /s/ Gerald Garcia
                           ------------------------------
                           Gerald Garcia, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his/her respective capacity as officer and/or director of the Registrant on the date indicated.

     Signatures             Title                     Date
     ----------             -----                     ----

     /s/ Gerald Garcia      President, Chief          July 24, 1996
     --------------------   Executive Officer
     Gerald Garcia          and Director

     /s/Bradford W. Baker   Treasurer                 July 24, 1996
     --------------------
     Bradford W. Baker

     /s/Linda G. Moore      Assistant Treasurer and   July 24, 1996
     --------------------   Chief Financial Officer
     Linda G. Moore

     /s/Michael L. Foudy    Director                  July 24, 1996
     --------------------
     Michael L. Foudy


     /s/ Ron Alexenburg     Director                  July 24, 1996
     --------------------
     Ron Alexenburg

                                  S-1-5

     /s/ Tim Giago          Director                  July 24, 1996
     --------------------
     Tim Giago

     /s/ Kirby Ralston      Director                  July 24, 1996
     --------------------
     Kirby Ralston

     /s/ B. Eric Sivertsen  Director                  July 24, 1996
     ---------------------
     B. Eric Sivertsen






                                    S-1-6